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Filed pursuant to Rule 424(b)(5)
Registration No. 333-100512

PROSPECTUS SUPPLEMENT (To Prospectus dated May 22, 2003)

Household Automotive Trust 2003-1
$1,049,000,000 Auto Receivable Asset-Backed Notes, Series 2003-1

Household Auto Receivables Corporation, seller
Household Finance Corporation, servicer

The trust will issue—

    • Four classes of notes which are to be offered by this prospectus supplement; and

    • Certain interests in the trust which are not offered by this prospectus supplement but serve as credit support to the notes offered by this prospectus supplement.

The notes—

    • Are backed by a pledge of assets of the trust, primarily a pool of "non-prime" auto loans. "Non-prime" auto loans are retail installment sales contracts and loan and security agreements with consumers who have limited or no credit history, modest income or who have experienced prior credit difficulties for the purchase of new or used automobiles, light duty trucks or vans;

    • Receive distributions on the 17th day of each month beginning on June 17, 2003;

    • Represent debt obligations of Household Automotive Trust 2003-1; and

    • Currently have no secondary trading market.

Credit enhancement for the notes will consist of—

    • Full and timely payment of interest due on the notes on each payment date, payment of principal due on the notes on any payment date to the extent that, after giving effect to the distribution of available funds on such payment date and any distribution from the reserve account on such payment date, the outstanding principal balance of the notes exceeds the pool balance of the auto loans as of the end of the prior month, and payment of principal due on any class of notes on the final scheduled payment date for such class are unconditionally and irrevocably guaranteed under a note guaranty insurance policy issued by Ambac Assurance Corporation;

    • A reserve account that can be used to pay certain shortfalls in payments on the notes; and

    • Overcollateralization resulting from the excess of the principal value of the auto loans over the aggregate principal amount of the notes.

You should carefully review and consider the section entitled "Risk Factors" beginning on page 9 of the accompanying prospectus and on page S-12 of this prospectus supplement before making a decision to invest in these securities.
These notes are auto loan asset-backed notes and are secured only by the assets of the trust. The notes are not obligations of Household Auto Receivables Corporation, Household Finance Corporation, or any other person or entity. Retain this prospectus supplement for future reference. This prospectus supplement may not be used to consummate sales of securities unless accompanied by the prospectus relating to the offering of these securities.

	Principal Amount	Interest Rate	Final Scheduled Payment Date	Initial Public Offering Price(1)	Underwriting Discount	Net Proceeds to Seller(2)
Class A-1 Notes	$227,000,000	1.24%	May 17, 2004	100.000000%	0.115%	99.885000%
Class A-2 Notes	$296,000,000	1.30%	September 18, 2006	99.995583%	0.190%	99.805583%
Class A-3 Notes	$268,000,000	1.73%	December 17, 2007	99.998555%	0.220%	99.778555%
Class A-4 Notes	$258,000,000	2.22%	November 17, 2009	99.976748%	0.255%	99.721748%
Totals	$1,049,000,000				$2,070,950.00
(1)
Initial public offering price is before adding accrued interest, if any, from May 29, 2003.

(2)
Net proceeds to Seller are before deducting expenses, estimated to be $600,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Barclays Capital	JPMorgan
Banc of America Securities LLC
Credit Suisse First Boston
Deutsche Bank Securities

The date of this Prospectus Supplement is May 22, 2003.

Important Notice about the Information Presented in this Prospectus Supplement and the Accompanying Prospectus

  •
  We provide information to you about the notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

  •
  This prospectus supplement does not contain complete information about the offering of the notes. Additional information is contained in the prospectus. We suggest that you read both this prospectus supplement and the prospectus in full. We cannot sell the notes to you unless you have received both this prospectus supplement and the prospectus.

  •
  If the prospectus contemplates multiple options, you should rely on the information in this prospectus supplement as to the applicable option.

  •
  We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

  •
  You should rely only on the information provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or in the prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement.

Where You Can Find More Information

        Household Automotive Finance Corporation has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the notes being offered pursuant to this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Commission.

        A number of items will be incorporated by reference into the registration statement. See "Incorporation by Reference" in the prospectus for a description of incorporation by reference.

        You can read and copy the registration statement at the public reference room at the Commission at 450 Fifth Street, N.W., Washington, DC 20549 or at the Commission's regional offices at 233 Broadway, New York, New York 10279 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can obtain information about the public reference section by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

        You may request a free copy of any of the filings incorporated by reference into this prospectus supplement by writing or calling: Household Auto Receivables Corporation, 1111 Town Center Drive, Las Vegas, Nevada 89134. Its phone number is (702) 243-1241.

        Household Auto Receivables Corporation, on behalf of the trust, hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the trust's annual report pursuant to Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934 that is incorporated by reference in the registration statement will be considered a new registration statement relating to the notes offered by this prospectus supplement, and the offering of such notes at that time will be considered an initial bona fide offering.

        You can find definitions of technical cash flow terms used in this prospectus supplement in the Glossary beginning on page S-42 in the prospectus supplement.

        We include cross-references in this prospectus supplement to captions in these materials where you can find further discussions. The following table of contents provides the pages on which these captions are located.

        In this prospectus, the terms "we", "us" and "our" refer to Household Auto Receivables Corporation.

        Until ninety (90) days after the date of this prospectus supplement, all dealers that effect transactions in the notes, may be required to deliver a prospectus and a prospectus supplement regardless of whether they are participating in the offering. This is in addition to the obligation of dealers to deliver a prospectus and a prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUPPLEMENT

PROSPECTUS

Summary

•
This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. This summary provides general, simplified descriptions of matters which, in some cases, are highly technical and complex. To understand all of the terms of the offering of the notes, carefully read both this entire prospectus supplement and the accompanying prospectus.

•
This summary provides an overview of calculations, cash flows and other information to aid your understanding. To understand all of the terms of the offering, carefully read this entire document.

•
There are material risks associated with an investment in the notes. You should read and consider the section entitled "Risk Factors" on page S-12 of this prospectus supplement and page 9 of the accompanying prospectus before making a decision to invest in the notes.

The Trust

Household Automotive Trust 2003-1. This trust is a Delaware statutory trust formed under the laws of the State of Delaware. The address of the trust is in care of Wilmington Trust Company at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

The Seller

Household Auto Receivables Corporation, or the seller, is a Nevada corporation. The seller has purchased the auto loans from the transferors and will sell them to the trust. The seller will also own interests in the trust. The address and telephone number of the seller are 1111 Town Center Drive, Las Vegas, Nevada 89134, (702) 243-1241.

The Servicer

Household Finance Corporation, or the servicer, is a Delaware corporation. The servicer is responsible for servicing the auto loans and has subcontracted with the subservicer to perform the servicing responsibilities. The servicer is a wholly owned subsidiary of Household International, Inc., which was acquired by HSBC Holdings plc ("HSBC") on March 28, 2003. See "Recent Developments." The address and telephone number of the servicer are 2700 Sanders Road, Prospect Heights, Illinois 60070, (847) 564-5000.

The Subservicer

Household Automotive Finance Corporation, or the subservicer, is a Delaware corporation and wholly owned subsidiary of the servicer. The auto loans were purchased by the subservicer from unaffiliated automobile dealers or alliance relationships or originated by Household Automotive Credit Corporation, a Delaware corporation and wholly owned subsidiary of the subservicer. The subservicer will service the auto loans in accordance with policies established in consultation with the servicer. The address and telephone number of the subservicer are 5855 Copley Drive, San Diego, California 92111, (858) 492-6200.

Transferors

Household Automotive Finance Corporation and Household Automotive Credit Corporation, or the transferors. The address and telephone number of Household Automotive Credit Corporation are 5855 Copley Drive, San Diego, California 92111, (858) 492-6200.

The Insurer

Ambac Assurance Corporation, or the insurer. The insurer will issue a note guaranty insurance policy for the benefit of the noteholders. The address and telephone number of the insurer are One State Street Plaza, New York, New York 10004, (212) 668-0340.

The Owner Trustee

Wilmington Trust Company, or the owner trustee. The address of the owner trustee is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

The Indenture Trustee

U.S. Bank National Association, or the indenture trustee. The address of the indenture trustee is 400 North Michigan Avenue, 2nd Floor, Chicago, IL 60611.

Cut-Off Date

The close of business on April 30, 2003. The trust will receive amounts paid or payable on the auto loans after this date.

Closing Date

On or about May 29, 2003.

The Trust Assets

The trust will pledge property to secure payments on the notes. The pledged assets will include:

  •
  a pool consisting primarily of "non-prime" auto loans for new and used automobiles, light duty trucks and vans;

  •
  monies paid or payable on the auto loans after the cut-off date for the auto loans;

  •
  the security interests in the underlying vehicles;

  •
  the loan files;

  •
  all rights to proceeds from claims on insurance policies covering the vehicles or the obligors;

  •
  all rights to proceeds from liquidating the auto loans;

  •
  the seller's rights against dealers under agreements between the subservicer and the dealers;

  •
  the bank accounts opened in connection with this offering;

  •
  rights under the transaction documents; and

  •
  all proceeds from the items described above.

Auto Loans

  •
  On the closing date, the seller will assign a pool of auto loans to the trust. On the closing date, the trust will pledge the auto loans to the indenture trustee as collateral for the notes.

  •
  As of the close of business on April 30, 2003, the auto loans in the pool had:

•
An aggregate principal balance of $1,152,835,408.76;

•
A weighted average interest rate of approximately 16.192%;

•
A weighted average remaining term, which is the period starting after the cut-off date and including the auto loan's scheduled maturity, of approximately 60.46 months; and

•
A weighted average original term of approximately 63.99 months.

•
The auto loans will consist primarily of "non-prime" retail installment sales contracts that were purchased by the subservicer and "non-prime" loan and security agreements that were originated by the other transferor, in each case secured by new or used automobiles, light duty trucks or vans. For auto loans purchased from unaffiliated dealers or alliance relationships, the original extension of credit is made by the dealer, and the auto loan is subsequently assigned to the subservicer. The financing programs target consumers with limited or no credit history, modest income or who have experienced prior credit difficulties or have experienced any combination of the above.

•
As of the cut-off date, approximately 6.16% of the principal balance of the auto loans were originated directly by an affiliate of the subservicer. These auto loans are originated pursuant to the same underwriting criteria as the indirectly originated auto loans and are expected to perform in a substantially consistent manner as the indirectly originated auto loans.

  •
  No auto loans were more than 30 days contractually delinquent as of April 30, 2003.

  •
  Each auto loan calls for the obligor to make fixed, level payments that will fully pay the balance of the amount financed by its maturity date.

  •
  The trust will pay the notes primarily from payments on the auto loans and amounts recovered when financed vehicles are repossessed and sold, after deducting expenses.

Description of the Securities

The trust will issue four classes of asset-backed notes. The notes are designated as the "Class A-1 Notes", the "Class A-2 Notes", the "Class A-3 Notes" and the "Class A-4 Notes".

The notes will have the principal amounts, interest rates and final scheduled payment dates listed on the cover page of this prospectus supplement.

Payment Date

The 17th day of each month if the seventeenth is a business day. If the seventeenth is not a business day, the payment date will be the following day that is a business day. The first payment date will be June 17, 2003.

Record Date

The last business day preceding a payment date unless the notes are no longer book-entry notes. If the notes are definitive notes, the record date is the last business day of the month preceding a payment date.

Denominations

The trust will issue the notes in minimum denominations of $100,000 and integral multiples of $1,000. One note of each class may be issued in another denomination.

Priority of Distributions

Each month, the trust will distribute to holders of the notes on the record date, the amounts received on the auto loans and any other collections available as assets of the trust as follows:

Interest Distributions

On each payment date, interest that accrued during the interest accrual period is payable at the applicable note rate; the interest accrual period runs from and including the prior payment date, or, in the case of the first payment date, from and including the closing date, to and including the day preceding that payment date. The note rate for each class is listed on the cover page of this prospectus supplement. Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the interest accrual period. Interest on the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Amounts paid to holders of the notes will be shared by the Class A-1, Class A-2, Class A-3, and Class A-4 noteholders in proportion to the interest due on each class.

Principal Distributions

On each payment date, to the extent of available funds, the trust will pay principal on the notes in an amount equal to the lesser of the decrease in the principal balance of the auto loans between the first and last day of a calendar month and the amount required to achieve the required overcollateralization. In addition, on each payment date, if the amount required to achieve the required overcollateralization is greater than the decrease in the principal balance of the auto loans between the first and last day of a calendar month, any available funds remaining after making the required deposit to the reserve account will be paid as principal on the notes to achieve the required overcollateralization. These principal payments will be paid in the following order:

  •
  to the Class A-1 Notes until the Class A-1 Notes are paid in full,

  •
  to the Class A-2 Notes until the Class A-2 Notes are paid in full,

  •
  to the Class A-3 Notes until the Class A-3 Notes are paid in full, and

  •
  to the Class A-4 Notes until the Class A-4 Notes are paid in full.

Overcollateralization

The overcollateralization amount is the amount by which the pool balance exceeds the outstanding principal balance of the notes. The overcollateralization amount will be available to absorb any losses that noteholders would otherwise incur. As of the closing date, the overcollateralization will be equal to $103,835,408.76, which is approximately 9% of the pool balance as of the cut-off date.

Excess interest and principal collected on the auto loans that is not required to be deposited into the reserve account to achieve the targeted reserve account balance will be distributed in reduction of the principal amount of the notes until the overcollateralization amount on any payment date equals 13% of the pool balance at the end of the last day of the calendar month preceding the payment date.

Reserve Account

The indenture trustee will hold a reserve account for the benefit of the noteholders and the insurer. An initial deposit of $11,528,354.09, which is approximately 1% of the pool balance as of the cut-off date, will be placed in the reserve account on the closing date. On each payment date, any collections remaining after paying interest and certain principal payments on the notes, premium and any other amounts due to the insurer and certain other fees and expenses will be deposited into the reserve account until the amount on deposit in the reserve account equals the targeted reserve account balance.

The targeted reserve account balance is the lesser of:

  (i)
  the greater of

  (a)
  3% of the principal balance of the auto loans at the end of the last day of the calendar month preceding the current payment date,

    and

    (b)
    $23,056,708.18, which is approximately 2% of the principal balance of the auto loans on the cut-off date;

  and

  (ii)
  the outstanding principal amount of the notes.

If delinquency rates or losses on the auto loans exceed certain levels or if an event of default occurs under the insurance agreement, the targeted reserve account balance will be increased.

On each payment date, if amounts received under the auto loans and any other collections available as assets of the trust are not sufficient to pay certain fees and expenses, certain amounts due to the noteholders, premium and other amounts due to the insurer, and, if Household Finance Corporation is no longer the servicer, fees due to the servicer, we will use funds in the reserve account to pay shortfalls.

Insurance Policy

The insurance policy will unconditionally and irrevocably guarantee, subject to the terms of the insurance policy, payment to the noteholders of:

  •
  interest due on the notes on each payment date;

  •
  principal due on the notes on any payment date to the extent that, after giving effect to the distribution of any principal on such payment date and any distribution from the reserve account on such payment date, the outstanding principal balance of the notes exceeds the pool balance of the auto loans as of the end of the prior month; and

  •
  principal due on any class of notes on the final scheduled payment date for such class.

Optional Redemption

On any payment date when the outstanding principal balance of the auto loans is less than or equal to 10% of the original principal balance of the auto loans as of the cut-off date, the servicer or the subservicer may purchase the auto loans from the trust. This will redeem the notes. If redemption occurs, we will pay you a final distribution equaling the entire unpaid principal balance of the notes plus any accrued and unpaid interest.

Final Scheduled Payment Dates

If the notes have not already been paid in full, we will pay the outstanding principal amount of the notes in full on the following payment dates:

Class A-1 Notes	May 17, 2004
Class A-2 Notes	September 18, 2006
Class A-3 Notes	December 17, 2007
Class A-4 Notes	November 17, 2009

Final payment on the notes will probably be earlier than the final scheduled payment dates stated above for each class of notes.

No Listing

The notes will not be listed on any securities exchange.

Material Federal Income Tax Consequences

For federal income tax purposes:

  •
  Dewey Ballantine LLP, tax counsel to the trust and counsel to the seller and the underwriters, is of the opinion that (i) the notes will be characterized as indebtedness, and (ii) the trust will not be characterized as an association, or publicly traded partnership, taxable as a corporation. By your acceptance of a note, you agree to treat the notes as indebtedness.

  •
  Interest on the notes will be taxable as ordinary income:

  •
  when received by a holder using the cash method of accounting, and

  •
  when accrued by a holder using the accrual method of accounting.

  •
  Dewey Ballantine LLP has prepared the discussion under "Material Federal Income Tax Consequences" in both this prospectus supplement and the prospectus and is of the opinion that the statements therein, as they relate to federal income tax matters and to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

ERISA Considerations

Subject to the important considerations described under "ERISA Considerations" in this prospectus supplement, pension, profit-sharing and other employee benefit plans may wish to purchase notes. You should consult with your counsel regarding the applicability of the provisions of the Employee Retirement Income Security Act of 1974, as amended, before purchasing a note.

Legal Investment

The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.

Ratings of the Notes

The trust will not issue the notes unless they have been assigned the ratings stated below.

Ratings
Class	Standard & Poor's	Moody's	Fitch
A-1	A-1+	P-1	F1+
A-2	AAA	Aaa	AAA
A-3	AAA	Aaa	AAA
A-4	AAA	Aaa	AAA

The ratings of the notes will be based primarily on the insurance policy.

The ratings may be lowered, qualified or withdrawn by the rating agencies at any time.

We refer you to "Ratings" in the prospectus for more information regarding the ratings assigned to the notes.

Recent Developments

Household International, Inc., the parent of the servicer, was acquired by HSBC Holdings plc ("HSBC") on March 28, 2003, pursuant to the terms of an agreement and plan of merger dated November 14, 2002. The HSBC Group, headquartered in London, England, is one of the world's largest banking and financial services organizations. For further information on HSBC, see its publicly available reports filed with the Securities and Exchange Commission.

Risk Factors

        This section and the section under the caption "Risk Factors" in the accompanying prospectus describe the principal risk factors associated with an investment in the notes. You should consider these factors in connection with the purchase of the notes:

Geographic concentrations of auto loans may adversely affect the notes.	Adverse economic conditions or other factors particularly affecting any state or region where a high concentration of auto loans is located could cause such auto loans to experience increased delinquency or loss. As of April 30, 2003, obligors with respect to approximately 14.36%, 10.84%, 8.16%, 6.42% and 5.22% of the auto loans (based on the principal balance and obligor's mailing address) were located in Texas, California, Florida, Georgia and North Carolina, respectively. No other state accounts for more than 5.00% of the auto loans as of April 30, 2003.
The location of the auto loans by state as of April 30, 2003, based on obligor's mailing address, is as set forth in the table on page S-20 of this prospectus supplement.
The notes are asset-backed debt and the trust has only limited assets.
The sole sources for repayment of the notes are payments on the auto loans, amounts on deposit in the reserve account and payments made under the insurance policy. If the insurer defaults in its obligations under the insurance policy, the trust will depend on current distributions on the auto loan pool and amounts, if any, in the reserve account to make payments on the notes.
Ratings on the notes are dependent on creditworthiness of the insurer.
The ratings of the notes will depend primarily on the creditworthiness of the insurer as provider of the insurance policy relating to the notes. There is a risk that, if the insurer's claims paying ability rating is reduced, the rating agencies may reduce the notes' ratings.
Events of default under the indenture may result in an acceleration or changes in the priority of payment.
If an event of default occurs, the indenture trustee will, if directed by the insurer, so long as no default by the insurer has occurred and is continuing, or if a default by the insurer has occurred and is continuing, if directed by holders of at least two-thirds of the outstanding principal of the notes, order the trust to immediately repay the notes. If this occurs, the notes of all classes will first, receive distributions of interest, and second, distributions of principal, in each case, ratably without preference or priority.
The following are events of default under the indenture:
•	failure to pay principal or interest within five days of the date a payment was due;

•	the outstanding principal balance of the notes exceeds the pool balance on any payment date after the application of all funds, including amounts in the reserve account;
•	breaches under the agreements governing the notes;
•	the trust's insolvency or bankruptcy; and
•	the trust or the seller becomes subject to registration as an "investment company" under the United States Investment Company Act of 1940, as amended.
We cannot predict the rate at which the notes will amortize.
Obligors can prepay their auto loans. The rate of prepayments may be influenced by a variety of factors, including changes in economic and social conditions. The fact that obligors generally may not sell or transfer their financed vehicles securing auto loans without Household Automotive Finance Corporation's consent may also influence the rate of prepayments. In addition, under certain circumstances, the seller and Household Automotive Finance Corporation are obligated to purchase auto loans as a result of breaches of representations and/or covenants. In any of these cases, the auto loan pool would amortize more quickly than expected and the notes would also amortize more quickly as a result.

Additionally, the notes contain an overcollateralization feature that results in accelerated principal payments to noteholders, and that results in a faster amortization of the notes than of the auto loan pool.
Finally, the servicer and subservicer have the right to purchase the auto loans remaining in the auto loan pool when the auto loan pool balance is 10% or less of the original auto loan pool balance.

Forward-Looking Statements

        Some of the statements made in or incorporated by reference in this prospectus supplement and the accompanying prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected or historical results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences, competition in the automobile lending market and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what has happened in the past or what we predict in our forward-looking statements.

Use of Proceeds

        The net proceeds received by the trust from the sale of the notes will be used to pay Household Auto Receivables Corporation the purchase price for the auto loans, to fund the initial deposit in the reserve account and to obtain the release of security interests maintained against auto loans held in warehouse funding facilities prior to the closing date.

The Trust

General

        The trust, Household Automotive Trust 2003-1, is a Delaware statutory trust formed on April 15, 2003 under the laws of the State of Delaware under a trust agreement for the purpose of engaging in the transactions described in this prospectus supplement. The trust will not engage in any activity other than:

  •
  acquiring, holding and servicing the auto loans and the other assets of the trust;

  •
  issuing the notes;

  •
  issuing interests in the trust to be held by the seller;

  •
  making payments on the notes; and

  •
  engaging in other activities in connection with the notes.

        The trust's principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company as owner trustee, at Rodney Square North, 1100 North Market Street, Wilmington, DE 19890-0001.

The Owner Trustee

        Wilmington Trust Company will be the owner trustee under the trust agreement. Wilmington Trust Company is a Delaware banking corporation, and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, DE 19890-0001. The owner trustee will perform limited administrative functions under the trust agreement. The owner trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee as stated in the trust agreement and the series supplement, dated as of May 29, 2003, among the trust, the seller, the servicer, the owner trustee and the indenture trustee.

The Indenture Trustee

        U.S. Bank National Association will be the indenture trustee under an indenture, dated as of May 29, 2003, between the trust and U.S. Bank National Association, as indenture trustee. U.S. Bank

National Association is a national banking association, and its corporate trust offices are located at 400 North Michigan Avenue, 2nd Floor, Chicago, IL 60611.

The Trust Assets

General

        The trust assets will consist of the following:

  •
  a pool of primarily "non-prime" auto loans secured by new and used automobiles, light duty trucks or vans;

  •
  all amounts paid or payable under the auto loans after the cut-off date;

  •
  an assignment of the security interests in the financed vehicles granted by each of the obligors;

  •
  an assignment of the transferors' rights against automobile dealers under agreements between the transferors and the dealers;

  •
  an assignment of any rights to receive proceeds from claims on loss, physical damage, credit life, disability, theft, mechanical breakdown, or similar insurance policies covering the financed vehicles or the obligors;

  •
  all funds on deposit from time to time in the collection account and the reserve account;

  •
  an assignment of all the seller's rights and benefits under the receivables purchase agreements between the seller and the tranferors, and all supplements thereto;

  •
  all documents related to the auto loans, including the original contracts, documents evidencing insurance, original credit applications and original certificates of title or copies of applications therefor;

  •
  all rights under the transaction documents;

  •
  a share of the preferred stock of the seller; and

  •
  all proceeds from the trust assets.

        The indirectly originated auto loans were originated by unaffiliated dealers in accordance with the subservicer's requirements, and have been assigned by the dealers or unaffiliated alliance relationships to the subservicer. Dealer agreements may provide for repurchase or recourse against the dealer in the event of a breach of a representation or warranty by the dealer. Auto loans are also originated directly by an affiliate of the subservicer.

        All of the auto loans were sold by the subservicer or another transferor to the seller under the receivables purchase agreements and were transferred by the seller to the trust under the master sale and servicing agreement. The auto loans were either originated by dealers and purchased by the subservicer in the ordinary course of the subservicer's business in accordance with its finance programs and underwriting standards or were originated by the other transferor in accordance with the underwriting standards of the subservicer. Currently, the subservicer and the other transferors finance up to 120% of the dealer's invoice price for new vehicles or the wholesale value for used vehicles, plus taxes, license fees and any dealer handling or documentation charges. The total amount financed, including insurance or the cost of a service contract or other ancillary product, may not exceed 140% of the invoice (if a new vehicle) or 140% of the wholesale value as quoted in the used car guide.

        The files relating to the auto loans will be held by the subservicer as custodian for the indenture trustee.

Eligibility Criteria of the Auto Loans

        The auto loans included in the trust assets were selected according to several criteria.

        Each auto loan:

  •
  was originated by an affiliate of the subservicer or an unaffiliated dealer or alliance relationship located in the United States to an obligor who was a resident of the United States with a mailing address in the United States,

  •
  has a contractual annual percentage rate, or APR, of not less than 8.50% or more than 27.00%,

  •
  provides for level monthly payments which provide interest at the APR and fully amortize the original principal balance over an original term of not more than 72 months,

  •
  is not more than 30 days contractually delinquent as of the cut-off date,

  •
  is attributable to the purchase of a new or used automobile, light duty truck or van,

  •
  as of the cut-off date, has a remaining term of not more than 72 months,

  •
  as of the cut-off date, has a remaining principal balance of at least $3,000.00 and not more than $40,000.00,

  •
  was originated to an obligor who, as of the cut-off date, had not been identified as being the subject of a current bankruptcy proceeding, and

  •
  has been fully advanced to or on behalf of the obligor in accordance with its terms.

        No selection procedures adverse to the noteholders were utilized in selecting the auto loans to be conveyed to the trust.

Servicing of the Auto Loans

        In the ordinary course of business, the servicer or the subservicer at any time may delegate any of their duties under the master sale and servicing agreement to any person, including any of their affiliates, who agrees to conduct such duties in accordance with standards employed by the servicer or the subservicer in compliance with the master sale and servicing agreement. Such delegation shall not relieve the servicer or the subservicer of their liabilities and responsibilities with respect to such duties and shall not constitute a resignation under the master sale and servicing agreement.

Composition of the Auto Loans

        The statistical information presented in this prospectus supplement is based on the auto loans as of the cut-off date. As of the cut-off date, the auto loans had an aggregate principal balance of $1,152,835,408.76.

        Presented below is a description of the material characteristics of the auto loans as of the cut-off date. In the following tables, due to rounding adjustments, the sum of the percentages listed for the number of auto loans and pool principal balance may not equal 100%.

Total Pool of Auto Loans
Cut-off date pool balance	$1,152,835,408.76
Number of auto loans	73,699
Average principal balance(1)	$15,642.48
Range of principal balances	$3,011.73 to $39,399.89
Average original principal balance(2)	$16,041.83
Range of original principal balance	$4,000 to $39,399.89
Weighted average APR(3)	16.192%
Range of original APRs	8.50% to 26.95%
Weighted average original term(3)	63.99 months
Range of original terms	24 months to 72 months
Weighted average remaining term(3)	60.46 months
Range of remaining terms	13 months to 71 months
Weighted average months of seasoning(3)	3.54 months
Range of months of seasoning	1 month to 42 months
Number of auto loans more than 30 days delinquent	None

(1)
Pool balance as of the cut-off date divided by total number of auto loans.

(2)
Aggregate amount financed divided by total number of auto loans.

(3)
Weighted by principal balance as of the cut-off date.

Composition of the Auto Loans by Principal Balance
(as of the cut-off date)

Principal Balance	Number of Auto Loans	% of Auto Loans	Principal Balance	% of Pool by Principal Balance
$ 3,000.01 to $ 4,000.00	25	0.03%	$91,734.83	0.01%
$ 4,000.01 to $ 5,000.00	152	0.21	708,772.79	0.06
$ 5,000.01 to $ 6,000.00	405	0.55	2,245,823.08	0.19
$ 6,000.01 to $ 7,000.00	712	0.97	4,651,398.72	0.40
$ 7,000.01 to $ 8,000.00	1,417	1.92	10,761,477.71	0.93
$ 8,000.01 to $ 9,000.00	2,893	3.93	24,634,159.08	2.14
$ 9,000.01 to $10,000.00	3,682	5.00	35,070,671.88	3.04
$10,000.01 to $11,000.00	4,623	6.27	48,582,814.37	4.21
$11,000.01 to $12,000.00	5,251	7.12	60,435,190.12	5.24
$12,000.01 to $13,000.00	5,882	7.98	73,553,816.54	6.38
$13,000.01 to $14,000.00	6,210	8.43	83,789,945.31	7.27
$14,000.01 to $15,000.00	5,650	7.67	81,928,546.17	7.11
$15,000.01 to $16,000.00	5,305	7.20	82,188,997.04	7.13
$16,000.01 to $17,000.00	4,889	6.63	80,653,018.62	7.00
$17,000.01 to $18,000.00	4,447	6.03	77,796,617.41	6.75
$18,000.01 to $19,000.00	4,138	5.61	76,521,660.98	6.64
$19,000.01 to $20,000.00	3,600	4.88	70,138,037.16	6.08
$20,000.01 to $21,000.00	3,056	4.15	62,605,722.03	5.43
$21,000.01 to $22,000.00	2,633	3.57	56,575,694.65	4.91
$22,000.01 to $23,000.00	1,977	2.68	44,466,216.47	3.86
$23,000.01 to $24,000.00	1,662	2.26	39,015,811.74	3.38
$24,000.01 to $25,000.00	1,294	1.76	31,683,401.32	2.75
$25,000.01 to $26,000.00	999	1.36	25,464,950.40	2.21
$26,000.01 to $27,000.00	865	1.17	22,883,741.79	1.98
$27,000.01 to $28,000.00	618	0.84	16,992,663.53	1.47
$28,000.01 to $29,000.00	511	0.69	14,555,896.18	1.26
$29,000.01 to $30,000.00	332	0.45	9,773,331.19	0.85
$30,000.01 to $31,000.00	171	0.23	5,210,342.21	0.45
$31,000.01 to $32,000.00	118	0.16	3,708,580.41	0.32
$32,000.01 to $33,000.00	82	0.11	2,663,185.94	0.23
$33,000.01 to $34,000.00	39	0.05	1,303,851.35	0.11
$34,000.01 to $35,000.00	26	0.04	895,113.37	0.08
$35,000.01 to $36,000.00	12	0.02	426,271.62	0.04
$36,000.01 to $37,000.00	9	0.01	328,405.36	0.03
$37,000.01 to $38,000.00	8	0.01	298,607.78	0.03
$38,000.01 to $39,000.00	5	0.01	191,539.72	0.02
$39,000.01 to $40,000.00	1	0.00	39,399.89	0.00

Total	73,699	100.00%	$1,152,835,408.76	100.00%

Composition of the Auto Loans by APR
(as of the cut-off date)

APR Range	Number of Auto Loans	% of Auto Loans	Principal Balance	% of Pool by Principal Balance
8.50% to 8.99%	377	0.51%	$6,564,078.43	0.57%
9.00% to 9.99%	1,965	2.67	34,374,787.56	2.98
10.00% to 10.99%	2,588	3.51	46,785,151.93	4.06
11.00% to 11.99%	2,958	4.01	53,330,591.87	4.63
12.00% to 12.99%	4,169	5.66	75,388,464.31	6.54
13.00% to 13.99%	4,635	6.29	82,880,307.45	7.19
14.00% to 14.99%	5,849	7.94	100,409,099.68	8.71
15.00% to 15.99%	7,019	9.52	115,573,014.06	10.03
16.00% to 16.99%	8,106	11.00	130,994,577.73	11.36
17.00% to 17.99%	10,057	13.65	153,826,762.72	13.34
18.00% to 18.99%	9,532	12.93	138,333,037.52	12.00
19.00% to 19.99%	5,677	7.70	78,575,371.92	6.82
20.00% to 20.99%	4,227	5.74	55,813,713.18	4.84
21.00% to 21.99%	3,408	4.62	43,065,299.51	3.74
22.00% to 22.99%	1,464	1.99	17,793,326.40	1.54
23.00% to 23.99%	1,002	1.36	11,703,694.61	1.02
24.00% to 24.99%	662	0.90	7,372,233.02	0.64
25.00% to 25.99%	2	0.00	23,831.63	0.00
26.00% to 26.99%	2	0.00	28,065.23	0.00

Total	73,699	100.00%	$1,152,835,408.76	100.00%

Composition of the Auto Loans by Interest Accrual Method
(as of the cut-off date)

Interest Accrual Method	Number of Auto Loans	% of Auto Loans	Principal Balance	% of Pool by Principal Balance
Simple Interest	73,225	99.36%	$1,146,175,525.91	99.42%
Actuarial	474	0.64	6,659,882.85	0.58

Total	73,699	100.00%	$1,152,835,408.76	100.00%

Composition of the Auto Loans by State of Residence
(as of the cut-off date)

Location of Mailing Address of Borrower	Number of Auto Loans	% of Auto Loans	Principal Balance	% of Pool by Principal Balance
Alabama	119	0.16%	$1,987,529.43	0.17%
Alaska	3	0.00	47,971.89	0.00
Arizona	2,280	3.09	38,633,842.15	3.35
Arkansas	124	0.17	2,012,615.04	0.17
California	7,215	9.79	124,991,925.36	10.84
Colorado	698	0.95	10,539,298.22	0.91
Connecticut	489	0.66	6,849,895.15	0.59
Delaware	213	0.29	3,072,883.67	0.27
District of Columbia	161	0.22	2,619,691.73	0.23
Florida	5,910	8.02	94,104,318.16	8.16
Georgia	4,650	6.31	74,000,592.45	6.42
Hawaii	6	0.01	86,861.81	0.01
Idaho	131	0.18	1,945,510.60	0.17
Illinois	1,821	2.47	26,885,767.33	2.33
Indiana	1,541	2.09	22,523,585.01	1.95
Iowa	597	0.81	8,287,085.07	0.72
Kansas	436	0.59	6,067,698.30	0.53
Kentucky	2,073	2.81	30,496,373.19	2.65
Louisiana	16	0.02	291,632.03	0.03
Maryland	1,818	2.47	28,243,808.05	2.45
Massachusetts	623	0.85	8,843,708.35	0.77
Michigan	1,413	1.92	20,076,712.57	1.74
Minnesota	422	0.57	6,060,357.85	0.53
Mississippi	83	0.11	1,378,182.38	0.12
Missouri	1,465	1.99	21,399,169.08	1.86
Montana	167	0.23	2,527,614.57	0.22
Nebraska	238	0.32	3,344,627.48	0.29
Nevada	1,196	1.62	19,196,061.67	1.67
New Hampshire	111	0.15	1,484,941.32	0.13
New Jersey	2,574	3.49	40,651,586.25	3.53
New Mexico	1,032	1.40	16,329,102.63	1.42
New York	2,688	3.65	39,016,274.65	3.38
North Carolina	3,843	5.21	60,170,822.49	5.22
North Dakota	44	0.06	638,049.95	0.06
Ohio	2,978	4.04	41,417,791.29	3.59
Oklahoma	2,336	3.17	34,826,227.47	3.02
Oregon	318	0.43	4,869,242.17	0.42
Pennsylvania	2,065	2.80	29,907,368.19	2.59
Rhode Island	108	0.15	1,570,882.36	0.14
South Carolina	2,063	2.80	30,979,695.07	2.69
South Dakota	190	0.26	2,653,032.18	0.23
Tennessee	3,235	4.39	50,160,761.85	4.35
Texas	9,872	13.40	165,498,920.93	14.36
Utah	325	0.44	4,895,949.91	0.42
Vermont	53	0.07	764,145.77	0.07
Virginia	1,944	2.64	29,931,513.78	2.60
Washington	913	1.24	14,370,296.27	1.25
West Virginia	660	0.90	10,000,806.51	0.87
Wisconsin	366	0.50	5,010,782.27	0.43
Wyoming	73	0.10	1,171,896.86	0.10

Total	73,699	100.00%	$1,152,835,408.76	100.00%

Composition of the Auto Loans by Remaining Term
(as of the cut-off date)

Remaining Term Range (in months)	Number of Auto Loans	% of Auto Loans	Principal Balance	% of Pool by Principal Balance
12 to 17	20	0.03%	$99,983.42	0.01%
18 to 23	156	0.21	1,025,429.26	0.09
24 to 29	169	0.23	1,272,802.88	0.11
30 to 35	1,424	1.93	12,774,880.39	1.11
36 to 41	486	0.66	5,061,910.29	0.44
42 to 47	4,646	6.30	52,537,698.07	4.56
48 to 53	2,439	3.31	32,545,624.40	2.82
54 to 59	40,814	55.38	570,121,930.16	49.45
60 to 65	1,835	2.49	34,592,039.83	3.00
66 to 71	21,710	29.46	442,803,110.06	38.41

Total	73,699	100.00%	$1,152,835,408.76	100.00%

Composition of the Auto Loans by Type of Financed Vehicle
(as of the cut-off date)

Type of Financing	Number of Auto Loans	% of Auto Loans	Principal Balance	% of Pool by Principal Balance
Used	59,461	80.68%	$867,860,293.69	75.28%
New	14,238	19.32	284,975,115.07	24.72

Total	73,699	100.00%	$1,152,835,408.76	100.00%

The Reserve Account

        An initial deposit of $11,528,354.09, which is approximately 1% of the pool balance as of the cut-off date, will be placed in the reserve account. The reserve account will be increased on each payment date by the deposit in the reserve account of amounts remaining after payments of any fees, amounts due to the insurer, interest due to noteholders and certain principal payments due to noteholders until the amount on deposit in the reserve account equals the targeted reserve account balance.

        Funds will be withdrawn from the reserve account on each payment date to pay any servicing fee then payable to a servicer other than Household Finance Corporation, to pay fees due to the indenture trustee and the owner trustee, to make required distributions of interest and certain distributions of principal on the notes, and to pay any premium and other amounts due the insurer to the extent funds are not otherwise available. See "Description of the Notes—Payment Priorities".

        On any payment date, amounts in the reserve account in excess of the targeted reserve account balance for that payment date, after giving effect to all withdrawals from the reserve account, will be paid, first to the servicer for any servicing fees then due and unpaid, and any remainder to the certificateholders.

The Preferred Stock

        The trust assets include one share of preferred stock of the seller. The preferred stock has a par value of $1.00 and is designated the Class SV Preferred Stock. Issuance of the preferred stock to the trust is intended to prevent the seller from instituting bankruptcy and will have no impact on the bankruptcy remoteness of the trust. Under the Articles of Incorporation of the seller, the rights of the holders of the preferred stock are limited to (a) voting in the event the seller desires to institute proceedings to be adjudicated insolvent, consenting to the institution of any bankruptcy or insolvency case or petition, making an assignment for the benefit of creditors, or admitting in writing its inability to pay its debts as they become due, and (b) receiving $1.00 upon liquidation of the seller. The unanimous affirmative vote of the holders of the preferred stock is required to approve any of the seller's bankruptcy initiatives. Holders of the preferred stock of the seller have no other rights, including the right to receive dividends or to vote on any other matter.

        Under the trust's pledge of its interest in the trust assets, the indenture trustee has the exclusive authority to vote the interest of the trust in the preferred stock and will vote the preferred stock only as directed by the insurer, so long as no default by the insurer has occurred and is continuing, or if a default by the insurer has occurred and is continuing, as directed by holders of a majority of the outstanding principal balance of the notes. Because unanimous consent of the holders of the preferred stock is required to approve any of the seller's bankruptcy initiatives, the insurer or the indenture trustee, as applicable, should be able to unilaterally prevent the implementation of the seller's bankruptcy initiatives.

Yield and Prepayment Considerations

        All the auto loans are prepayable at any time. If prepayments are received on the auto loans, the actual weighted average life of the auto loans may be shorter than the scheduled weighted average life, since the scheduled weighted average life assumes that payments will be made as scheduled, and that no prepayments occur. For this purpose, the term prepayments also includes liquidations due to default, as well as receipt of proceeds from credit life, credit disability and casualty insurance policies. Weighted average life means the average amount of time during which each dollar of principal of an auto loan is outstanding.

        The rate of prepayments on the auto loans may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer a financed vehicle without the consent of the subservicer. The subservicer believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life of the auto loans.

        If a note is purchased at a premium, and the actual rate of prepayments exceeds the rate of prepayments anticipated at the time the note was purchased, the actual yield to maturity of the note will be less than the yield anticipated at the time of purchase. If a note is purchased at a discount, and the actual rate of prepayments is less than the rate of prepayments anticipated at the time the note was purchased, the actual yield to maturity will be less than the yield anticipated at the time of purchase. Any reinvestment risk, which is the risk that a noteholder will not be able to reinvest amounts received in payment on the notes at interest rates that are greater than or equal to the note rate, resulting from a faster or slower incidence of prepayment of auto loans, will be borne by the noteholders.

        The rate of payment of principal of each class of notes will depend on the rate of payment, including prepayments, of the principal balance of the auto loans. As a result, final payment of each class of notes could occur significantly earlier than the final scheduled payment date for the class.

        Prepayments on auto loans can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the absolute prepayment model, or ABS, represents an assumed rate of prepayment each month relative to the original number of auto loans in a pool. ABS further assumes that all the auto loans are the same size and amortize at the same rate and that each auto loan in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of auto loans originally containing 10,000 auto loans, a 1% ABS rate means that 100 auto loans prepay each month. ABS does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of auto loans.

        The table captioned "Percent of Initial Note Principal Balance at Various ABS Percentages", also called the ABS Table, has been prepared on the basis of the following assumptions:

  •
  the auto loans prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

  •
  each scheduled monthly payment on the auto loans is made on the last day of each month and each month has 30 days;

  •
  the initial principal amount of each class of notes is as stated on the cover page;

  •
  interest accrues during each interest period at the following assumed coupon rates: Class A-1 Notes, 1.270%; Class A-2 Notes, 1.32%; Class A-3 Notes, 1.79%; and Class A-4 Notes, 2.51%;

  •
  payments on the notes are made on the 17th day of each month whether or not a business day;

  •
  the notes are purchased on an assumed closing date of May 29, 2003;

  •
  the scheduled monthly payment for each auto loan has been calculated on the basis of the assumed characteristics presented in the table below, and each auto loan will amortize in amounts sufficient to repay the principal balance of the auto loans by its indicated remaining term to maturity; and

  •
  the servicer exercises its optional redemption at the earliest payment date possible.

        The ABS Table also assumes that (1) the auto loans have been aggregated into hypothetical pools with all of the auto loans within each pool having the following characteristics, and (2) that the level of scheduled monthly payment for each of the pools, which is based on its aggregate principal balance, gross APR, original number of scheduled payments and remaining number of scheduled payments as of the cut-off date, will be calculated so that each pool will be fully amortized by the end of its remaining term to maturity.

Pool	Aggregate Principal Balance	APR	Remaining Term to Maturity (in Months)	Seasoning (in Months)
1	$1,207,173.12	14.702%	20	6
2	$14,212,821.85	15.840%	32	4
3	$58,616,761.00	16.327%	44	4
4	$603,832,319.75	16.920%	56	4
5	$474,966,333.04	15.263%	68	3

        The ABS Table indicates, based on the assumptions described above, the percentages of the initial principal amount of each class of notes that would be outstanding after each of the payment dates shown at various percentages of ABS and the corresponding weighted average lives of the notes. The actual characteristics and performance of the auto loans will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the auto loans will prepay at a constant level of ABS until maturity or that all of the auto loans will prepay at the same level of ABS. Moreover, the diverse terms of auto loans could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the auto loans are as assumed. Any difference between the assumptions and the actual characteristics and performance of the auto loans, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding over time and the weighted average lives of each class of notes.

Percent of Initial Note Principal Balance
at Various ABS Percentages(1)

	Class A-1 Notes				Class A-2 Notes				Class A-3 Notes				Class A-4 Notes
Payment Date
	0.5%	1.0%	1.7%	2.5%	0.5%	1.0%	1.7%	2.5%	0.5%	1.0%	1.7%	2.5%	0.5%	1.0%	1.7%	2.5%
Closing Date	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100	100
June, 2003	92	89	85	80	100	100	100	100	100	100	100	100	100	100	100	100
July, 2003	81	75	67	58	100	100	100	100	100	100	100	100	100	100	100	100
August, 2003	66	59	47	33	100	100	100	100	100	100	100	100	100	100	100	100
September, 2003	52	42	29	13	100	100	100	100	100	100	100	100	100	100	100	100
October, 2003	44	33	16	0	100	100	100	98	100	100	100	100	100	100	100	100
November, 2003	36	23	4	0	100	100	100	86	100	100	100	100	100	100	100	100
December, 2003	29	14	0	0	100	100	94	74	100	100	100	100	100	100	100	100
January, 2004	22	5	0	0	100	100	85	62	100	100	100	100	100	100	100	100
February, 2004	14	0	0	0	100	97	76	50	100	100	100	100	100	100	100	100
March, 2004	7	0	0	0	100	90	67	39	100	100	100	100	100	100	100	100
April, 2004	0	0	0	0	100	83	58	27	100	100	100	100	100	100	100	100
May, 2004	0	0	0	0	94	76	49	16	100	100	100	100	100	100	100	100
June, 2004	0	0	0	0	88	69	40	6	100	100	100	100	100	100	100	100
July, 2004	0	0	0	0	83	62	32	0	100	100	100	94	100	100	100	100
August, 2004	0	0	0	0	77	55	23	0	100	100	100	83	100	100	100	100
September, 2004	0	0	0	0	71	48	15	0	100	100	100	72	100	100	100	100
October, 2004	0	0	0	0	66	42	7	0	100	100	100	61	100	100	100	100
November, 2004	0	0	0	0	60	35	0	0	100	100	99	50	100	100	100	100
December, 2004	0	0	0	0	54	28	0	0	100	100	90	39	100	100	100	100
January, 2005	0	0	0	0	48	22	0	0	100	100	81	29	100	100	100	100
February, 2005	0	0	0	0	43	15	0	0	100	100	73	19	100	100	100	100
March, 2005	0	0	0	0	37	9	0	0	100	100	64	10	100	100	100	100
April, 2005	0	0	0	0	31	3	0	0	100	100	56	0	100	100	100	100
May, 2005	0	0	0	0	26	0	0	0	100	96	48	0	100	100	100	91
June, 2005	0	0	0	0	20	0	0	0	100	89	41	0	100	100	100	82
July, 2005	0	0	0	0	14	0	0	0	100	82	33	0	100	100	100	73
August, 2005	0	0	0	0	8	0	0	0	100	75	26	0	100	100	100	64
September, 2005	0	0	0	0	2	0	0	0	100	68	18	0	100	100	100	56
October, 2005	0	0	0	0	0	0	0	0	96	62	11	0	100	100	100	48
November, 2005	0	0	0	0	0	0	0	0	90	55	4	0	100	100	100	40
December, 2005	0	0	0	0	0	0	0	0	83	49	0	0	100	100	97	0
January, 2006	0	0	0	0	0	0	0	0	77	42	0	0	100	100	91	0
February, 2006	0	0	0	0	0	0	0	0	71	36	0	0	100	100	84	0
March, 2006	0	0	0	0	0	0	0	0	64	30	0	0	100	100	78	0
April, 2006	0	0	0	0	0	0	0	0	58	23	0	0	100	100	72	0
May, 2006	0	0	0	0	0	0	0	0	52	17	0	0	100	100	66	0
June, 2006	0	0	0	0	0	0	0	0	46	11	0	0	100	100	60	0
July, 2006	0	0	0	0	0	0	0	0	39	6	0	0	100	100	55	0
August, 2006	0	0	0	0	0	0	0	0	33	0	0	0	100	100	49	0
September, 2006	0	0	0	0	0	0	0	0	27	0	0	0	100	94	44	0
October, 2006	0	0	0	0	0	0	0	0	20	0	0	0	100	88	40	0
November, 2006	0	0	0	0	0	0	0	0	14	0	0	0	100	82	0	0
December, 2006	0	0	0	0	0	0	0	0	8	0	0	0	100	77	0	0
January, 2007	0	0	0	0	0	0	0	0	1	0	0	0	100	71	0	0
February, 2007	0	0	0	0	0	0	0	0	0	0	0	0	95	66	0	0
March, 2007	0	0	0	0	0	0	0	0	0	0	0	0	89	61	0	0
April, 2007	0	0	0	0	0	0	0	0	0	0	0	0	83	56	0	0
May, 2007	0	0	0	0	0	0	0	0	0	0	0	0	77	51	0	0
June, 2007	0	0	0	0	0	0	0	0	0	0	0	0	71	46	0	0
July, 2007	0	0	0	0	0	0	0	0	0	0	0	0	65	42	0	0
August, 2007	0	0	0	0	0	0	0	0	0	0	0	0	59	0	0	0
September, 2007	0	0	0	0	0	0	0	0	0	0	0	0	52	0	0	0
October, 2007	0	0	0	0	0	0	0	0	0	0	0	0	46	0	0	0
November, 2007	0	0	0	0	0	0	0	0	0	0	0	0	40	0	0	0
December, 2007	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life in Years(2)	0.42	0.33	0.26	0.20	1.65	1.33	1.00	0.76	3.03	2.58	2.00	1.51	4.28	3.91	3.16	2.34

(1)
The percentages in this table have been rounded to nearest whole number.

(2)
The weighted average life of a note is determined by (1) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the payment date, (2) adding the results and (3) dividing the sum by the initial principal amount of the notes of that class.

Delinquency and Loss Information of the Subservicer

        Presented below is information concerning the subservicer's delinquency and loss experience for its portfolio of auto loans for new and used automobiles, light duty trucks and vans originated or acquired under its finance programs. The subservicer determines the aging of a past due account on the basis of contractual delinquency. Installment payments must equal or exceed 90% of the scheduled payment due for an auto loan to be considered contractually current. Delinquency status may be affected by the subservicer's account management policies and practices for the collection of auto loans described below. These policies and practices permit the subservicer to reset the contractual delinquency status of an account to current, based on indicia or criteria which, in its judgment, evidence continued payment probability. These policies and practices are designed to manage customer relationships, maximize collections and avoid repossession if reasonably possible.

        An account and customer management tool used by the subservicer that resets the contractual delinquency status is auto loan extensions, which are used in situations where a qualifying delinquent obligor has begun making payments, but may not have sufficient funds to pay all past due amounts. An extension changes the maturity date on the auto loan by the number of the obligor's payments that are delinquent. The subservicer's current policies require one payment within 60 days for an auto loan to be extended, and limit extensions to no more than three months at a time, no more than three months in any 12-month period and no more than six months over the life of the auto loan. Accounts that have filed for Chapter 7 bankruptcy protection are extended without a payment upon receipt of a signed reaffirmation agreement. In addition, auto loans that are delinquent because of hardship affecting the obligor's ability to pay may be extended without a payment upon receipt of appropriate documentation.

        In addition to auto loan extensions, the subservicer uses auto loan modifications, on a more limited basis, to manage customer relationships. In a modification, the subservicer agrees to assist the obligor in meeting the obligor's monthly payment obligation by modifying the terms of the auto loan, typically by changing the interest rate on the auto loan and reamortizing the outstanding principal balance over the remaining term of the auto loan. In limited instances, the subservicer may also modify the maturity date of the auto loan. The subservicer typically enters into modification arrangements with individual obligors in situations involving obligor hardship or other setbacks that are expected to affect the obligor's ability to pay the contractually required amount for some period of time.

        These actions are under continual review and assessment to determine if they achieve the goals described above. In most cases, the delinquency status of an auto loan is considered to be current if the obligor immediately begins payments under the new terms. When the subservicer uses one of these account management tools, it generally treats the auto loan as being contractually current and will not reflect the auto loan as a delinquent account in its delinquency statistics.

        The following table summarizes approximate extension statistics for the subservicer's portfolio of auto loans for new and used automobiles, light duty trucks and vans as of March 31, 2003 and December 31, 2002 and 2001.

			At December 31,
	At March 31, 2003
			2002		2001
	(Dollars in thousands)
Never extended	$6,135,295	83.1%	$6,198,160	83.3%	$5,435,212	85.0%
Extended:
Extended in last 6 months	553,727	7.5%	587,821	7.9%	511,549	8.0%
Extended in last 7-12 months	354,385	4.8%	319,953	4.3%	281,352	4.4%
Previously extended beyond 12 months	339,619	4.6%	334,834	4.5%	166,254	2.6%
Total ever extended	$1,247,731	16.9%	$1,242,608	16.7%	$959,155	15.0%
Total	$7,386,026	100.0%	$7,440,768	100.0%	$6,394,367	100.0%

        The information presented below has not been adjusted to eliminate the effect of changes to the subservicer's underwriting and credit standards, account management policies and practices or charge-off policies during the periods shown. The subservicer continuously reviews these policies and practices in light of portfolio performance, competitive conditions and the overall economic environment. As a result, these policies and practices have been adjusted over time to improve portfolio performance. Management believes that these changes in the ordinary course of business have not materially impacted the presentation of historical delinquency and loss experience presented below.

        Currently, the principal balance of an auto loan in excess of the estimated net realizable value (or actual realized value in the case of a sold vehicle) is charged off by the subservicer no later than the end of the month in which the earliest of the following occurs: (1) when an auto loan becomes 150 days delinquent (210 days for a bankruptcy), (2) 90 days after the financed vehicle has been repossessed if it remains unsold and (3) when the repossessed financed vehicle is sold. If adjustments were made for the growth of the portfolio, loss and delinquency as percentages of auto loans serviced for each period would be higher than those shown. The tables below present all auto loan data for auto loans purchased or originated by the subservicer and its affiliates. Following the merger in which Household International, Inc. acquired ACC Consumer Finance Corporation, the subservicer assumed management and servicing responsibilities for a portfolio of auto loans purchased or acquired by another Household subsidiary. The auto loans held by this entity are included in the auto loans and the performance results presented in the following tables only for the periods ended March 31, 2003 and December 31, 2002 and 2001.

Historical Delinquency
(Dollar Amounts in Thousands)

			At December 31,
	At March 31, 2003
			2002		2001		2000		1999		1998
	Dollars	Percent	Dollars	Percent	Dollars	Percent	Dollars	Percent	Dollars	Percent	Dollars	Percent
Principal Outstanding	7,383,026	100.00%	7,440,768	100.00%	6,394,367	100.00%	4,511,967	100.00%	2,949,854	100.00%	1,593,434	100.00%
Delinquencies(1)
1 month	445,486	6.03%	544,313	7.32%	396,626	6.20%	296,082	6.56%	123,116	4.17%	65,220	4.09%
2 months(2)	125,646	1.70%	173,140	2.32%	120,507	1.89%	62,357	1.38%	45,141	1.53%	21,607	1.36%
3 months and over(2)	88,630	1.20%	98,768	1.33%	81,311	1.27%	51,993	1.15%	26,055	0.88%	13,155	0.83%
Subtotal	659,762	8.94%	816,221	10.97%	598,444	9.36%	410,432	9.10%	194,312	6.58%	99,982	6.27%
Repossessions on Hand(3)	87,323	1.18%	96,754	1.30%	92,727	1.45%	60,687	1.35%	33,729	1.14%	17,746	1.11%
Total Delinquencies and Repossessions on Hand	747,085	10.12%	912,975	12.27%	691,171	10.81%	471,119	10.44%	228,041	7.73%	117,728	7.39%

(1)
Determined on the basis of contractually delinquency.

(2)
Auto loans which are at least 2 months contractually delinquent and the borrower is in bankruptcy represent less than 1% of the outstanding receivables for each period presented.

(3)
Represents the principal balance of auto loans for which the underlying vehicle has been repossessed and is more than one month contractually delinquent, but has not been charged off.

Historical Net Charge-off Experience
(Dollar Amounts in Thousands)

	As of or for the Three Months Ended March 31, 2003
			As of or for the Year Ended December 31,
			2002	2001	2000	1999	1998
Principal outstanding	$7,383,026		$7,440,768	$6,394,367	$4,511,967	$2,949,854	$1,593,434
Average principal amount outstanding	$7,362,671		$6,940,463	$5,322,506	$3,842,534	$2,246,585	$1,051,007
Number of contracts outstanding	576,579		578,437	483,883	339,025	229,231	130,382
Average number of contracts outstanding	577,406		533,415	404,888	291,510	180,006	88,616
Number of repossessions	13,121		44,212	33,642	24,843	16,325	8,499
Number of repossessions as a percent of average number of contracts outstanding	9.09	%(2)	8.29%	8.31%	8.52%	9.07%	9.59%
Net charge-offs(1)	$148,997		$460,476	$282,692	$180,796	$109,160	$53,469
Net charge-offs as a percent of average principal amount outstanding(1)	8.09	%(2)	6.63%	5.31%	4.71%	4.86%	5.09%

(1)
Net charge-offs represent the principal balance in excess of the estimated net realizable value (or actual realized value in the case of sold vehicles) and exclude costs of repossession and liquidation. The subservicer pays monthly premiums for vendor's single interest physical damage insurance policies, which cover all financed vehicles for which the obligor's insurance is no longer in effect. This premium includes an amount equal to the net claims filed with the insurer in the prior month. Net charge-offs exclude the amount of insurance claims received by the subservicer under these policies, which were approximately $4.7 million, $25.1 million, $10.9 million, $2.7 million, $3.6 million and $1.6 million for the periods ended March 31, 2003, December 31, 2002, December 31, 2001, December 31, 2000, December 31, 1999 and December 31, 1998, respectively.

(2)
Annualized.

        The seller expects that the delinquency, loss and repossession experience for the auto loans will be generally consistent with the information provided in the above tables. However, there is no assurance that delinquency, loss and repossession experience for auto loans in the future, or the experience of the trust, will be similar to that described above. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for automobiles, light duty trucks or vans.

Description of the Notes

General

        The notes will be issued according to the terms of the indenture. The base indenture and a form of the series supplement to the base indenture have been filed as exhibits to the registration statement of which this prospectus supplement is a part. The base indenture as supplemented by the series supplement is referred to as the indenture. The following statements (together with the additional statements under "Description of the Securities" and "Description of the Trust Documents" in the prospectus) summarize the material terms of the notes and the indenture.

        The notes will be issued only in fully registered form, in denominations of $100,000 and integral multiples of $1,000. The notes will not be listed on any securities exchange or quoted in the automated quotation system of a registered securities association. The notes will be secured by the trust assets pledged by the trust to the indenture trustee according to the indenture. Replacement notes, if issued, will be transferable and exchangeable at the corporate trust office of the indenture trustee. No service charge will be made for any registration, exchange or transfer of notes, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge. See "Description of the Securities—Book-Entry Registration" in the prospectus.

        The payment date is the 17th day of each month, or if that day is not a business day, the next succeeding business day.

Payments of Interest

        Interest on each class of notes will be payable monthly on each payment date, commencing on June 17, 2003, in an amount equal to interest accrued during the applicable interest period, as defined below, at the applicable note rate on the outstanding principal balance for the applicable class of notes. The per annum rate of interest accruing on each class of notes is referred to as the note rate for the respective classes of notes. The note rates for the Class A-1, Class A-2, Class A-3 and Class A-4 Notes will be 1.24%, 1.30%, 1.73%, and 2.22%, respectively.

        Interest on the outstanding principal balance of the notes of each class in respect of any payment date will accrue from, and include, the preceding payment date, or in the case of the first payment date, from the closing date, through, and including, the day preceding the payment date. Each of these periods is an interest period. Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in an applicable interest period. Interest on the Class A-2, Class A-3 and Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable on the Class A-2, Class A-3 and Class A-4 Notes for the initial interest period, however, will be computed on the basis of a 360-day year and the actual number of days elapsed in the initial interest period. Interest for any payment date due but not paid on the payment date shall bear interest, to the extent permitted by applicable law, at the applicable note rate until paid. Failure to pay interest in full on any payment date after expiration of the applicable grace period is an event of default under the indenture.

Payments of Principal

        On each payment date, principal payments will be due and payable on the notes in an amount generally equal to the class A minimum principal distributable amount for the payment date to the extent of funds available therefor. In addition, on each payment date, additional principal payments will be made on the notes in an amount equal to the class A additional principal amount for the payment date to the extent of funds available after making the required deposit to the reserve account.

        On each payment date, the class A minimum principal distributable amount and the class A additional principal amount will be used to reduce the principal balance of the Class A-1 Notes until the Class A-1 Notes have been paid in full. On each payment date, after the Class A-1 Notes have been paid in full, the class A minimum principal distributable amount and the class A additional principal amount will be used to reduce the principal balance of the Class A-2 Notes until the Class A-2 Notes have been paid in full. On each payment date, after the Class A-2 Notes have been paid in full, the class A minimum principal distributable amount and the class A additional principal amount will be used to reduce the principal balance of the Class A-3 Notes until the Class A-3 Notes have been paid in full. On each payment date, after the Class A-3 Notes have been paid in full, the class A minimum principal distributable amount and the class A additional principal amount will be used to reduce the principal balance of the Class A-4 Notes until the Class A-4 Notes have been paid in full.

        Amounts under the insurance policy are available to pay principal due on the notes on any payment date to the extent that, after giving effect to the distribution of any principal on such payment date and any distribution from the reserve account on such payment date, the outstanding principal balance of the notes exceeds the pool balance of the auto loans as of the end of the prior month, and with respect to any class on the final scheduled payment date for such class to the extent that such class is not paid in full on or prior to its respective final scheduled payment date from other sources.

        In the event of the non-payment of principal or of interest, the noteholders will be able to sue the trust directly to enforce their note, but will only be able to enforce the insurance policy through the indenture trustee.

The Note Guaranty Insurance Policy and the Insurer

        The following information was obtained from the insurer and has not been verified by the seller or the underwriters. No representations or warranty is made by the seller or the underwriters with respect thereto. The insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the insurance policy and the insurer set forth under the heading "The Note Guaranty Insurance Policy and the Insurer". Additionally, the insurer makes no representation regarding the notes or the advisability of investing in the notes.

  The Insurance Policy

        The following summary of the terms of the insurance policy does not purport to be complete and is qualified in its entirety by reference to the insurance policy.

        Ambac, in consideration of the payment of the insurance premium payable with respect to the insurance policy, will irrevocably and unconditionally guarantee, subject only to (a) proper presentation of a Notice in accordance with the terms of the insurance policy and (b) the terms of the insurance policy, the payment to, or at the direction of, the indenture trustee for the benefit of each Registered Holder that portion of the Policy Claim Amounts due and payable pursuant to the terms of the indenture (as supplemented by the series supplement) and unpaid by reason of Nonpayment.

        "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form attached to the insurance policy, the original of which is subsequently delivered by registered or certified mail, from the indenture trustee specifying the amount of any Insured Payment which shall be due and owing.

        "Policy Claim Amount" means (i) with respect to each payment date, the excess, if any, without duplication, of (a) the Class A interest distributable amount and (b) the Insured Principal Balance Shortfall, if any, minus (c) the Payment Funds available pursuant to the Basic Documents for payment of the amounts listed in (i) (a) and (b) in accordance with the priorities set forth in the indenture, the series supplement and the master sale and servicing agreement; (ii) with respect to any scheduled maturity date, the excess of (a) the outstanding principal balance of (A) the Class A-1 Notes, with respect to the scheduled maturity date for the Class A-1 Notes, (B) the Class A-2 Notes, with respect to the scheduled maturity date for the Class A-2 Notes, (C) the Class A-3 Notes, with respect to the scheduled maturity date for the Class A-3 Notes or (D) the Class A-4 Notes, with respect to the scheduled maturity date for the Class A-4 Notes, as applicable, minus (b) the Payment Funds available pursuant to the Basic Documents for payment of the applicable amount listed in (ii) (a) with respect to such scheduled maturity date in accordance with the priorities set forth in the indenture, the series supplement and the master sale and servicing agreement, and (iii) with respect to any Preference Payment Date, Preference Amounts, provided, however, that the aggregate amount of all such Preference Amounts shall be subject to the limitations in such definition; provided, further, that in no event shall the amount payable by Ambac under the insurance policy exceed the Maximum Insured Amount.

        "Payment Funds" means the sum of, without duplication, (i) all amounts of available funds, (ii) all other funds on deposit in the collection account, the reserve account and any other trust accounts and

(iii) all other funds available pursuant to the Basic Documents for payment in accordance with the priorities set forth therein.

        "Insured Payments" means, (i) with respect to any payment date, the aggregate amount actually paid by Ambac to, or at the direction of, the indenture trustee in respect to Policy Claim Amounts for such payment date and (ii) the aggregate amount of any Preference Amounts paid by Ambac on any given business day.

        "Registered Holder" means any registered or beneficial owner of a note (other than the trust, the seller, the master servicer and the originators or any of their affiliates).

        "Nonpayment" means, with respect to any payment date, Policy Claim Amounts which are due and payable pursuant to the terms of the indenture (as supplemented by the series supplement) but have not been paid.

        "Insured Principal Balance Shortfall" means, with respect to a payment date, the positive excess, if any, of the aggregate note principal balance with respect to the notes (after giving effect to the distribution of the Class A minimum principal distributable amount on such payment date pursuant to the series supplement and after making any distribution from the reserve account pursuant to the series supplement on such payment date) over the pool balance as of the close of business on the last day of the preceding collection period.

        "Basic Documents" means the series supplement, the master sale and servicing agreement, the certificate of trust filed for the trust, the trust agreement, the insurance agreement, the indemnification agreement, the indenture, the receivables purchase agreements, each transfer agreement related to the owner trust estate and all other documents and certificates delivered in connection therewith or pursuant thereto in connection with the notes or the certificates (as defined in the trust agreement).

        "Preference Amount" means any interest on or principal of the notes which has become due and payable pursuant to the terms of the indenture (as supplemented by the series supplement), the Nonpayment of which would have been covered by the insurance policy, and which was made to a Registered Holder by or on behalf of the trust, which has been deemed a preferential transfer and recoverable, or theretofore recovered, from its Registered Holder pursuant to Title 11 of the United States Code in accordance with a final, nonappealable order of a court of competent jurisdiction; provided that any Preference Amount that constitutes interest shall be limited to the amount of interest on the outstanding principal amount of the notes (calculated at the note rate for the relevant class of notes) accrued as of the last day of the applicable interest period with respect to the notes and shall not, in any event, include any interest on the notes accrued after such date or any interest on such interest amount; provided, further, that in no event shall Ambac be obligated to make any payment in respect to any Preference Amount to the extent that such payment, when added to all prior payments of Policy Claim Amounts, would exceed the Maximum Insured Amount.

        Upon the presentation by the indenture trustee to Ambac at Ambac's principal office in respect of the applicable payment date of a duly executed Notice, Ambac will make or cause to be made to the indenture trustee, payment in an amount equal to the applicable Policy Claim Amounts. Amounts payable in respect of any Policy Claim Amounts due hereunder, unless otherwise stated in the insurance policy, will be distributed by Ambac to, or at the direction of, the indenture trustee, by wire transfer of immediately available funds. Solely the indenture trustee on behalf of the Registered Holders shall have the right to make a claim for an Insured Payment under the insurance policy.

        Notwithstanding any other provision of the insurance policy but subject to provisions in the insurance policy with respect to Preference Amounts, Ambac will pay any Policy Claim Amounts payable under the insurance policy to, or at the direction of, the indenture trustee no later than 12:00 noon, New York City time, on the later of (i) the payment date or scheduled maturity date, as the case may be, on which the related Policy Claim Amount is due for payment under the indenture (as supplemented by the series supplement) or (ii) the second business day following actual receipt in

New York, New York on a business day by Ambac of a Notice in the form attached to the insurance policy, appropriately completed and executed by the indenture trustee; provided, that, if such Notice is received after 12:00 noon, New York City time, on such business day, it will be deemed to be received before 12:00 noon, New York City time, on the following business day. If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the insurance policy, it shall be deemed not to have been received for purposes of the insurance policy, and Ambac shall promptly so advise the indenture trustee in writing and the indenture trustee may submit an amended or corrected Notice. If such an amended or corrected Notice is in proper form and is otherwise sufficient for the purpose of making a claim under the insurance policy, it shall be deemed to have been timely received on the business day of such resubmission, provided, that, if such Notice is received after 12:00 noon, New York City time, on such business day, it will be deemed to be received before 12:00 noon, New York City time, on the following business day.

        There shall be no acceleration payment due under the insurance policy unless such acceleration is at the sole option of Ambac. The insurance policy does not cover (i) premiums, if any, payable in respect to the notes, (ii) shortfalls, if any, attributable to any payment of withholding taxes (including penalties and interest in respect of any such liability) or (iii) any risk other than Nonpayment, including the failure of the indenture trustee or the note paying agent to apply, disburse, transfer or direct insurance policy payments or available funds or other amounts in accordance with the indenture (as supplemented by the series supplement) to Registered Holders or to any other party.

        Ambac's payment obligations under the insurance policy with respect to particular Policy Claim Amounts shall be discharged to the extent funds equal to the applicable Policy Claim Amounts are paid by Ambac to, or at the direction of, the indenture trustee or the note paying agent in accordance with the indenture trustee's request, whether or not such funds are properly applied by the indenture trustee or the note paying agent. Payments of Policy Claim Amounts shall be made only at the time set forth in the insurance policy, and no accelerated Insured Payments shall be made except to the extent that Ambac has specified an earlier date for payment at its sole option. The insurance policy does not insure against loss of any prepayment or other acceleration payment which at any time may become due in respect of any Insured Obligation, other than at the sole option of Ambac, nor against any risk other than Nonpayment, including failure of the indenture trustee or the note paying agent to pay any Policy Claim Amounts due to Registered Holders.

        "Insured Obligations" means, to the extent set forth in the insurance policy, the aggregate interest on and the outstanding principal balance of all notes owned by Registered Holders, such principal amount not to exceed in the aggregate $1,049,000,000.

        Notwithstanding the occurrence of any of the termination events in the insurance policy, Ambac shall pay any Preference Amount when due to be paid pursuant to an Order referred to below, but in any event no earlier than the fifth business day following actual receipt by Ambac of (i) a certified copy of a final, nonappealable order of a court or other body exercising jurisdiction to the effect that a Registered Holder is required to return such Preference Amount paid during the term of the insurance policy because the payments of such amounts were avoided as a preferential transfer or otherwise rescinded or required to be restored by the indenture trustee or such Registered Holder (the "Order"), (ii) an opinion of counsel satisfactory to Ambac that the Order has been entered and is final and not subject to any stay, (iii) an assignment, in form and substance satisfactory to Ambac, duly executed and delivered by such Registered Holder and the indenture trustee, irrevocably assigning to Ambac all rights and claims of the indenture trustee and such Registered Holder relating to or arising under the indenture (as supplemented by the series supplement) or otherwise with respect to such Preference Amount, (iv) appropriate instruments in form satisfactory to Ambac to effect the appointment of Ambac as agent for such Registered Holder in any legal proceeding related to such Preference Payment, and (v) a Notice (in the form attached to the insurance policy) appropriately completed and executed by the indenture trustee (such date, the "Preference Payment Date"); provided, that (I) if such documents are received by Ambac after 12:00 noon, New York City time, on such business day, they will be deemed to be received before 12:00 noon, New York City time, on the following business day and (II) Ambac shall not be obligated to pay any Preference Amount in respect of principal (other than the Insured Principal Balance Shortfall) prior to the scheduled maturity date for the relevant class of notes. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the indenture trustee or the Registered Holder directly, unless the indenture trustee or the relevant Registered Holder has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case Ambac will pay the indenture trustee, or as directed by the indenture trustee, to the extent of the payment of the Preference Amount, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii), (iv) and (v) above to Ambac and (b) evidence satisfactory to Ambac that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

        Notwithstanding the foregoing, in no event shall Ambac be obligated to make any payment (i) to the extent that such payment, when added to all prior payments made by Ambac under the insurance policy, would exceed the Maximum Insured Amount or (ii) prior to the time Ambac would have been otherwise required to make an Insured Payment pursuant to the insurance policy.

        Upon any payment under the insurance policy, in furtherance and not in limitation of Ambac's equitable right of subrogation and Ambac's rights under the insurance agreement, Ambac will, to the extent of such payment by Ambac hereunder, be subrogated to the rights of any Registered Holder to receive any and all amounts due in respect of the Insured Obligations as to which such Insured Payment was made. In so doing, Ambac does not waive its rights to seek full payment of all Reimbursement Amounts owed it.

        Notwithstanding anything to the contrary set forth in the insurance policy, in no event will the aggregate amount paid by Ambac under the insurance policy exceed the Maximum Insured Amount. The "Maximum Insured Amount" means $1,049,000,000 in respect of principal, plus interest on the classes of notes at their respective rates of interest.

        The insurance policy sets forth the full understanding of Ambac, and except as expressly provided in the insurance policy, or as otherwise agreed in writing hereafter by Ambac and the indenture trustee, may not be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto, and may not be canceled or revoked. The insurance policy is issued pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflicts of laws rules thereof, as contemplated in Section 5-1401 of the New York General Obligations Law. Any notice under the insurance policy or service of process on Ambac may be made at the address listed in the insurance policy for Ambac or such other address as Ambac shall specify in writing to the indenture trustee. The premium of the insurance policy is not refundable for any reason. The premium will be payable on the insurance policy on each payment date as provided in the insurance agreement, beginning with the first payment date. Except as expressly provided in the insurance policy, the obligations of Ambac under the insurance policy are irrevocable, absolute and unconditional.

        To the fullest extent permitted by applicable law, Ambac waives and agrees not to assert any and all rights and defenses (including set-offs, counterclaims, fraud in the inducement or fact or any other circumstances that would have the effect of discharging a surety at law or in equity), to the extent such rights and defenses may be available to Ambac, so as to avoid payment of any amount due in respect of the insurance policy in accordance with express provisions hereof, including, without limitation, any such rights acquired by subrogation, assignment or otherwise. For the avoidance of doubt, Ambac undertakes not to impose any defense to payment, but reserves all rights to assert any claim it may have against the Registered Holders or any other person and none of the foregoing waivers shall prejudice any claim Ambac may have, whether directly or as subrogee or otherwise, subsequent to making such payment to the Registered Holders. For the avoidance of doubt, Ambac does not waive its right to seek payment of all Reimbursement Amounts to which it is entitled.

        "Reimbursement Amount" means, as of any payment date, the sum of (x)(i) all Insured Payments paid by Ambac, but for which Ambac has not been reimbursed prior to such payment date pursuant to the insurance agreement or the series supplement, plus (ii) interest accrued on such Insured Payments not previously repaid calculated at the Late Payment Rate (as defined in the insurance policy) from the date the indenture trustee, or any other person at its direction, received the related Insured Payments or the date such Insured Payments were made, and (y) without duplication (i) any amounts then due and owing to Ambac under the insurance agreement and the series supplement, as certified to the indenture trustee by Ambac plus (ii) interest on such amounts at the Late Payment Rate.

        The insurance policy and the obligations of Ambac thereunder shall terminate upon the earlier of:

  (a)
  the date on which all of the Policy Claim Amounts have been paid in full by Ambac to, or at the direction of, the indenture trustee; or

  (b)
  the close of business on the third (3rd) business day after the date on which all principal and interest on the notes has been paid in full.

        THE INSURANCE PROVIDED BY THE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

The Insurer

        Ambac Assurance Corporation ("Ambac") is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. Ambac primarily insures newly-issued municipal and structured finance obligations. Ambac is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC, Inc.), a 100% publicly-held company. Moody's Investors Services Inc., Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., and Fitch Ratings have each assigned a triple-A financial strength rating to Ambac.

        The consolidated financial statements of Ambac and subsidiaries as of December 31, 2002 and December 31, 2001, and for each of the years in the three-year period ended December 31, 2002, prepared in accordance with accounting principles generally accepted in the United States of America, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the SEC on March 28, 2003, Commission File Number 1-10777), the unaudited consolidated financial statements of Ambac and its subsidiaries as of March 31, 2003 and for the periods ending March 31, 2003 and March 31, 2002 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended March 31, 2003 (which was filed with the SEC on May 15, 2003); and the Current Reports on Form 8-K filed with the SEC on January 24, February 28, March 4, March 20, March 26, March 31 and April 21, 2003, as they related to Ambac, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        All financial statements of Ambac and its subsidiaries included in documents filed by Ambac Financial Group, Inc. with the SEC pursuant to Section 13(a), 13 (c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such financial statements.

        The following table sets forth the capitalization of Ambac as of December 31, 2001, December 31, 2002 and March 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

Ambac Assurance Corporation and Subsidiaries
Consolidated Capitalization Table
(Dollars in Millions)

	December 31, 2001	December 31, 2002	March 31, 2003
			(unaudited)
Unearned premiums	$1,790	$2,137	$2,174
Other liabilities	972	1,976	2,101

Total liabilities	2,762	4,113	4,275

Stockholder's equity:
Common Stock	82	82	82
Additional paid-in capital	928	920	995
Accumulated other comprehensive income	81	231	237
Retained earnings	2,386	2,849	2,974

Total stockholder's equity	3,477	4,082	4,288

Total liabilities and stockholder's equity	$6,239	$8,195	$8,563

        For additional information concerning Ambac, see the audited financial statements of Ambac incorporated by reference in the prospectus supplement. Copies of the financial statements of Ambac incorporated by reference and copies of Ambac's annual statement for the year ended December 31, 2002 prepared on the basis of accounting practices prescribed or permitted by the State of Wisconsin Office of the Commissioner of Insurance are available, without charge, from Ambac. The address of Ambac's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

        Ambac makes no representation regarding the notes or the advisibility of investing in the notes and makes no representation regarding, nor has it participated in the preparation of, the prospectus supplement other than the information supplied by Ambac and presented under the heading "The Note Insurance Policy and the Insurer" and in the financial statements incorporated herein by reference.

Overcollateralization

        The overcollateralization is the difference between the pool balance and the aggregate note principal balance at any time. On the closing date, the overcollateralization will be equal to $103,835,408.76, which is approximately 9% of the pool balance as of the cut-off date. On each payment date, excess interest and principal collected will be applied to offset losses on the auto loans, to make deposits to the reserve account until the reserve account reaches its targeted balance, and to reduce the principal balance of the notes as described in the Payment Priorities section below. Distribution of principal in accordance with the payment priorities will cause the aggregate note principal balance to decrease faster than the pool balance decreases. As a result, the overcollaterlization will increase. The overcollateralization will be available to absorb losses that would otherwise be allocated to noteholders.

Payment Priorities

        You can find definitions of the technical cashflow terms used in this section in the Glossary beginning on page S-42 of this prospectus supplement.

        On or prior to each payment date, the servicer will instruct the indenture trustee to make the following distributions from available funds in the following order of priority:

  (1)
  if Household Finance Corporation is no longer acting as servicer, the servicing fee for the applicable collection period;

  (2)
  to the indenture trustee and the owner trustee, any accrued and unpaid trustees' fees and unreimbursed costs and expenses, but only to the extent these amounts have not been previously paid by the servicer;

  (3)
  to the holders of the notes, the class A interest distributable amount;

  (4)
  to the holders of the notes, the class A minimum principal distributable amount will be paid as follows:

  •
  to the holders of the Class A-1 Notes until the Class A-1 Notes are paid in full,

  •
  to the holders of the Class A-2 Notes until the Class A-2 Notes are paid in full,

  •
  to the holders of the Class A-3 Notes until the Class A-3 Notes are paid in full, and

  •
  to the holders of the Class A-4 Notes until the Class A-4 Notes are paid in full;

  (5)
  to the insurer, any amounts owed the insurer under the insurance agreement including, without limitation, the premium;

  (6)
  to the reserve account, the reserve account shortfall amount;

  (7)
  to the holders of the notes, the class A additional principal distributable amount will be paid in accordance with the priorities described in clause (4) above;

  (8)
  if Household Finance Corporation is acting as the servicer, the servicing fee for the applicable collection period; and

  (9)
  any remainder to the certificateholders.

        If on a payment date available funds are not sufficient to make the payments required by clauses (1), (2), (3) and (5) above, we will use funds on deposit in the reserve account to pay such shortfalls. In addition, if on a payment date after making the payment from available funds required by clause (4) above, there is a principal balance shortfall, we will use funds on deposit in the reserve account to pay such shortfall.

        If the notes are accelerated following the occurrence of an event of default, all available funds, all amounts on deposit in the reserve account and the proceeds of any sale, liquidation or other disposition of the trust assets will be applied as follows:

    first, to pay all amounts due and unpaid to the servicer, if Household Finance Corporation is no longer acting as servicer, the owner trustee and the indenture trustee;

    second, to pay all amounts due and unpaid on the notes for interest, ratably without preference or priority;

    third, to pay all amounts due and unpaid on the notes for principal, ratably without preference or priority;

    fourth, to pay all amounts due and unpaid to the insurer;

    fifth, to pay all amounts due and unpaid to the servicer, if Household Finance Corporation is acting as servicer; and

    sixth, to pay all remaining amounts to the certificateholders.

        Amounts on deposit in the reserve account on any payment date, after giving effect to all distributions made on such payment date, in excess of the targeted reserve account balance for such payment date, may be released first to the servicer to pay any servicing fees that are due, and any remainder may be released to the certificateholders.

Final Scheduled Payment Dates; Optional Redemption

        Each class of notes will mature on the earlier of the date the class of notes is paid in full or the respective final scheduled payment date for the class. The Class A-1 final scheduled payment date is May 17, 2004, the Class A-2 final scheduled payment date is September 18, 2006, the Class A-3 final scheduled payment date is December 17, 2007 and the Class A-4 final scheduled payment date is November 17, 2009. In the event there are insufficient funds to retire any class of notes by its respective final scheduled payment date, in each case, subject to a five day grace period, an event of default will occur, unless such class of notes has been otherwise paid under the insurance policy. In addition, the trust will pay the notes in full on the payment date following the exercise by the servicer or the subservicer of the option to purchase the auto loans from the trust. This will cause a redemption of the notes. The option may be exercised on or after the payment date on which the aggregate principal balance of the auto loans is reduced to an amount less than or equal to 10% of the original aggregate principal balance of the auto loans. The redemption price will be equal to the sum of the aggregate note principal balance and accrued and unpaid interest through the day preceding the call date.

Reports to Noteholders

        With each distribution to the noteholders, the servicer will prepare and the indenture trustee will forward to each noteholder a statement, which will include the following information for that payment date:

  (1)
  the amount of the distribution allocable to interest on each class of the notes;

  (2)
  the amount of the distribution allocable to principal on each class of the notes;

  (3)
  the aggregate outstanding principal amount for each class of notes, in each case, after giving effect to all payments reported under (2) above for that payment date;

  (4)
  the class A interest carryover shortfall, if any, and the change in such amount from the preceding statement;

  (5)
  the overcollateralization amount;

  (6)
  the amount of the servicing fee paid to the servicer for the prior collection period; and

  (7)
  the targeted reserve account balance and the amount on deposit in the reserve account at the end of the payment date.

        The information furnished under (1) through (4) above will be expressed as a dollar amount per $1,000 in face amount of notes.

Events of Default; Servicer Termination

        The notes are subject to certain events of default as described in the prospectus under "Description of the Trust Documents—Events of Default; Rights Upon Event of Default." The following will be an additional event of default with respect to the notes:

  •
  the trust or the seller becomes subject to registration as an "investment company" under the United States Investment Company Act of 1940, as amended.

        The servicer is subject to servicer termination events as described in the prospectus under "Description of the Trust Documents—Servicer Termination Events." The following will be additional servicer termination events with respect to the notes:

  •
  an event of default under the insurance agreement; and

  •
  a claim under the insurance policy.

Certain Rights of the Insurer

        Notwithstanding anything to the contrary in the prospectus, so long as the insurer is not in default, (i) the power to declare an event of default or servicer termination will be held by the insurer and (ii) the insurer will have certain other rights otherwise held by the noteholders.

Material Federal Income Tax Consequences

        You should consider the following discussion of the material federal income tax consequences to investors of the purchase, ownership and disposition of the notes only in connection with "Material Federal Income Tax Consequences" in the accompanying prospectus. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors. Some holders, including insurance companies, tax-exempt organizations, regulated investment companies, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, and holders that will hold the notes as other than capital assets, may be subject to special rules that are not discussed below. You should consult with your own tax advisors in determining the particular federal, state, local and any other tax consequences to you of the purchase, ownership and disposition of the notes.

Tax Characterization of the Trust

        Dewey Ballantine LLP is our tax counsel, and is of the opinion that, assuming the parties will comply with the terms of the governing agreements, the trust will not be characterized as an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.

Tax Consequences to Holders of the Notes

  Treatment of the Notes as Indebtedness

        The seller agrees, and the noteholders will agree by their purchase of notes, to treat the notes as indebtedness for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the notes. In general, whether instruments such as the notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction under which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled.

        The Internal Revenue Service (the "IRS") and the courts have stated various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether the transfer is a borrowing secured by the property.

        On the basis of its analysis of the above factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, tax counsel is of the opinion that, for federal income tax purposes, the notes will be treated as indebtedness, and not as an ownership interest in the auto loans, nor as an equity interest in the trust or in a separate association taxable as a corporation or other taxable entity. See "Material Federal Income Tax Consequences" in the accompanying prospectus.

        If the notes are characterized as indebtedness, interest paid or accrued on a note will be treated as ordinary income to the noteholders and principal payments on a note will be treated as a return of capital to the extent of the noteholder's basis in the note allocable thereto. An accrual method taxpayer will be required to include in income interest on the notes when earned, even if not paid, unless it is determined to be uncollectible. The trust will report to noteholders of record and the IRS regarding the interest paid and original issue discount, if any, accrued on the notes to the extent required by law.

  Possible Alternative Characterizations of the Notes

        Although, as described above, it is the opinion of tax counsel that, for federal income tax purposes, the notes will be characterized as indebtedness, this opinion is not binding on the IRS and thus no assurance can be given that this characterization will prevail. If the IRS successfully asserted that one or more of the notes did not represent indebtedness for federal income tax purposes, the noteholders would likely be treated as owning an interest in a partnership and not an interest in an association or publicly traded partnership, taxable as a corporation. If the noteholders were treated as owning an equitable interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on their respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of types of income and deductions for a noteholder would differ if the notes were held to constitute partnership interests, rather than indebtedness. Since the seller and the trust will treat the notes as indebtedness for federal income tax purposes, the servicer will not attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the notes. Investors that are foreign persons should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the notes. See "Other Matters" below.

  Discount and Premium

        We do not anticipate issuing notes with any original issue discount. See "Material Federal Income Tax Consequences—Discount and Premium—Originals Issue Discount" in the accompanying prospectus. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is 1.7% ABS. See "Yield and Prepayment Considerations" in this prospectus supplement. In addition, a subsequent purchaser who buys a note for less than its principal amount may be subject to the "market discount" rules of the Code. See "Material Federal Income Tax Consequences—Discount and Premium—Market Discount" in the accompanying prospectus. A subsequent purchaser who buys a note for more than its principal amount may be subject to the "market premium" rules of the Code. See "Material Federal Income Tax Consequences—Discount and Premium—Premium" in the accompanying prospectus.

  Sale or Redemption of Notes

        If a note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and the holder's adjusted basis in the note. See "Material Federal Income Tax Consequences—Debt Securities—Sales of Debt Securities" in the accompanying prospectus.

  Other Matters

        For a discussion of backup withholding and taxation of foreign investors in the notes, see "Material Federal Income Tax Consequences—Backup Withholding and Information Reporting" and "Material Federal Income Tax Consequences—Foreign Investors" in the accompanying prospectus.

State and Local Tax Considerations

        You should consider the state and local income tax consequences of the purchase, ownership and disposition of the notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, you should consult your own tax advisors as to the various state and local tax consequences of an investment in the notes.

Legal Investment

        The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended.

ERISA Considerations

        The notes may be purchased by ERISA plans as described in the prospectus under "ERISA Considerations—ERISA Considerations regarding Securities which are Notes." The notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part on the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the trust incurred losses. As described in the prospectus, the acquisition or holding of the notes by or on behalf of an employee benefit plan could still result in a prohibited transaction if the acquisition or holding of the notes by or on behalf of an employee benefit plan were deemed to be a prohibited loan to a party in interest with respect to the plan. Accordingly, each purchaser and each transferee using the assets of a plan subject to ERISA or Section 4975 of the Internal Revenue Code to acquire the notes will be deemed to have represented, or will represent, in the case of a transfer of a definitive note, that the acquisition and continued holding of the notes will be covered by a Department of Labor class exemption.

        Any plan fiduciary considering the purchase of a note may wish to consult with its counsel as to the potential applicability of ERISA and the Internal Revenue Code to the investment. Moreover, each plan fiduciary may wish to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the plan, taking into account the overall investment policy of the benefit plan and the composition of the plan's investment portfolio.

        The sale of notes to a plan is in no respect a representation by the underwriters that this investment meets all relevant legal requirements for investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

Underwriting

        Subject to the terms and conditions stated in the underwriting agreement dated May 22, 2003 among the seller, the transferors, Household Finance Corporation and the underwriters named below, the seller has agreed to sell to the underwriters and each of the underwriters has agreed to purchase, the principal amount of the notes stated opposite its name below.

Underwriters	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2 Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes
Barclays Capital Inc.	$45,400,000	$59,200,000	$53,600,000	$51,600,000
J.P. Morgan Securities Inc.	$45,400,000	$59,200,000	$53,600,000	$51,600,000
Banc of America Securities LLC	$45,400,000	$59,200,000	$53,600,000	$51,600,000
Credit Suisse First Boston	$45,400,000	$59,200,000	$53,600,000	$51,600,000
Deutsche Bank Securities Inc.	$45,400,000	$59,200,000	$53,600,000	$51,600,000

Total	$227,000,000	$296,000,000	$268,000,000	$258,000,000

        The underwriting discounts and commissions, the selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the related class of notes and as an aggregate dollar amount, shall be as follows:

	Selling Concessions not to exceed	Reallowance not to exceed
Class A-1 Notes	0.065%	0.060%
Class A-2 Notes	0.120%	0.075%
Class A-3 Notes	0.130%	0.100%
Class A-4 Notes	0.155%	0.125%

        The seller, the subservicer, Household Finance Corporation and their originating affiliates have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended.

        The seller or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including "warehouse" debt secured by the auto loans, prior to their sale to the trust. One or more of the underwriters, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, may have acted as a "warehouse lender" to the seller, and may receive a portion of the proceeds as a repayment of the "warehouse" debt.

        In connection with this offering the underwriters may over-allot or effect transactions which stabilize or maintain the market prices of the notes at levels above those which might otherwise prevail in the open market. This stabilizing, if commenced, may be discontinued at any time.

Experts

        The consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2002 and December 31, 2001 and for each of the years in the three-year period ended December 31, 2002, are incorporated by reference in this prospectus supplement and in the registration statement in reliance on the report of KPMG LLP, independent certified public accountants, incorporated by reference in this prospectus supplement and upon the authority of that firm as experts in accounting and auditing.

Legal Matters

        Some legal matters relating to the notes will be passed upon for the seller by Patrick D. Schwartz, Vice President and General Counsel—Treasury & Corporate Law of Household International, Inc., the parent company of the servicer, the subservicer and the seller, and by Dewey Ballantine LLP, New York, New York, special counsel to the seller. Certain legal matters will also be passed upon for the underwriters by Dewey Ballantine LLP. As of the date of this prospectus supplement, Mr. Schwartz is a full-time employee and an officer of Household International, Inc. and beneficially owns, and holds options to purchase, equity securities of HSBC Holdings plc.

Glossary

        Aggregate note principal balance means, (i) with respect to all of the notes, as of any date, the aggregate outstanding principal amount of all of the notes on that date and (ii) with respect to any class of notes, as of any date, the aggregate outstanding principal amount of all of the notes of such class on such date.

        Aggregate optimal note principal balance means, for any payment date, the product of (x) 87% and (y) the pool balance as of the end of the immediately preceding collection period.

        Amount financed means, for an auto loan, the aggregate amount advanced under the auto loan toward the financed vehicle's purchase price and related costs, including amounts advanced for accessories, insurance premiums, service and warranty contracts, other items customarily financed as part of auto loans and related costs.

        Auto loans means retail installment sales contracts that were purchased by the subservicer from unaffiliated dealers or alliance relationships and loan and security agreements that were originated by the other transferor.

        Available funds means, for any collection period, the sum of (1) the collected funds for that collection period, (2) all repurchase amounts deposited in the collection account during that collection period, (3) income on investments held in the collection account and the reserve account during that collection period, and (4) all proceeds of any liquidation, in whole or in part, of the assets of the trust.

        Business day means any day other than a Saturday, Sunday or other day on which commercial banks in the states of Illinois or New York are authorized or obligated to be closed.

        Class A additional principal distributable amount means, for any payment date, the positive excess, if any, of (i) the aggregate note principal balance after giving effect to the distribution of the class A minimum principal distributable amount on such payment date over (ii) the aggregate optimal note principal balance for such payment date.

        Class A interest carryover shortfall means, for any payment date and each class of the notes, the sum of: (1) the excess of (a) the applicable class A interest distributable amount for the preceding payment date, over (b) the amount actually paid as interest to the noteholders on the preceding payment date (under the indenture or the insurance policy), plus (2) interest on such excess, to the extent permitted by law, at a rate per annum equal to the applicable note rate from the preceding payment date to but excluding the current payment date.

        Class A interest distributable amount means, for any payment date and each class of the notes, an amount equal to the sum of: (1) the aggregate amount of interest accrued on the notes at the applicable note rate from and including the preceding payment date (or, in the case of the initial payment date, from and including the closing date) to but excluding the current payment date plus (2) the applicable class A interest carryover shortfall for the current payment date.

        Class A minimum principal distributable amount means, for any payment date, the greatest of (i) the least of: (A) the optimal principal distributable amount for such payment date, (B) the excess of the aggregate of the principal balances of the auto loans as of the last day of the second preceding collection period, over the aggregate of the principal balances of the auto loans as of the last day of the immediately preceding collection period and (C) the aggregate note principal balance, (ii) the positive excess, if any, of the aggregate note principal balance prior to making any payments on such payment date over the pool balance as of the last day of the preceding collection period, and (iii) on the final scheduled payment date for any class of the notes, the amount necessary to reduce the aggregate note principal balance of such class of the notes to zero.

        Collected funds means, for any collection period, the amount of funds in the collection account representing collections (including, where applicable, all payment cancellation fees and all administrative fees, expenses and charges actually paid by or on behalf of obligors, including late payment fees and liquidation fees, but excluding taxes, assessments, credit insurance payments or similar items) received by the servicer on or with respect to the auto loans during such collection period, including all net liquidation proceeds collected during such collection period (but excluding any repurchase amounts).

        Collection period means, with respect to the first payment date, the period beginning on the opening of business on the day after the related cut-off date and ending on the last day of the calendar month preceding such payment date and, with respect to each subsequent payment date, the preceding calendar month. Any amount stated "as of the close of business on the last day of a collection period" shall give effect to all applications of collections on such day.

        Contractual delinquency is a method of determining aging of past due accounts based on the status of payments under the auto loan. Delinquency status may be affected by the subservicer's account management policies and practices for the collection of auto loans such as extensions and modifications.

        Cram down loss means, with respect to an auto loan, if a court of appropriate jurisdiction in an insolvency proceeding issues a final order reducing the amount owed on the auto loan or otherwise modifying or restructuring the scheduled payments to be made on the auto loan, an amount equal to the excess of the principal balance of the auto loan immediately prior to the order over the principal balance of the auto loan as reduced. A cram down loss shall be deemed to have occurred on the date of the order's issuance.

        Liquidated auto loan means, upon the earliest of each of the following to occur, an auto loan as to which (1) 90 days have elapsed since the financed vehicle was repossessed, (2) the servicer has determined in good faith that all amounts it expects to recover have been received, (3) ten percent or more of a scheduled payment shall have become 150 or more days delinquent or in the case of an obligor who is subject to bankruptcy proceedings, 210 or more days delinquent or (4) the financed vehicle has been sold and the proceeds received. The servicer may reduce the number of days specified in clauses (1) and (3) of this definition if such reduction is consistent with the servicer's then-current collection policy.

        Net liquidation proceeds means, with respect to liquidated auto loans, (1) proceeds from the disposition of the underlying financed vehicle securing the liquidated auto loans, minus the servicer's reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from the proceeds, and any amounts required by law to be remitted to the borrower, (2) any insurance proceeds, or (3) other monies received from the obligor or otherwise.

        Optimal principal distributable amount means, with respect to any payment date, the excess, if any, of (i) the aggregate note principal balance immediately prior to such payment date over (ii) the aggregate optimal note principal balance for such payment date.

        Pool balance means, as of any date of determination, the aggregate principal balances of the auto loans, unless otherwise specified, as of the close of business on the preceding business day.

        Principal balance means, with respect to any auto loan, as of any date, the amount financed minus (a) that portion of all amounts received on or prior to the date and allocable to principal in accordance with the terms of the auto loan, and (b) any cram down loss in respect of the auto loan. The principal balance of a liquidated auto loan or a repurchased receivable shall be zero.

        Principal balance shortfall means, (i) for any payment date, the positive excess, if any, of the aggregate note principal balance after the payment of the amounts listed in (1) through (4) of

"Description of the Notes—Payment Priorities" and prior to payment of any amounts from the reserve account over the pool balance as of the close of business on the last day of the preceding collection period and (ii) with respect to the final scheduled payment date of any class of the notes, the outstanding principal balance of such class of the notes after the payment of the class A minimum principal distributable amount for such notes on such date.

        Repurchase amount means, with respect to an auto loan, the principal balance and all accrued and unpaid interest on the auto loan, after giving effect to the receipt of any moneys collected (from whatever source) on such auto loan, if any, as of the date of repurchase, provided that reductions in the principal balance resulting from the auto loan becoming a liquidated auto loan shall be disregarded.

        Reserve account shortfall amount means, for any payment date, the excess of: (x) the targeted reserve account balance for that payment date over (y) the amount on deposit in the reserve account as of the beginning of that payment date.

        Targeted reserve account balance means, for any payment date, the lesser of: (1) the greater of (a) 3% of the outstanding pool balance as of the end of the applicable collection period, and (b) 2% of the pool balance as of the cut-off date (which is $23,056,708.18) and (2) the aggregate note principal balance, provided, however, that (A) upon the occurrence and during the continuation of certain events specified in the insurance agreement, the targeted reserve account balance shall equal the greater of (x) 6% of the outstanding pool balance as of the end of the related collection period and (y) 4% of the pool balance as of the cut-off date, and (B) upon the occurrence and during the continuation of an event of default under the insurance agreement, the targeted reserve account balance shall equal the aggregate note principal balance.

PROSPECTUS

Household Automotive Trusts
Asset Backed Notes
Asset Backed Certificates

The Securities—

    • will be issued from time to time in series;

    • will be issued by one or more trusts established by Household Auto Receivables Corporation;

    • will be backed primarily by a pool of "non-prime" auto loans transferred to the issuing trust;

    • will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization; and

    • may have the benefit of one or more forms of credit enhancement, such as insurance policies, overcollateralization, subordination or reserve funds.

The Assets—

The assets of each trust will consist primarily of a pool of "non-prime" auto loans, funds on deposit in one or more trust accounts and forms of credit support described in this prospectus and in the prospectus supplement. "Non-prime" auto loans are retail installment sales contracts and loan and security agreements with consumers who have limited or no credit history, modest income or who have experienced prior credit difficulties for the purchase of new or used automobiles, light duty trucks or vans.

You are encouraged to read and consider the section entitled "Risk Factors" on page 9 of this prospectus before making a decision to invest in these securities.
These securities are auto loan asset-backed securities which only represent interests in or obligations of the trust issuing the securities and are not interests in or obligations of any other person or entity.
Retain this prospectus for future reference. This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 22, 2003.

Important Information About The Information Presented In This Prospectus And
The Prospectus Supplement

        We provide information to you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of securities, and (2) the prospectus supplement, which describes the specific terms of your series of securities.

        This prospectus by itself does not contain complete information about the offering of your securities; the balance of that information is contained in the prospectus supplement. You should read both this prospectus and the prospectus supplement in full.

Transfer and Assignment of Auto Loans by the Seller to the Trust	35
Representation and Warranties of the Seller; Repurchase Obligation	35
Payments on Auto Loans; Deposits to Collection Account	37
Collection and Other Servicing Procedures	39
Servicing Compensation and Payment of Expenses	39
Evidence as to Compliance	39
Certain Matters Regarding the Servicer and the Seller	39
Servicer Termination Events	40
Rights Upon Servicer Termination Event	41
Amendment	41
Events of Default; Rights Upon Event of Default	41
Certain Covenants of Each Trust	43
Certain Matters Regarding the Trustee and the Trust	44
Limitation on Liability of the Trustee	44
Resignation of the Trustee	44
Material Legal Aspects of the Auto Loans	45
Security Interest in Vehicles	45
Repossession	46
Notice of Sale; Redemption Rights	47
Deficiency Judgments	47
Consumer Protection Laws	47
Soldiers' and Sailors' Civil Relief Act of 1940	48
Other Limitations	49
Material Federal Income Tax Consequences	50
General	50
Grantor Trust Securities	50
Debt Securities	52
Partnership Interests	52
FASIT Securities	54
Discount and Premium	57
Backup Withholding and Information Reporting	60
Foreign Investors	60
State and Local Tax Consequences	61
ERISA Considerations	62
General	62
ERISA Considerations regarding Securities that are Certificates	62
ERISA Considerations regarding Securities that are Notes	64
Consultation With Counsel	65
Methods of Distribution	66
Legal Matters	67
Incorporation By Reference	67
Clearance, Settlement and Tax Documentation Procedures	A-1

Summary of Terms

        This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the securities, we suggest that you carefully read this entire prospectus and the prospectus supplement.

        There are material risks associated with an investment in the securities. You should read and consider the section entitled "Risk Factors" on page 9 of this prospectus as well as any similar section in the prospectus supplement before making a decision to invest in the securities.

The Trusts

        Each series of securities will be issued by a trust formed by the seller.

Seller

        Household Auto Receivables Corporation, a Nevada corporation. The address of the seller is 1111 Town Center Drive, Las Vegas, Nevada 89134.

Servicer

        Household Finance Corporation, a Delaware corporation. The address of the servicer is 2700 Sanders Road, Prospect Heights, Illinois 60070.

Subservicer

        Household Automotive Finance Corporation, a Delaware corporation and wholly owned subsidiary of the servicer. The address of the subservicer is 5855 Copley Drive, San Diego, California 92111.

Transferors

        Household Automotive Finance Corporation, Household Automotive Credit Corporation, a Delaware corporation and wholly owned subsidiary of the subservicer, and other affiliates of the subservicer that are designated as transferors from time to time.

Trustee

        Each trust will be administered by an independent trustee named in the related prospectus supplement. In addition, if the trust issues notes, the indenture will be administered by an independent trustee that is not affiliated with the trustee for the trust.

The Securities

        The securities of a series may be issued in one or more classes, as specified in the prospectus supplement. The securities:

  •
  may be entitled to receive distributions only of principal, only of interest or of any combination of principal and interest;

  •
  may be subordinated in right to receive distributions of principal and interest to one or more other classes of the same series throughout the life of the securities or during specified time periods;

  •
  may be entitled to receive distributions only after a specified period of time has passed, a specified amount of principal has been paid down, or a specified percentage of credit enhancement has built up. This could take the form of a lockout feature, in which a class receives no principal distributions for an initial period, then receives all or a portion of the principal distributions during a subsequent period;

  •
  may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the issuing trust;

  •
  may be entitled to receive interest at a fixed rate or a variable rate; and

  •
  may have a balance that may decrease based on the amortization of auto loans or increase based on principal collections used to purchase additional auto loans or classes of securities.

        The timing and amounts of distributions may vary among classes, over time, or otherwise as specified in the prospectus supplement.

Trust Property

        Each trust will hold:

  •
  a pool consisting primarily of "non-prime" auto loans, each of which will be secured by a new or used automobile, van or light duty truck;

  •
  amounts held in trust accounts;

  •
  forms of credit support, if applicable;

  •
  security interests in the financed vehicles; and

  •
  rights to receive proceeds from insurance policies on the financed vehicles.

        You will find a description of the pool of auto loans in the prospectus supplement. The seller will have purchased the auto loans from the subservicer or another transferor and will transfer them to the trust. If a trust has not acquired its interest in all of the auto loans at the time you purchase your securities, it will acquire this interest from the seller over a period specified in the prospectus supplement. In addition, some trusts may, during a specified time period, use principal collections on its auto loans to acquire additional auto loans.

        "Non-prime" auto loans, the principal component of the trust property, is a common term used to describe retail installment sales contracts and loan and security agreements with consumers who have limited or no credit history, modest income or who have experienced prior credit difficulties.

Credit Enhancement

        Credit enhancement refers to a mechanism that is intended to protect you against losses due to defaults on the auto loans. Not every series of securities, or every class within a series, will necessarily have the benefit of credit enhancement. Please refer to the prospectus supplement to determine if credit enhancement is available for your series or class of securities. Credit enhancement will be in the form of one or more of the following:

  •
  the use of excess interest to cover losses and to distribute as principal to create overcollateralization;

  •
  the subordination of distributions on the lower classes of securities to the required distributions of more senior classes of securities;

  •
  the allocation of losses on the auto loans to the lower classes of securities before such losses impact the more senior classes of securities;

  •
  the use of cross support, reserve funds, financial guarantee insurance policies, guarantees, letters of credit and similar instruments and arrangements;

  •
  swaps (including currency swaps) and other derivative instruments and interest rate protection agreements;

  •
  repurchase or put obligations;

  •
  yield supplement agreements; and

  •
  cash deposits or other arrangements similar to those described above.

        The protection against losses afforded by any credit enhancement will be limited in the manner described in the prospectus supplement.

Pre-Funding Feature

        A trust may enter into agreements with the seller in which the seller will transfer additional auto loans to the trust after the securities are issued. The transfer of auto loans after the date the securities are issued is known as the pre-funding feature. Any subsequent auto loans will be required to conform to the requirements described in the prospectus supplement. If the pre-funding feature is used, the trustee will be required to deposit all or a portion of the proceeds of the sale of the securities in a segregated account. The subsequent auto loans will be transferred to the trust in exchange for money released from the segregated account. These transfers must occur within a specified period after the original issuance of the related securities, as described in the prospectus supplement. If a trust elects federal income treatment as a grantor trust, the pre-funding period currently is limited to three months. If all of the monies originally deposited in the account are not used by the end of the specified period, all remaining monies (except if the remaining amount is less than an amount specified in the prospectus supplement) will be applied as a mandatory prepayment of a class or classes of the securities.

Material Federal Income Tax Consequences

        The securities of each series will, for federal income tax purposes, constitute one of the following:

  •
  interests in a trust treated as a grantor trust under applicable provisions of the Internal Revenue Code;

  •
  debt issued by a trust secured by the underlying auto loans;

  •
  interests in a trust treated as a partnership; or

  •
  regular interests or high-yield interests in a trust treated as a financial asset securitization investment trust, or FASIT, under the Internal Revenue Code.

        We suggest that you review "Material Federal Income Tax Consequences" beginning on page 50 in this prospectus as well as any related discussion in the prospectus supplement. In addition, you should consult your own tax advisor concerning your investment.

ERISA Considerations

        A fiduciary of a pension, profit sharing or other employee benefit plan should review with its legal advisors whether the purchase, holding or disposition of securities could give rise to a prohibited transaction under ERISA or the Internal Revenue Code, and whether an exemption from the prohibited transaction rules is available. We also suggest that you review "ERISA Considerations" beginning on page 62 in this prospectus as well as any related discussion in the prospectus supplement.

Ratings

        Each class of securities will be rated in one of the four highest rating categories of at least one nationally recognized statistical rating agency. These ratings may be revised or withdrawn at any time by the assigning agency.

        The ratings are not a recommendation to purchase, hold or sell the securities and do not address the market price or suitability of the securities for you. The ratings address the likelihood of timely payment of interest and the ultimate payment of principal on the securities by the stated maturity date. The ratings do not address the rate of prepayments that may be experienced on the auto loans or the effect prepayments may have on the return of principal to you.

Risk Factors

        This section and the section under the caption "Risk Factors" in the prospectus supplement, if any, describe the material risk factors associated with an investment in any class of securities. You should consider these risk factors prior to any purchase of securities.

You may not be able to sell your securities, and may have to hold your securities to maturity even though you may want to sell them.	A secondary market for the securities is unlikely to develop. If it does develop, it may not provide you with sufficient liquidity of investment or continue for the life of the securities. The underwriters may establish a secondary market in the securities, although no underwriter will be obligated to do so. The securities are not expected to be listed on any securities exchange or quoted in the automated quotation system of a registered securities association.

Issuance of the securities in book-entry form may also reduce the liquidity in the secondary trading market, since some investors may be unwilling to purchase securities for which they cannot obtain definitive physical securities.
Interest only or principal only securities have special risks.
Interest only and principal only securities are subject to investment risks that are a function of how quickly principal payments are received on the underlying pool of auto loans, optional or mandatory prepayment features of the securities, and the price paid for the securities. Investors in these types of securities could lose their investment. The ratings assigned to the securities frequently will not address these risks, so a substantial loss may not be inconsistent with a high rating. These interest only and principal only securities are appropriate investments only for sophisticated investors who are able to independently assess the risks of their investment.
Prepayments on the auto loans could cause you to be paid earlier than you expect, which may adversely affect your yield to maturity.
The yield to maturity of the securities may be adversely affected by a higher or lower than anticipated rate of prepayments on the auto loans. If you purchase a security at a premium based on your expectations as to its maturity or weighted average life, and the security pays principal more quickly than you expected, your yield will be reduced and you may not recover the premium you paid. In addition, if you purchase a security at a discount based on your expectations as to its maturity or weighted average life, and the security pays principal more slowly than you expected, your yield will be lower than you anticipated.

The yield to maturity on interest only securities will be extremely sensitive to the rate of prepayments on the auto loans. If the auto loans prepay very quickly the yield on an interest only security could be dramatically reduced.
The auto loans may be prepaid in full or in part at any time.

We cannot predict the rate of prepayments of the auto loans, which is influenced by a wide variety of economic, social and other factors, including prevailing interest rates, the availability of alternative financing, local and regional economic conditions and certain natural disasters such as floods, hurricanes, earthquakes and tornadoes. Therefore, we can give no assurance as to the level of prepayments that a trust will experience.

One or more classes of securities of any series may be subject to optional or mandatory redemption in whole or in part, on or after a specified date, or on or after the time when the aggregate outstanding principal amount of the auto loans or the securities is less than a specified amount or percentage.

Since prevailing interest rates are subject to fluctuation, there can be no assurance that you will be able to reinvest these amounts at a yield equaling or exceeding the yield on your securities. You will bear the risk of reinvesting unscheduled distributions resulting from a redemption.
The trust assets consist primarily of auto loans to "non-prime" consumers.
The trust assets consist primarily of "non-prime" auto loans originated under lending programs of the subservicer designed to serve consumers who have limited access to traditional automobile financing sources. An auto loan is usually considered non-prime because the obligor has limited or no credit history, modest income or has experienced prior credit difficulties.

There is an increased degree of risk associated with non-prime obligors. Because the transferors serve consumers who are unable to meet the credit standards imposed by more traditional automobile financing sources, interest rates charged may be higher than those charged by many traditional financing sources.

Non-prime auto loans frequently are for the purchase of used vehicles. Because the value of a used vehicle is more difficult to determine at the time the loan is made and may be adversely affected by a variety of factors over time, a greater loss may be incurred upon sale of a repossessed vehicle.

Non-prime auto loans therefore entail higher risk and may be expected to experience higher levels of delinquencies and credit losses than auto loans originated by traditional automobile financing sources. The added risk presented by non-prime auto loans is considered in structuring the issuances of securities. However, we can give no assurance that the structure established will be adequate to prevent losses on some or all of the securities.
Interests of other persons in the auto loans could reduce the funds available to make payments on the securities.
Financing statements under the Uniform Commercial Code will be filed reflecting the sale of the auto loans by each transferor to the seller and the subsequent sale by the seller to the trust. Each transferor's accounting records and computer systems will also be marked to reflect a sale of the auto loans originated by it to the trust. However, by obtaining physical possession of an auto loan, another person could acquire an interest in that auto loan that is superior to the trust's interest because the servicer will not mark the auto loans as belonging to the trust. If another person acquires an interest in an auto loan that is superior to the trust's interest in the auto loans, the collections on that auto loan will not be available to make payments on the securities.

Another person could acquire a security interest in a vehicle financed by an auto loan that is superior to the trust's security interest because the certificates of title will not be endorsed or amended to identify the trust as the new secured party. If another person acquires a security interest in a vehicle that is superior to the trust's security interest in the vehicle, the proceeds of the sale of the vehicle will not be available to make payments on the securities.
The trust's security interest in the auto loans or the financed vehicles could be impaired for one or more of the following reasons:
• a transferor has failed to perfect its security interest in an auto loan;

	•	a transferor has failed to perfect its security interest in a financed vehicle;
	•	the trust may not have a security interest in the financed vehicles in all states because the certificates of title to the financed vehicles will not be amended to reflect the assignment to the trust;
	•	holders of some types of liens, such as tax liens or mechanics liens, may have priority over the trust's security interest;
	•	the trust may lose its security interest in financed vehicles confiscated by the government; and
	•	the trust could lose its priority to a person who obtains physical possession of an auto loan without knowledge of the assignment of the auto loan to the trust.

Neither the seller nor the servicer will be required to repurchase an auto loan if the security interest in the related financed vehicle or the auto loan becomes impaired after the auto loan is sold to the trust unless such impairment results from a breach of certain covenants with respect to the maintenance of such security interest. If someone has a security interest in a financed vehicle that is superior to the security interest of the trust, you could experience delays in payments or a loss on your investment in the securities.
State and federal consumer protection laws may limit collection of principal and interest on the auto loans.
Automobile finance is regulated at both the federal and state levels and violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the amounts due on the auto loans, may entitle the obligor to a refund of amounts previously paid and, in addition, could subject the trust, if deemed to be the owner of the auto loan, to claims for damages and to administrative enforcement proceedings. The occurrence of any of the foregoing could cause a loss on your investment in the securities.

Auto loans that fail to comply with consumer protection laws may result in a loss on your investment in the securities.
Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer loans such as the auto loans. These laws impose specific statutory liabilities upon creditors who fail to comply with their provisions. These laws may also make an assignee of an auto loan, such as the trust, liable to the obligor for any violation by the lender. In some cases, this liability could affect an assignee's ability to enforce its rights related to secured loans such as the auto loans. The related transferor will be obligated to repurchase from the trust any auto loan that fails to comply with these legal requirements. If the related transferor fails to repurchase that auto loan, you might experience delays or reductions in payments on your securities. See "Material Legal Aspects of the Auto Loans—Consumer Protection Laws."
Insolvency of the seller, servicer or a transferor may reduce or delay payments to securityholders.
In some circumstances, a bankruptcy of the seller, servicer or a transferor may delay or reduce payments required to be made to you. In the event of a bankruptcy of a transferor or the seller, a court or bankruptcy trustee could conclude that the transferor still owns the auto loans or that the seller and the transferor are a single entity for bankruptcy purposes. For so long as certain financial conditions are satisfied with respect to the servicer or the servicer provides certain collateral, collections on the auto loans may be commingled and retained by the subservicer, and amounts in respect of such collections will be required to be deposited by the servicer into a trust account on the day prior to the payment date on which such collections are to be distributed. In the event of a bankruptcy of the servicer or the subservicer, collections not on deposit in a trust account may not be available to securityholders. If a court or bankruptcy trustee were to reach any of these conclusions, you could experience delays in payments or a loss on your investment in the securities.

We have taken steps in structuring the transactions contemplated by this prospectus to minimize these bankruptcy risks. However, we can give no assurance that the structure established will be adequate to prevent losses on some or all of the securities.

Securityholders have no recourse against the seller, servicer or transferors for losses.
Except for certain repurchase obligations of the transferors and the servicer described herein, there is no recourse for losses against the seller, servicer or transferors. The securities represent obligations solely of the issuing trust. No securities will be guaranteed by the seller, the servicer, the transferors or the trustee. Consequently, if payments on the auto loans, and to the extent available, any credit enhancement, are insufficient to pay the securities in full, you have no rights to obtain payment from the seller, the servicer, the transferors or the trustee.
Defaulted auto loans may result in a delay in payments to securityholders and a loss on your investment in the securities.
In the event that the subservicer must repossess and dispose of vehicles to recover scheduled payments due on defaulted auto loans, the trust may not realize the full amount due on an auto loan, or may not realize the full amount on a timely basis. Other factors that may affect the ability of the trust to realize the full amount due on an auto loan include whether endorsements or amendments to certificates of title relating to the vehicles have been filed or such certificates have been delivered to the trustee, whether financing statements to perfect the security interest in the auto loans have been filed, depreciation, obsolescence, current market conditions, damage or loss of any vehicle, and the application of federal and state bankruptcy and insolvency laws. As a result, you may be subject to delays in receiving payments and suffer a loss on your investment in the securities.
Insurance on vehicles may not be maintained, which may lead to losses on the auto loans.
At the time the transferor makes or purchases the auto loans, it requires that the borrowers have theft and damage insurance on the vehicles. There can be no assurance that the obligor will maintain the insurance coverage on the vehicle. The subservicer may obtain insurance coverage without the consent of the obligor if it learns that a vehicle is uninsured, but it is not obligated to do so. If an uninsured loss occurs and the obligor defaults on the auto loan at a time when the overcollateralization or subordination provisions are not sufficient to ensure payments are made on the securities, you may be subject to a delay in receiving payments or suffer a loss on your investment in the securities.

Inability to purchase auto loans from the trust when a representation or warranty is breached may cause your payments to be reduced or delayed.
If a representation or warranty concerning an auto loan is breached, the transferor of the auto loan must purchase the auto loan from the trust. If the transferor is unable to purchase such auto loan, you may experience delays in receiving payments or suffer a loss on your investment in the securities.
Subordination of certain securities may result in reduced payments to those securities.
Distributions on one or more classes of securities of a series may be subordinated in priority of payment to distributions on one or more other classes of securities. Subordination of a class of securities has the effect of increasing the likelihood of payment on the senior classes of securities in that series and decreasing the likelihood of payment on that subordinated class of securities.
Credit enhancement, if provided, will be limited in both amount and scope of coverage, and may not be sufficient to cover all losses or risks on your investment.
Credit enhancement may be provided in limited amounts to cover some, but not all, types of losses on the auto loans and may reduce over time in accordance with a schedule or formula. Furthermore, credit enhancement may provide only very limited coverage as to some types of losses, and may provide no coverage as to other types of losses. Credit enhancement does not guarantee any specified rate of prepayments, which is one of the principal risks of your investment. The amount and types of credit enhancement coverage, the identification of any entity providing the credit enhancement, the terms of any subordination and any other information regarding credit enhancement will be described in the prospectus supplement.
The ratings assigned to your securities by the rating agencies may be lowered or withdrawn at anytime, which may affect your ability to sell your securities.
The ratings assigned to the securities will be based on, among other things, the adequacy of the assets of the trust, the financial strength and ability of the servicer to service these assets in a prudent manner and any credit enhancement for a series of securities. Any rating that is assigned may not remain in effect for any given period of time or may be lowered or withdrawn entirely by the rating agencies if, in their judgment, circumstances in the future so warrant.

Because the ratings of securities supported by credit enhancement are dependent upon creditworthiness of the credit enhancement provider, a downgrade of the credit enhancement provider could cause a downgrade of the securities.
The ratings of securities enhanced by a credit enhancement provider will depend primarily on the creditworthiness of the credit enhancement provider. There is a risk that any adverse change in the financial or other condition of the credit enhancement provider, including a change in its long-term debt rating from the rating agencies, could result in a reduction of the ratings on the securities. Such an event may affect your ability to sell your securities.
Delays in collecting payments could occur if Household Finance Corporation ceases to be the servicer.
If Household Finance Corporation were to cease acting as servicer, the processing of payments on the auto loans and information relating to collections could be delayed, which could delay payments to securityholders. Household Finance Corporation can be removed as servicer if it defaults on its servicing obligations as described in "Description of the Trust Documents—Servicer Termination Events."
Delinquencies and losses on the auto loans may differ from historical loss and delinquency levels.
We cannot guarantee that the delinquency and loss levels of the auto loans in the trust will correspond to the historical levels the subservicer has experienced on its auto loan portfolio. There is a risk that delinquencies and losses could increase significantly for various reasons including changes in the local, regional or national economies.

Trust Assets

        We will establish a trust to issue each series of securities. The securities will be backed by the property of that issuing trust. The primary asset of each trust will be a pool of auto loans originated by unaffiliated dealers and purchased by the subservicer or one or more other transferors from the dealers or unaffiliated alliance relationships, or originated directly by another transferor.

        As specified in the prospectus supplement, the property of each trust will include:

  •
  the pool of "non-prime" auto loans for new or used automobiles, vans or light duty trucks;

  •
  all moneys, including accrued interest, paid or payable on the auto loans after the cut-off date;

  •
  any funds contributed to, or collected in, trust accounts established for that trust;

  •
  security interests in the financed vehicles;

  •
  rights to proceeds from insurance policies covering the borrowers or the financed vehicles; and

  •
  contract rights against dealers and against the seller, servicer and transferor for breaches of representations or warranties relating to the auto loans.

        "Non-prime" auto loans, the principal component of the trust property, is a term used to describe retail installment sales contracts and loan and security agreements with consumers who have limited or no credit histories, modest incomes or who have experienced prior credit difficulties.

        If specified in the prospectus supplement, the trust property may also include monies on deposit in a pre-funding account, which the trustee will use to acquire or receive a security interest in additional auto loans during a pre-funding period. In addition, the prospectus supplement may describe one or more forms of credit enhancement, including funds on deposit in a reserve account, that may be issued to or held by the trustee on behalf of the trust for the benefit of the securityholders.

The Trustee

        The trustee for each trust will be named in the prospectus supplement. The trustee's liability in connection with the issuance and sale of the securities is limited to the express obligations of that trustee set out in the trust documents. A trustee may resign at any time, in which event the servicer will be obligated to appoint a successor trustee. In addition, if the trustee ceases to be eligible as trustee pursuant to the trust documents or becomes insolvent, the trustee may be removed. Any resignation or removal of a trustee will not become effective until acceptance of the appointment by the successor trustee.

The Servicer

        Household Finance Corporation will act as the servicer for the auto loans. The servicer was incorporated in Delaware in 1925, as successor to an enterprise established in 1878. The address of its principal executive office is 2700 Sanders Road, Prospect Heights, Illinois 60070. Its phone number is 847-564-5000.

        The servicer and its subsidiaries offer a diversified range of financial services. The principal product of the servicer's consumer financial services business is the making or purchasing of real estate loans, including home equity and mortgage loans secured by first or junior liens, auto loans and unsecured loans to consumers in the United States. Loans are made through branch lending offices under the brands "HFC" and "Beneficial," and through direct mail, telemarketing and the Internet. The servicer also acquires portfolios of open-end and closed-end, secured and unsecured loans.

        Through its banking subsidiary, the servicer also offers both MasterCard and VISA credit cards to residents throughout the United States. Through this subsidiary, the servicer also purchases and services revolving charge card accounts originated by merchants. The accounts result from consumer purchases of goods and services from the originating merchant. Closed-end sales contracts are also directly originated.

        Where permitted by law, the servicer offers credit life, credit accident, health and disability, unemployment, property, term life, collateral protection and other specialty insurance products to its customers. This insurance is generally written directly by, or reinsured with, one of the servicer's insurance affiliates.

        The servicer also operates a refund anticipation loan program with H&R Block Tax Services, Inc. and some of its franchises, Jackson Hewitt and independent tax preparers to provide loans to borrowers who electronically file their income tax returns with the IRS and are entitled to tax refunds.

The Subservicer and Transferors

        The subservicer, Household Automotive Finance Corporation, is a Delaware corporation. It was formed in a merger between a subsidiary of Household International, Inc. and ACC Consumer Finance Corporation in 1997. The principal executive offices of the subservicer are at 5855 Copley Drive, San Diego, California 92111. Its phone number is 1-858-492-6200.

        The subservicer is an automobile sales finance company specializing in the financing of automobile sales to consumers with non-prime credit. The subservicer purchases retail installment sales contracts from unaffiliated automobile dealers and alliance relationships and, through Household Automotive Credit Corporation, its wholly owned subsidiary, offers auto loans directly to consumers. Additional affiliates of the subservicer may be designated as transferors from time to time.

The Seller

        The seller, Household Auto Receivables Corporation, was incorporated in the State of Nevada on March 25, 1998. It is a wholly owned special purpose subsidiary of the servicer, Household Finance Corporation. The seller was organized for the special purposes of engaging in the type of transactions described in this prospectus and any activities that help accomplish those purposes. Neither the servicer's nor the seller's board of directors intends to change the business purpose of the seller. The seller's principal executive office is at 1111 Town Center Drive, Las Vegas, Nevada 89134. Its phone number is 702-243-1241.

        The seller has purchased or will purchase non-prime auto loans secured by new or used automobiles, light duty trucks or vans from the subservicer and the other transferors. The seller will transfer each auto loan to the trust at a price that will be no greater than its principal balance in exchange for the securities to be sold to you, as well as securities representing any retained interest in the trust to be held by the seller.

        Information with respect to the specific auto loan pool will be set out in the prospectus supplement including, to the extent appropriate:

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  distribution by principal balance;

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  distribution by APR;

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  distribution by obligor's state of residence;

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  distribution by remaining term;

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  the portion of the auto loan pool consisting of actuarial loans and of simple interest loans; and

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  the portion of the auto loan pool secured by new vehicles and by used vehicles.

The Automobile Financing Business of the Subservicer

General

        The automobile financing business of the subservicer consists of:

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  the purchase of retail installments sales contracts of non-prime obligors from a network of unaffiliated automobile dealers and alliance relationships;

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  the origination, through Household Automotive Credit Corporation or another transferor, of auto loans made directly to non-prime borrowers; and

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  the servicing of the foregoing auto loans.

        Non-prime obligors are individuals who are unable to obtain automobile financing from traditional sources because of limited or no credit history, modest incomes or past credit problems, including bankruptcy, chargeoffs or other derogatory credit events. The auto loans are secured by new or used automobiles, light duty trucks or vans. Such auto loans typically bear a higher APR than charged by traditional sources of financing. Because the subservicer provides financing in a relatively high risk market, the subservicer also expects to sustain a higher level of delinquencies and credit losses than traditional automobile financing sources.

        More than 95% of the dealers under contract with the transferors for the sourcing of auto loans are franchisees of major automotive manufacturers. For auto loans made directly to individuals, leads are developed through direct mail, alliance relationship referrals and the Internet.

        The underwriting, funding, delinquency, charge-off policies and collection practices discussed in this prospectus may change over time in accordance with the business judgment of the servicer and the subservicer, changes in applicable laws and regulations, and other considerations. Any material changes will be described in the prospectus supplement.

Application Processing and Purchasing Criteria

        The subservicer markets its services to automobile dealers and individuals under a tiered pricing structure designed to structure auto loans according to the obligor's credit characteristics. For example, obligors who have demonstrated the ability to meet progressively more stringent credit criteria are offered more favorable rates and conditions, such as no down payment or a longer term.

        The application processing for any auto loan is conducted through the subservicer's two regional credit centers. Upon receipt of an application, the subservicer obtains a credit history on the applicant from a credit reporting bureau. Then, an underwriting decision is made in one of two ways. If the application meets certain criteria, then an accept or decline decision is made by an automated application decision model. If not, the application is referred to a credit officer, who evaluates the application and the credit bureau data to determine whether the application meets the criteria under the policy guidelines established for this type of customer and the applicable proprietary credit scoring model. Despite deficiencies that may exist in an applicant's credit history, the credit scoring model predicts future delinquency and credit loss based on statistical modeling of the subservicer's historical portfolio. The criteria under the policy guidelines include the following factors: the obligor's residence stability; employment stability; income level relative to debt and expenses; and past performance on automobile-related debt.

        Currently, the subservicer and the other transferors finance up to 120% of the dealer's invoice price for new vehicles or the wholesale value for used vehicles, plus taxes, license fees and any dealer handling or documentation charges. The total amount financed, including insurance or the cost of a service contract or other ancillary product, may not exceed 140% of the invoice (if a new vehicle) or 140% of the wholesale value as quoted in the used car guide. The maximum amount financed per vehicle currently does not exceed $40,000. Financing is not offered for vehicles that are more than eight years old or that have been driven more than 90,000 miles.

        The amount of the required downpayment varies by program. For qualifying obligors with better credit profiles, no downpayment is currently required. Other programs require a minimum downpayment of the lesser of 10% of the vehicle cost or $1,000. The value of a trade-in vehicle (as determined by industry-accepted used car guides) may be applied to the downpayment; however, dealer rebates may not be applied toward the required downpayment.

Funding Package Completion, Verification and Funding

        Once a conditional underwriting decision is made, a funding package is created. All auto loans are funded directly from the regional credit centers. The funding package generally includes the application, auto loan documentation, verification of the obligor's income, evidence of the application for title transfer, customer agreement to provide insurance, and other information necessary to fund the auto loan. The funding package may be returned to appropriate underwriting personnel if it does not comply with the terms of the initial approval or contains facts that were not disclosed during the approval process.

        Among other things, the auto loan must be fully amortizing, provide for level payments over the term of the auto loan, grant a first priority security interest in the financed vehicle to the originator, prohibit the sale or transfer of the financed vehicle without the servicer's consent, and allow for acceleration of maturity of the auto loan if the vehicle is sold or transferred without this consent. The portions of payments on auto loan allocable to principal and interest are, for payoff and deficiency purposes, determined in accordance with the law of the state in which the auto loan was originated.

        The subservicer's funding department reviews each auto loan and verifies the application data and documentation. The funding department may also confirm or reconfirm, depending on the obligor's credit risk, the obligor's employment, income, the terms of the auto loan, the source of the down payment, banking information, references, the equipment on the vehicle and whether all stipulations issued by the credit officer have been satisfied.

        With respect to indirect originations, the following additional verifications occur. The subservicer verifies that the obligor's telephone number and address cross-reference with various data base tools. In addition, the subservicer may require a telephone interview with the obligor prior to funding an auto loan if the borrower is a higher credit risk. Post-funding, the subservicer attempts to contact all new obligors via telephone or through the mail in order to initiate the first contact in a positive setting and to confirm that the obligor can be reached and is aware of how to contact the subservicer. The subservicer believes this process reduces the risk of misrepresentation by dealers as well as misunderstandings by obligors and provides a framework for future customer care.

Post-Funding Quality Reviews

        The subservicer uses its automated systems to continue monitoring auto loans after funding and to validate the credit scoring models and lending policies utilized. In addition, on-going quality control reviews of the auto loans are performed monthly for each of the subservicer's credit underwriting centers. These reviews focus on compliance with underwriting standards, the quality of the credit decision and the completeness of auto loan documentation. Daily reports are prepared on exceptions to credit policy and front-line managers perform daily quality monitoring of the credit and funding teams.

Servicing of Auto Loans

        The subservicer services all of the auto loans that it purchases or that the other transferors purchase or originate. The subservicer's servicing generally consists of payment and pay-off processing, collecting, insurance tracking, title tracking, responding to obligor inquiries, investigating delinquencies, repossessing and reselling collateral, collection reporting and credit performance monitoring. The subservicer uses a third party servicer to assist with accounts in bankruptcy. The subservicer services all auto loans in accordance with policies and procedures established by the subservicer in consultation with the servicer, from time to time. In accordance with these policies and procedures as well as reasonable commercial practice, the subservicer may take appropriate action in its discretion, including, but not limited to, extending payment arrangements, deferment pending a change in circumstances, referral for repossession and/or legal action and auto loan restructuring. The subservicer's current policies require that the aggregate of all extensions on an auto loan may not exceed six months over the life of the auto loan and three months in a consecutive twelve-month period.

        An auto loan is considered contractually delinquent if less than 90% of the required payment due from the obligor has been received by the subservicer. When an auto loan is extended, it generally is no longer considered delinquent.

Billing and Collection Process

        To ensure notification of any address changes, the subservicer sends each obligor a monthly statement, rather than using payment coupon books. All auto loan payments are directed to a lock-box account at a bank affiliated with the subservicer. On a daily basis, the lock-box bank retrieves and processes payments received and then deposits the entire amount into the lock-box account. Payment data is electronically transferred to the subservicer daily for posting to computerized records.

        The subservicer's collection process aims to monitor auto loans closely and maintain frequent contact with obligors. As part of this process, the subservicer makes early, frequent contact with delinquent obligors in an attempt to identify the underlying causes of an obligor's delinquency and to make an early collection risk assessment.

        The subservicer maintains a collection software package with customized features designed for high-intensity collection operations. The package includes a high-penetration autodialer, which the subservicer uses to contact each obligor whose account becomes past due. In addition to telephonic contact, the subservicer also sends past due notices to obligors at different times in the delinquency cycle. In some cases, the subservicer uses an automated funds transfer program to facilitate a quick collection of an obligor's payment. The subservicer believes that these proactive steps in the collection process should reduce its repossession rates and loss levels.

Repossession and Charge-off

        The subservicer repossesses a vehicle when it believes the collateral is at risk or the obligor exhibits an inability to make the required payments. The subservicer makes these judgments based upon discussions with obligors, the ability or inability to locate the obligors and/or the vehicles, the receipt of notices of liens and other information. The subservicer uses independent, licensed (where required by state law) and bonded repossession agencies to repossess vehicles as well as the services of an agency that traces skips (which are situations where neither the obligor nor the vehicle can be located) to assist them in locating vehicles. When a vehicle is repossessed, it generally is sold through a private or public auction within 60 days of repossession. The subservicer generally sells its deficiency balances to third parties, but it may also use its own staff, or outside collection agencies that share in any recoveries, to pursue recoveries of deficiency balances. If the subservicer has reason to believe that a dealer violated any representations or warranties made to it or another transferor on a defaulted auto loan, the subservicer may pursue legal and equitable remedies against the dealer.

        The subservicer expects that a charge-off will be incurred whenever a financed vehicle is repossessed. Under the subservicer's current policies, unless a determination is made to charge-off an auto loan earlier, the principal balance of an auto loan in excess of the estimated net realizable value (or actual realized value in the case of a sold financed vehicle) is charged-off at the earliest of:

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  if the financed vehicle has not been repossessed and sold, when at least 10 percent of a scheduled payment becomes 150 days delinquent (210 days for a bankruptcy);

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  90 days after the financed vehicle has been repossessed if it remains unsold; and

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  the date the repossessed financed vehicle is sold.

        Any recoveries received subsequent to the auto loan being charged-off, including amounts received upon repossession and auction sale of the vehicle, from the obligor's insurance policies or service contracts, from dealers under a breach of the dealer agreements or from deficiency balances recovered from obligors, are treated as loss adjustments in the period when these recoveries are received.

Payment Terms of the Auto Loans

        Each auto loan provides for the allocation of payments according to the simple interest method, the "Rule of 78's" or the actuarial method. The scheduled payment on each auto loan is a fixed level payment that will pay off the full amount over its term assuming the obligor makes no early or late payments.

        Payments on simple interest loans will be applied first to interest and fees accrued through the date immediately before the date of payment and then to unpaid principal. Accordingly, if an obligor makes his payment before its due date, the portion of the payment applied to interest will be less than if the payment had been made on the due date. As a result, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will pay down more rapidly than scheduled.

        Conversely, if an obligor pays an installment after its due date, the portion of the payment applied to interest will be greater than if the payment had been made on the due date. As a result, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will pay down more slowly than scheduled. In this case, a larger portion of the principal balance may be due on the final scheduled payment date.

        An actuarial loan provides for principal reduction of the loan over a series of fixed level monthly installments. Each scheduled payment is deemed to consist of an amount of interest equal to 1/12 of the stated annual percentage rate of interest, commonly known as annual percentage rate or APR, of the loan multiplied by the scheduled principal balance of the auto loan and an amount of principal equal to the remainder of the scheduled payment. No adjustment is made in the event of early or late payments, although in the case of late payments, the obligor may be subject to a late charge.

        A "Rule of 78's" loan provides for fixed level monthly payments which will amortize the full amount of the auto loan over its term. Under the Rule of 78's, the portion of each payment allocable to interest is higher during the early months of the term of a contract and lower during later months than that under a constant yield method for allocating payments between interest and principal. In the case of late payments, the obligor may be subject to a late charge.

Insurance

        The subservicer requires all obligors to obtain or provide evidence that they carry current comprehensive and collision insurance. Through a third party administrator, the subservicer tracks the insurance status of each auto loan and sends notices to obligors when collateral becomes uninsured. If no action is taken by the obligor to insure the collateral, continuing efforts are made to persuade the obligor to comply with the auto loan's insurance requirements. Although it has the right, the subservicer rarely repossesses a vehicle as a result of being uninsured. The subservicer has the right to force place insurance coverage and add the premium to the obligor's obligations but, to date, has not elected to do so. In addition, the subservicer maintains vendor's single interest physical damage insurance policies on all financed vehicles for which the obligor's insurance is no longer in effect, even though it is not required to do so and may elect to discontinue this coverage at any time.

Use of Proceeds

        The seller will use the proceeds from the sale of the securities to purchase the auto loans from the transferors. The transferors will use the proceeds for general corporate purposes, including:

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  the origination or acquisition of additional auto loans;

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  repayment of indebtedness; and

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  general working capital.

        The transferors may make additional sales of auto loans to the seller from time to time, which the seller will in turn convey to the trust, but the timing and amount of any additional transfers will be dependent upon a number of factors, including:

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  the volume of auto loans the transferors originate or acquire;

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  prevailing interest rates;

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  availability of funds; and

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  general market conditions.

Description of the Securities

        The securities will be issued in series. The following summaries describe the material provisions common to the securities. A more detailed description of the securities of each series will appear in the prospectus supplement.

        The securities may be offered in the form of certificates representing beneficial ownership interests in the auto loans held by the trust or in the form of notes representing debt secured by the auto loans held by the trust. All of the securities will be rated in one of the four highest rating categories by one or more rating agencies.

        Each series or class of securities may have a different rate of interest, which may be fixed or adjustable. The prospectus supplement will specify the interest rate, or the initial interest rate and the method for determining subsequent changes to the interest rate, for each series or class of securities.

        A series may include one or more classes of interest only or principal only securities. In addition, a series may include two or more classes that differ as to timing, sequential order, priority of payment, interest rate or amount of distributions of principal, interest or both. Distributions of principal, interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated assets of the trust. A series may include one or more classes of securities as to which accrued interest will not be distributed, but rather will be added to the principal or notional balance of the security on each payment date.

        A series of securities may include one or more classes of securities that are senior to one or more classes of subordinate securities in respect of distributions of principal, interest or both, or allocations of losses on the auto loans.

        A series of securities may have a balance that may decrease based on the amortization of auto loans or increase based on principal collections used to purchase additional auto loans.

        The trust may also include a derivative arrangement for any series or any class of securities. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement.

        Each trust may also issue classes of subordinated equity securities which will represent the right to receive the proceeds of the trust property after all required payments have been made to the holders of all of the senior and subordinate notes or certificates issued by the trust, and following any required deposits to any reserve account that may be established for the benefit of the holders of the notes or certificates. These subordinated classes may constitute what are commonly referred to as the residual interest, seller's interest or the general partnership interest, depending upon the treatment of the trust for federal income tax purposes. These subordinated classes generally will not have principal and interest components. Any losses suffered by the trust will first be absorbed by the residual class of securities, or as described in the prospectus supplement.

        The prospectus supplement relating to a series of securities will describe the following specific terms of that series:

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  the aggregate principal amount, interest rate and authorized denominations of each class of securities;

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  a statistical profile of the auto loans backing that series;

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  the terms of any credit enhancement for that series;

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  a description of other material assets in the trust, including any reserve fund;

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  the final scheduled distribution date of each class of securities;

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  the method used to calculate the rate at which interest on each class of securities will accrue, the time period during which interest on each class of securities will accrue, the order of priority of the application of interest to the respective classes and the manner of distribution of interest among each class of securities;

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  the method to be used to calculate the amount of principal required to be applied to each class of securities of each series on each payment date, the timing of the application of principal and the order of priority of the application of principal to the respective classes of securities;

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  additional information about the plan of distribution of the securities; and

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  the federal income tax characterization of the securities.

General Payment Terms of Securities

        Securityholders will be entitled to receive payments on their securities on specified payment dates. Payment dates will occur monthly, quarterly or semi-annually, as described in the prospectus supplement.

        The prospectus supplement will describe a record date for each payment date as of which the trustee or its paying agent will fix the identity of the securityholders for the purpose of receiving payments on that payment date. The prospectus supplement and the trust documents will describe a period, referred to as the collection period, prior to each payment date. Accrued interest and principal collected on the auto loans during a collection period will be required to be remitted by the servicer to the trustee prior to the payment date and will be used to distribute payments to securityholders on that payment date.

        The aggregate outstanding principal amount of the securities may initially exceed the principal pool balance. In order to reduce this excess, the trust will pay additional principal on each payment date to the securityholders to the extent of the funds remaining, if any, after distribution has been made for all other amounts required to be paid on that date. This additional principal payment will continue until the outstanding principal amount of the securities is less than or equal to the aggregate pool balance of the auto loans on the relevant date for any payment period.

        The trust documents may provide that all or a portion of the principal collected on the auto loans may be applied by the trustee to the acquisition of subsequent auto loans during a specified period rather than used to distribute payments of principal to securityholders during that period. The securities would then possess an interest only period, referred to as a revolving period, which will be followed by a period during which principal will be paid, referred to as an amortization period. Any interest only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the securities.

        None of the securities or the auto loans will be guaranteed or insured by any governmental agency or instrumentality, the seller, the servicer, the transferors, the trustee, or any of their respective affiliates.

Payment Date Distributions

        On each payment date, distributions of principal and interest or, where applicable, of principal only or interest only, on each class of securities will be made by the trustee, or a paying agent appointed by the trustee, to the persons who are registered as securityholders at the close of business on the record date. Interest that accrues and is not payable on a class of securities may be added to the principal balance of each security of the class. Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a securityholder. If the securityholder has notified the trustee or the paying agent, as the case may be, and the trust documents so provide, payment may be in the form of a check mailed to the address of the person entitled thereto as it appears on the register. The final payment distribution upon retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee specified in the notice to securityholders of the final distribution.

Determination of Principal and Interest on the Securities

        The method of determining, and the amount of, distributions of principal and interest or, principal only or interest only, on a particular series of securities will be described in the prospectus supplement. Each class of securities, except for principal only securities, may bear interest at a different interest rate. Interest on the securities will be calculated either on the basis of a 360-day year consisting of twelve 30-day months, on the basis of the actual number of days in the interest period over 360, or on the basis of the actual number of days in the interest period over 365 or 366, as the case may be.

        On each payment date, the trustee or the paying agent will distribute to each securityholder an amount equal to the percentage interest represented by the security held by the holder multiplied by the total amount to be distributed on that payment date on account of that class of securities.

        For a series of securities that includes two or more classes, the timing, sequential order, priority of payment, amount of distributions in respect of principal, any schedule or formula or other provisions applicable to the determination of distributions among multiple classes of senior securities or subordinate securities will be described in the prospectus supplement.

        Prior to each payment date, the servicer will determine the amounts of principal and interest that will be due to securityholders on that payment date and will advise the trustee of such amounts. If the amount then available to the trustee is insufficient to cover the amount due to securityholders, the trustee will be required to notify the credit enhancement provider, if there is one for that series, and the credit enhancement provider will be required to fund the deficiency.

Soft Bullets

        Since the auto loan pools that will back the securities will generate principal collections in each period, and will have unpredictable amortization rates, the securities will generally not be structured as "bullet" maturities similar to corporate debt, meaning a debt security that pays interest in all periods but principal only in a single payment at maturity.

        However, a trust may enter into forward purchase or liquidity arrangements that result in a security not unlike "bullet maturity" corporate debt. These securities, commonly known as soft bullets, typically have interest payments due in all periods and a single principal payment due on a specified date, but the payment of that principal on that date may be dependent on the trust's ability at the time to issue refunding debt, or to access the liquidity arrangements. If the refunding debt cannot be issued, or if the liquidity arrangements cannot be accessed, the securities will then begin to amortize in each period until final maturity.

        To refund the debt, one or more classes of variable pay term notes may be issued. Variable pay term notes are notes that are issued publicly or privately by any trust to pay in full or in part another security issued by that trust.

Fixed Rate Securities

        Each class of securities may bear interest at an annual fixed rate or at a variable or adjustable rate per annum, as more fully described below and in the prospectus supplement. Each class of fixed rate securities will bear interest at the applicable interest rate specified in the prospectus supplement.

Floating Rate Securities

        Each class of floating rate securities will bear interest for each related interest period at a rate per annum determined by reference to an interest rate index, commonly known as the base rate, plus or minus a spread, if any, or multiplied by a spread multiplier, in each case as specified in the prospectus supplement. The spread is the percentage above or below the base rate at which interest will be calculated and the spread multiplier is the percentage applicable to such class.

        The prospectus supplement will designate a base rate for a given floating rate security based on the London interbank offered rate, commonly referred to as LIBOR, eurodollar synthetic forward rates, commercial paper rates, federal funds rates, U.S. Government treasury securities rates or negotiable certificates of deposit rates, or another rate as set forth in the prospectus supplement.

        As specified in the prospectus supplement, floating rate securities may also have either or both of the following, in each case expressed as an annual rate: (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period, which may be an available funds cap rate and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. The interest rate on either type of security will not be higher than the maximum rate permitted by applicable law.

        Each trust that issues a class of floating rate securities will appoint the trustee for the series, or appoint and enter into agreements with a third-party calculation agent, to calculate interest rates on each class of floating rate securities. The prospectus supplement will set forth the identity of the trustee or calculation agent for each such class of floating rate securities. All determinations of interest by such entity will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of floating rate securities of a given class.

        The trust may also include a derivative arrangement for any series or any class of securities. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement.

Indexed Securities

        Any class of securities may consist of securities in which the principal amount payable at the final scheduled distribution date for such class, referred to as the indexed principal amount, is determined by reference to a measure, referred to as an index, which will be related to one of the following:

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  the difference in the rate of exchange between United States dollars and a currency or composite currency specified in the prospectus supplement;

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  the difference in the price of a specified commodity on specified dates;

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  the difference in the level of a specified stock index which may be based on U.S. or foreign stocks, on specified dates; or

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  such other objective price or economic measure as is described in the prospectus supplement.

        The prospectus supplement will describe the manner of determining the indexed principal amount of an indexed security and historical and other information concerning the applicable index, together with information concerning tax consequences to the holders of indexed securities.

        If the determination of the indexed principal amount of an indexed security is based on an index calculated or announced by a third party and that third party either suspends the calculation or announcement of that index or changes the basis upon which that index is calculated, other than changes consistent with policies in effect at the time the indexed security was issued and permitted changes described in the prospectus supplement, then that index shall be calculated for purposes of such indexed security by an independent calculation agent named in the prospectus supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason that index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the indexed principal amount of that indexed security will be calculated in the manner described in the prospectus supplement. Any determination of the independent calculation agent shall in the absence of manifest error be binding on all parties.

        Interest on an indexed security will be payable based on the amount designated in the prospectus supplement as the face amount of that indexed security. The prospectus supplement will describe how the principal amount of the related indexed security, if any, would be paid upon redemption or repayment prior to the applicable final scheduled distribution date.

Scheduled Amortization Securities; Companion Securities

        The securities may include one or more classes of scheduled amortization securities and companion securities. Scheduled amortization securities are securities for which payments of principal are to be made in specified amounts on specified payment dates, to the extent of funds being available on that payment date. Companion securities are securities which receive payments of all or a portion of any funds available on a given payment date that are in excess of amounts required to be applied to payments on scheduled amortization securities on such payment date. Because of the manner of application of payments of principal to companion securities, the weighted average lives of companion securities of a series may be expected to be more sensitive to the actual rate of prepayments on the auto loans in the related trust than will the scheduled amortization securities of that series.

Maturity and Prepayment Considerations

        The weighted average life of the securities will be influenced by the rate at which the principal of the auto loans backing those securities is paid. Payment on the auto loans may be in the form of scheduled payments or prepayments.

        Prepayments will shorten the weighted average life of the securities. The rate of prepayments on the auto loans may be influenced by a variety of economic, financial and other factors. In addition, under various circumstances, the seller or servicer will be obligated to acquire auto loans from the trust as a result of breaches of representations and warranties. Securityholders will bear any reinvestment risks resulting from a faster or slower rate of principal repayment on the securities.

        Each prospectus supplement will set forth additional information about the maturity and prepayment considerations applicable to a particular pool of auto loans and series of securities.

Yield Considerations

        The yield to maturity of a security will depend on the price paid, its interest rate and the rate of payment of principal on the security, or on its notional amount if the security is not entitled to payments of principal, as well as other factors.

        A class of securities may be entitled to variable payments of interest at a fixed, maximum interest rate, commonly referred to as an available funds cap, that is calculated based on the weighted average APR of the auto loan pool minus any interest strips retained by the seller and all trust fees, if specified in the prospectus supplement, or at another maximum interest rate described in the prospectus supplement.

        The yield to maturity of the securities may be adversely affected by a higher or lower than anticipated rate of prepayments on the auto loans. If you purchase a security at a premium based on your expectations as to its maturity or weighted average life, and the security pays principal more quickly than you expected, your yield will be reduced and you may not recover the premium you paid.

In addition, if you purchase a security at a discount based on your expectations as to its maturity or weighted average life, and the security pays principal more slowly than you expected, your yield will be lower than you anticipated.

        The yield on the securities also will be affected by liquidations of auto loans following obligors' defaults, receipt of proceeds from credit life, credit disability or casualty insurance policies and by repurchases of auto loans in the event of breaches of representations. The yield to maturity on some types of securities, including interest only and principal only securities, and securities in a series including more than one class, may be relatively more sensitive to the rate of prepayment on the auto loans than other classes of securities.

        The timing of changes in the rate of principal payments on or repurchases of the auto loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectations. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher, or lower, than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

Book-Entry Registration

        The securities are sometimes referred to in this prospectus as book-entry securities. No person acquiring an interest in book-entry securities will be entitled to receive a definitive security representing an obligation of the trust, except under the limited circumstances described in this prospectus. Beneficial owners may elect to hold their interests through the Depository Trust Company, commonly known as DTC, in the United States, or Clearstream Banking, société anonyme (formerly Cedelbank), commonly known as Clearstream, Luxembourg, or Euroclear Bank S.A./N.V., commonly known as Euroclear, in Europe. Transfers within DTC, Clearstream, Luxembourg or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of that system. So long as the securities are book-entry securities, they will be evidenced by one or more securities registered in the name of Cede & Co., which will be the holder of those securities, as the nominee of DTC or one of the relevant depositaries. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream, Luxembourg or Euroclear, on the other, will be effected in DTC through The Chase Manhattan Bank, the relevant depositories of Clearstream, Luxembourg or Euroclear, respectively, and each participating member of DTC. The securities will initially be registered in the name of Cede & Co. The interests of the holders of those securities will be represented by book-entries on the records of DTC and participating members thereof. All references in this prospectus to any securities reflect the rights of beneficial owners only as those rights may be exercised through DTC and its participating organizations for so long as those securities are held by DTC.

        The beneficial owners of securities may elect to hold their securities through DTC in the United States, or Clearstream, Luxembourg or Euroclear if they are participants in these systems, or indirectly through organizations which are participants in these systems. Book-entry securities will be issued in one or more securities per class of securities that, in the aggregate, equal the outstanding principal balance of the related class of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. The Chase Manhattan Bank will act as depositary for Clearstream, Luxembourg and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear. Investors may hold beneficial interests in the book-entry securities in minimum denominations representing principal amounts of $1,000. Except as described below, no beneficial owner will be entitled to receive a physical or definitive security representing that security. Unless and until definitive securities are issued, it is anticipated that the only holder of the securities will be Cede & Co., as nominee of DTC. Beneficial owners will not be "holders", "noteholders" or "certificateholders", as the case may be, as those terms are used in the trust documents. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

        The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of such book-entry security will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

        DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, including underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry securities, such as the securities, among participants on whose behalf it acts with respect to the book-entry securities and to receive and transmit distributions of principal of and interest on the book-entry securities. Participants and indirect participants with which beneficial owners have accounts with respect to book-entry securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective beneficial owners.

        Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry securities may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC participants. DTC will forward these distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the trustee, the servicer or any paying agent as holders of the securities, and beneficial owners will be permitted to exercise the rights of the holders of the securities only indirectly through DTC and its participants.

        Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in the securities settled during that processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

        Transfers between participants will conform with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will conform with their respective rules and operating procedures.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the European depositaries.

        Clearstream, Luxembourg was incorporated in 1970 as Cedel S.A., a company with limited liability under Luxembourg law (a société anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, société anonyme, merged its clearing, settlement and custody business with that of Deutsche Börse Clearing AG.

        Clearstream, Luxembourg holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream, Luxembourg in any of 36 currencies, including United States dollars. Clearstream, Luxembourg provides, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg deals with domestic markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg was registered as a bank in Luxembourg, and as such, is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream, Luxembourg customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

        Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating both the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 37 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        The Euroclear operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

        Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

        Distributions on book-entry securities will be made on each distribution date by the trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of those payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing payments to the beneficial owners of the book-entry securities that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry securities that it represents.

        Under a book-entry format, beneficial owners of book-entry securities may experience some delay in their receipt of payments, since those payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions on those book-entry securities, may be limited due to the lack of physical securities for such book-entry securities. In addition, issuance of book-entry securities may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

        Monthly and annual reports on the trust provided by the trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

        DTC has advised the seller and the servicer that it will take any action permitted to be taken by a holder of the securities under the trust documents only at the direction of one or more participants to whose accounts with DTC the book-entry securities are credited. Additionally, DTC has advised the seller that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry securities evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry securities evidence such percentages of voting rights authorize divergent action.

        None of the trust, the seller, the servicer, the insurer or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Securities

        The securities, which will be issued initially as book-entry securities, will be converted to fully registered, certificated form, commonly called definitive securities, and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if:

  •
  DTC or the servicer advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to book-entry securities and DTC or the servicer is unable to locate a qualified successor; or

  •
  the servicer, at its option, advises the trustee that it elects to terminate the book-entry system through DTC.

        If either event described in the preceding paragraph occurs, DTC will be required to notify all participants of the availability through DTC of definitive securities. Upon delivery of definitive securities, the trustee will reissue book-entry securities as definitive securities to beneficial owners. Distributions of principal of, and interest on, the securities will thereafter be made by the trustee, or a paying agent on behalf of the trustee, directly to holders of definitive securities in accordance with the procedures set forth in the trust documents.

        Definitive securities will be transferable and exchangeable at the offices of the trustee or the registrar. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Credit and Cash Flow Enhancements

        The amounts and types of credit enhancement arrangements, if any, and the credit enhancement provider, if any, for each class of securities will be detailed in the prospectus supplement. Credit enhancement may be in the form of:

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  an insurance policy;

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  subordination of one or more classes of securities;

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  reserve accounts;

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  overcollateralization;

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  letters of credit;

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  credit or liquidity facilities;

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  third party payments or other support;

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  surety bonds;

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  guaranteed cash deposits;

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  swap contracts, including interest rate and currency swaps; or

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  other arrangements or any combination of two or more of the above.

        Credit enhancement may cover one or more classes of a series of securities. Credit enhancement for any class or series of securities is intended to enhance the likelihood that securityholders of that class or series will receive the full amount of principal and interest due and to decrease the likelihood that the securityholders will experience a loss on their investment in the securities. Credit enhancement for a series of securities or a class of that series will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest. If losses occur in excess of the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series.

Forward Commitments; Pre-Funding

        A trust may enter into a forward purchase agreement with the seller, pursuant to which the seller will agree to transfer additional auto loans to the trust following the date on which the trust is established and the securities are issued. The trust may enter into forward purchase agreements with the seller to acquire additional auto loans that could not be delivered by the seller or have not formally completed the origination process prior to the closing date. Any forward purchase agreement will require that any auto loans transferred to the trust conform to specified requirements.

        If a forward purchase agreement is used, the trustee will be required to deposit up to 100% of the net proceeds received by the trustee in connection with the sale of one or more classes of securities into a pre-funding account, unless otherwise specified in the prospectus supplement. The additional auto loans will be transferred to the trust in exchange for money released to the seller from the pre-funding account. Each forward purchase agreement will set a specified pre-funding period during which any transfers must occur. For a trust that elects treatment as a grantor trust for federal income tax purposes, the pre-funding period will be limited to three months from the date the trust is established; for a trust that is treated as a security device for federal income tax purposes, the pre-funding period will be limited to nine months from the date the trust is established. The forward purchase agreement or the trust agreement will require that any monies originally deposited in the pre-funding account and not used by the end of the pre-funding period be applied as a mandatory prepayment of the related class or classes of securities.

        During the pre-funding period, the monies deposited to the pre-funding account will either:

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  be held uninvested; or

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  be invested in cash-equivalent investments rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

        The invested monies will either mature prior to the end of the pre-funding period or will be drawable on demand.

Description of the Trust Documents

        Each series of securities will be issued under one or more trust documents, which term refers to the pooling and servicing agreement, trust agreement, receivables purchase agreements, sale and servicing agreement and indenture that will establish the trust, transfer the auto loans, provide for the servicing of the auto loans and issue the securities. The following paragraphs describe the material provisions common to the trust documents. A more detailed discussion of the trust documents governing your specific series will appear in the prospectus supplement.

Sale of Auto Loans to the Seller

        Each transferor will sell to the seller all its right, title and interest in and to the auto loans. The purchase price for the auto loans will be not less than the principal amount of the auto loans as of the time of sale, plus the present value of the anticipated excess spread discounted to account for uncertainty in the future performance of the auto loans.

        Each transferor will indicate in its computer files that the auto loans have been sold to the seller and that the auto loans have been further sold or transferred by the seller to the trust. In addition, each transferor will provide to the seller a computer file or a microfiche list containing a true and complete list showing each auto loan, identified by account number and by total outstanding balance on the date the auto loans were sold to the seller. In its capacity as subservicer, the subservicer (directly or through an agent) will retain possession of the records and agreements relating to the auto loans. The records and agreements will not be segregated by the subservicer from other documents and agreements relating to other auto loans and will not be stamped or marked to reflect the sale or transfer of the auto loans to the seller. Each of the transferors and the seller will file UCC financing statements meeting the requirements of applicable state law in each of the jurisdictions in which a filing is required to perfect the transfer of the auto loans and the security interests in the financed vehicles.

Transfer and Assignment of Auto Loans by the Seller to the Trust

        On the closing date for a series, the seller will transfer and assign to the trust, without recourse, its entire interest in the auto loans, including its security interests in the financed vehicles. Each of these auto loans will be identified in a schedule of auto loans delivered to the trustee. The net proceeds received from the sale of the securities will be used by the trust to purchase the auto loans from the seller and, if applicable, to deposit the pre-funded amount into the pre-funding account. The prospectus supplement for a series of securities will specify whether, and the terms, conditions and manner under which subsequent auto loans for the series will be sold by the seller to the applicable trust from time to time during any pre-funding period.

Representations and Warranties of the Seller; Repurchase Obligation

        If the seller breaches the representations and warranties relating to the auto loans and the financed vehicles in a manner that materially and adversely affects any auto loan or the interests of the securityholders or the interests of the trustee or a credit enhancement provider, the seller or, at the seller's election, the appropriate transferor will be obligated to repurchase the auto loans from the trust unless the breach is cured on or before the last day of the second calendar month following the discovery of the breach by the seller or notice to the seller of the breach.

        The representations and warranties made by the seller under the trust documents state that each auto loan:

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  was originated directly by a transferor or by a properly licensed dealer in the ordinary course of business;

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  the transferor or dealer, as applicable, had all necessary licenses and permits to originate auto loans in the state where the transferor or dealer, as applicable, was located;

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  contains customary and enforceable terms;

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  is fully amortizing with level monthly payments;

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  was originated without fraud or material misrepresentation on the part of the subservicer or other transferor, the dealer, if any, or the obligor;

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  was originated in material compliance with all applicable laws and regulations relating to the auto loans and all applicable laws and regulations were complied with in writing any insurance policies with respect thereto, and the auto loan and any insurance policies continue to be in compliance with applicable laws and regulations;

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  was originated in, and the obligor, at the time of origination, was a resident of, the United States and complied at the time of purchase with the subservicer's (or other transferor's) then current underwriting and funding policies;

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  is a valid, legal and binding obligation of the obligor, enforceable in accordance with its terms subject to exceptions for bankruptcy, insolvency or the Soldiers' & Sailors' Civil Relief Act of 1940;

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  the obligor on which has not been identified by the subservicer as being the subject of a current bankruptcy proceeding;

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  is not due from any governmental body;

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  meets the statistical characteristics specified in the prospectus supplement;

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  has had no funds advanced by any party to maintain the auto loan as current and no term has been modified or waived;

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  as to which the information on the schedule of auto loans provided to the trustee is true and correct in all material respects;

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  as to which the subservicer's and the servicer's records reflect the successive assignments or pledge from the transferor to the seller, from the seller to the trust and by the trust to the trustee;

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  will be accurately reflected in any list of auto loans provided by the subservicer;

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  constitutes chattel paper under the UCC;

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  is documented by only one original executed contract or agreement;

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  as to which the loan file contains the executed original auto loan documentation, evidence of physical damage insurance coverage, the original lien certificate naming the transferor or any predecessor or affiliate as first lienholder, or an application for such a lien certificate, and an original credit application;

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  has not been satisfied, subordinated or rescinded and the financed vehicle has not been released from the lien;

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  was not originated in, or subject to laws of a jurisdiction, the laws of which make it unlawful, void or voidable to sell, transfer or assign auto loans and the auto loan is not subject to any agreement restricting or conditioning the assignment;

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  has not been sold, transferred, assigned or pledged other than as described in this prospectus and no other person holds any right to receive any proceeds on the auto loan, any insurance policies or dealer agreement;

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  creates a valid, binding and enforceable first priority security interest in favor of the transferor in the financed vehicle; the security interest is prior to all other liens and security interests other than those for taxes, labor or material for a vehicle and as to which no prior liens exist;

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  as to which all filings required to give the trustee a first priority perfected lien on, or ownership interest in, the auto loans and the proceeds have been made;

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  as to which the transferor, or any predecessor or affiliate, has not conveyed any interest thereto to any person that would impair the rights of the trustee thereto;

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  is not assumable by any person in a way which would release the obligor from its obligations;

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  is not subject to rescission, set off, counterclaim or defense and as to which no right has been asserted or threatened with respect thereto;

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  as to which no event has occurred permitting acceleration and no condition exists or event has occurred and is continuing that with notice, lapse of time or both would constitute a default, breach, violation or event permitting acceleration (other than payment delinquencies of not more than 30 days), nor any waiver of a default, breach, violation or other event permitting acceleration, and as to which the financed vehicle has not been repossessed;

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  at the time of origination was covered by comprehensive, collision, loss and damage insurance naming the transferor, its successors and assigns as loss payee;

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  as to which the lien certificate names, or will name, the transferor, or its predecessors or affiliates, as the original secured party and all required filings and recordings required to name that entity as the original secured party have been made; and

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  as to which no selection procedures adverse to the securityholders were utilized.

        Any deviations from these representations and warranties will be described in the prospectus supplement.

        In addition to the warranty that it will maintain the perfected security interest in the financed vehicles, the servicer will represent and warrant in the trust documents that it:

  •
  will do nothing to impair the rights of the trust or securityholders in the auto loans, dealer agreements, the trust documents, any insurance policies or any other trust asset;

  •
  will not create or allow to exist any lien or restriction on transfer of the auto loans except for the lien in favor of the trustee, or sign or file under the UCC of any jurisdiction any financing statement or security agreement relating to the auto loans naming the transferor, the servicer or any affiliate as debtor or authorizing any other filing;

  •
  will not extend or amend any auto loans other than as specified in the trust documents;

  •
  will service the auto loans in compliance with the trust documents and in material compliance with its standard and customary procedures for servicing; and

  •
  will notify the trustee of any change in its principal offices and will maintain the files relating to the auto loans in the United States.

Payments on Auto Loans; Deposits to Collection Account

        The trustee will establish and maintain a collection account. The collection account will be a separate trust account for the benefit of the securityholders and the trust, and will be an eligible account. Except as otherwise described in this prospectus and subject to the investment provisions described in the following paragraphs, the servicer will cause all amounts representing collected funds to be deposited in the collection account within two business days following receipt by the servicer or the subservicer. Amounts deposited in the collection account may be invested in eligible investments maturing so that funds will be available for distribution no later than the close of business on the day prior to the payment date unless otherwise specified in the prospectus supplement.

        However, for as long as Household Finance Corporation remains the servicer and either (1) maintains a commercial paper rating specified by the rating agencies or (2) provides security in the form of an irrevocable letter of credit, surety bond or either instrument satisfactory to the rating agencies, the servicer may retain amounts representing collected funds and commingle such funds with the servicer's other assets and deposit the required amount for each collection period in the collection account on or prior to each payment date. Rating agencies will be defined in the prospectus supplement for each series.

        For any series of securities, funds in the collection account, any reserve account and other trust accounts, referred to collectively as the trust accounts, will be invested in eligible investments, which are negotiable instruments or securities that evidence:

        (1)   direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;

        (2)   demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that, at the time of the trust's investment or a contractual commitment to invest in them, the short-term debt rating of such depository institution or trust company is satisfactory to the rating agencies;

        (3)   commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of the trust's investment or a contractual commitment to invest in them, a rating satisfactory to the rating agencies;

        (4)   demand deposits, time deposits or certificates of deposit which are fully insured by the FDIC having, at the time of the trust's investment in them, a rating satisfactory to the rating agencies;

        (5)   bankers' acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company described in (2) above;

        (6)   money market funds having, at the time of the trust's investment in them, a rating satisfactory to the rating agencies;

        (7)   time deposits (having maturities not later than the next payment date), other than those referred to in (4) above, with an entity having a credit rating satisfactory to the rating agencies;

        (8)   demand notes of Household Finance Corporation for so long as it's commercial paper has, at the time of the trust's investment, a commercial paper rating of not less than A-1 by S&P, P-1 by Moody's and F1 by Fitch (or such other ratings as are acceptable to the rating agencies); and

        (9)   any other investment of a type or rating that is acceptable to the rating agencies.

        Each trust account will be maintained as an eligible account, which is an account that is either (1) a segregated account with a depository institution organized under the laws of the United States or any of the states that, at the time of any deposit therein, has a net worth in excess of $50,000,000 and long-term debt rating acceptable to the rating agencies or a short-term deposit obligation rating acceptable to the rating agencies, or (2) a segregated trust account with the corporate trust department of a depository organized under the laws of the United States or any one of the states, and acting as a trustee for funds deposited in the account, so long as any of the unsecured, unguaranteed senior debt securities of the depository has a long-term debt rating acceptable to the rating agencies.

        The servicer will have the revocable power to withdraw funds from the collection account and to instruct the trustee to make withdrawals and payments from the collection account for the purpose of carrying out its duties under the trust documents.

Collection and Other Servicing Procedures

        The servicer will make reasonable efforts to collect all payments called for under the auto loans and will, consistent with the trust documents, follow the collection procedures it follows from time to time for comparable auto loans held in its portfolio. The subservicer will follow the servicer's collection procedures as they may be revised from time to time. Consistent with the above, the subservicer or the servicer may in their discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the auto loans.

        The subservicer or the servicer may arrange a schedule with an obligor for the payment of amounts due and unpaid for a period, provided that the arrangement is consistent with the servicer's policies for comparable auto loans held in its portfolio. The subservicer or the servicer may also arrange for the sale of the outstanding balance of an auto loan if the financed vehicle has been repossessed and sold, if such action is consistent with the servicer's policies for comparable auto loans held in its portfolio.

Servicing Compensation and Payment of Expenses

        As long as Household Finance Corporation is the servicer, it will receive, or be entitled to retain, a servicing fee on behalf of itself and the subservicer, after making payments on the securities and making any required deposits in the reserve account. The servicing fee will be paid monthly in arrears at the annual percentage described in the prospectus supplement on the pool balance as of the beginning of the prior collection period. If Household Finance Corporation is no longer the servicer, the servicing fee will be paid to the successor servicer prior to any distributions on the securities and making any required deposits in the reserve account.

        The servicer will pay the ongoing expenses associated with the trust and the securities incurred by it in connection with its responsibilities under the trust documents, including payment of the fees and disbursements of the trustees. In addition, the servicer will be entitled to reimbursement for expenses incurred by it in connection with its servicing duties, which right of reimbursement will be prior to the rights of securityholders to payments of principal and interest.

Evidence as to Compliance

        The trust documents provide for the delivery of an annual statement signed by an officer of the servicer or of the subservicer to the effect that the servicer or the subservicer has fulfilled the material obligations of the servicer under the trust documents throughout the preceding calendar year, except as specified in the statement.

        Each year, the servicer will furnish a report prepared by a firm of independent certified public accountants to the effect that the accountants have examined documents and the records relating to servicing of the auto loans, and compared mathematical calculations for monthly servicing reports selected by the accountants with the servicer's computer reports, and the examination has disclosed no items of noncompliance with the provision of the trust documents or variations in the results of the calculations which, in the opinion of the firm, are material, except for any items of non-compliance described in the report.

Certain Matters Regarding the Servicer and the Seller

        The trust documents provide that the servicer may not resign from its obligations and duties, except in connection with a permitted transfer of servicing, unless:

  •
  those duties and obligations are no longer permissible under applicable law or are in conflict by reason of applicable law with any other activities of a type and nature presently carried on by it; or

  •
  upon the satisfaction of the following conditions: (1) the servicer has delivered an executed assumption agreement in form satisfactory to the trustee, assigning its obligations and duties to an entity as to which the rating agencies have confirmed that the assumption will not result in a lowering of the then current ratings of the securities, and (2) the successor meets the eligibility requirements specified in the trust document that defines the servicer's obligations.

        No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties.

        The servicer may perform any of its duties and obligations through one or more subservicers or delegates, which may be affiliates of the servicer. Notwithstanding these arrangements, the servicer will remain liable and obligated to the trust, the trustee and the securityholders for the servicer's duties and obligations as if the servicer were performing the duties and obligations. It is expected that, so long as Household Finance Corporation is the servicer, the subservicer will subservice the auto loans on its behalf.

        Any corporation into which the servicer or the seller is merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the servicer or the seller is a party, or any corporation succeeding to the business of the servicer or the seller shall be the successor of the servicer or the seller under the applicable trust documents

Servicer Termination Events

        A servicer termination event under the trust document defining the servicer's obligations will include the occurrence and continuation of any of the following:

  •
  any failure by the servicer to deliver to the trustee for distribution to the securityholders any required payment that continues unremedied for three business days after written notice is received by the servicer from the trustee or after discovery of the failure by a responsible officer of the servicer;

  •
  any failure by the servicer duly to observe or perform the covenants and agreements in the trust documents that materially and adversely affects the rights of the securityholders of a series and continues unremedied for 60 days after written notice of the failure is given;

  •
  events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings concerning the servicer or actions by the servicer indicating its insolvency, inability to pay its obligations or initiating a reorganization under bankruptcy laws; and

  •
  the material breach of the servicer's material representations or warranties and the servicer's failure to cure the breach within 60 days after notice.

        Notwithstanding the foregoing, a delay in or failure of performance referred to in the first clause above, for three business days and in the second clause above, for a period of 60 days, shall not constitute a servicer termination event if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and the delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the servicer must provide the trustee, any credit enhancer and the seller prompt notice of the failure or delay by it, together with a description of its efforts to so perform its obligations.

        Additional servicer termination events may be applicable to a series of securities, and will be set forth in the prospectus supplement.

Rights Upon Servicer Termination Event

        If a servicer termination event occurs and remains unremedied, the trustee or credit enhancer, if any, may terminate all the rights and obligations of the servicer under the trust documents, and the trustee or a successor servicer appointed by the trustee will succeed to all the responsibilities, duties and liabilities of the servicer. Any successor servicer will succeed to all the responsibilities, duties and liabilities of the servicer and will be entitled to similar compensation arrangements. There is no assurance that the succession of a successor servicer will not result in a material disruption in the performance of the duties of the servicer.

Amendment

        If it will not materially and adversely affect the securityholders, the trust documents may be amended, without the consent of the related securityholders, for the purpose of adding, changing or eliminating any provisions or of modifying in any manner the rights of the securityholders. The trust documents may also be amended by the seller, the servicer, the credit enhancer, if any, and the trustee with the consent of securityholders evidencing at least a majority of the voting rights of the then outstanding securities for the purpose of adding, changing in any manner, or eliminating any provisions of the trust documents, including provisions that would adversely affect the ratings of the securities; but no amendment may, without the consent of all securityholders, (1) increase or reduce the amount or priority of, or accelerate or delay the timing of, collections on the related auto loans or distributions that are required to be made for the benefit of the securityholders or (2) reduce the percentage of securities that is required to consent to any amendment.

Events of Default; Rights Upon Event of Default

        The events of default for a series of securities will include the following and may include such other events of default as are set forth in the prospectus supplement:

  •
  a default in the payment of any interest on any security when it becomes due and payable that continues for a period of five days;

  •
  a default in the payment of the outstanding principal balance of any class of security of that series on the scheduled maturity date for that class that continues for a period of five days;

  •
  the outstanding balance of the securities of that series is greater than the outstanding pool balance of the related auto loans;

  •
  a default in the observance or performance of any other covenant or agreement of the trust made in the trust documents for that series, or any representation or warranty of the trust made in the trust documents or in any certificate or other writing delivered pursuant to the trust documents proves to have been incorrect in any material respect when made and has a material adverse effect on security owners, and the default continues for a period of 60 days after notice is given to the trust by the trustee or to the trust and the trustee by the holders of at least 25% in principal amount of the securities of that series then outstanding, specifying the default or incorrect representation or warranty;

  •
  the filing of a decree or order for relief by a court having jurisdiction in respect of the trust or any substantial part of the trust assets in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the trust or for any substantial part of the trust assets, or ordering the winding-up or liquidation of the trust's affairs, which decree or order remains unstayed and in effect for a period of 60 consecutive days; or

  •
  the commencement by the trust of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the trust to the entry of an order for relief in an involuntary case, or the consent by the trust to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the trust or for any substantial part of the trust assets, or the making by the trust of any general assignment for the benefit of creditors, or the failure by the trust generally to pay its debts as those debts become due, or the taking of any action by the trust in furtherance of any of the foregoing.

        If there is an event of default due to late payment or nonpayment of interest or principal on a security, interest will continue to accrue on the principal and the overdue interest at the applicable interest rate on the security until the overdue principal and interest are paid.

        If an event of default for a series occurs and continues, the trustee (a) shall, at the direction of the credit enhancer, if any, of that series and (b) if there is no credit enhancer of that series or the credit enhancer of that series is in default, may in its discretion, and shall at the direction of securityholders of that series representing at least 66 2/3% of the aggregate outstanding principal amount of the securities of that series, declare the principal of the securities of that series to be immediately due and payable. The declaration may, under some circumstances, be rescinded by the credit enhancer of that series or, if there is no credit enhancer of that series or the credit enhancer of that series is in default, by the holders of a majority of the aggregate principal amount of the securities of that series.

        If the securities of a series are accelerated following an event of default, the trustee (a) shall, at the direction of the credit enhancer, if any, of that series and (b) if there is no credit enhancer of that series or the credit enhancer of that series is in default, may institute proceedings to collect amounts due or foreclose on property comprising trust assets or exercise remedies as a secured party. If the trustee determines that the auto loans will not provide sufficient funds for the payment of principal and interest on the securities of that series as the payments would become due, the trustee may sell, liquidate or otherwise dispose of the related trust assets if it obtains the consent of the credit enhancer of that series or, if there is no credit enhancer of that series or the credit enhancer of that series is in default, the holders of 66 2/3% of the outstanding principal amount of the securities of that series. If the trustee has not made a determination that the auto loans will not provide sufficient funds for the payment of principal and interest on the securities as the payments would become due, the trustee may sell, liquidate or otherwise dispose of the trust assets only if it obtains the consent of or acts at the direction of the credit enhancer of that series or, if there is no credit enhancer of that series or the credit enhancer of that series is in default, all securityholders consent.

        If an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the trust documents at the request or direction of any credit enhancer or any of the holders of the securities if the trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that it might incur in complying with the request. Subject to the provisions for indemnification and limitations contained in the trust documents, the credit enhancer of any series or, if there is no credit enhancer of such series or the credit enhancer of such series is in default, the holders of a majority of the aggregate principal amount of the outstanding securities of such series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the trustee, and the credit enhancer of any series may, in all cases, waive a default, or if there is no credit enhancer for such series or the credit enhancer for such series is in default, the holders of a majority of the aggregate principal amount of the securities of such series then outstanding may, in some cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the trust documents that cannot be modified without the waiver or consent of all the holders of the outstanding securities. No holder of a security of a series will have the right to institute any proceeding under the trust documents, unless:

  •
  the holder previously has given the trustee written notice of a continuing event of default;

  •
  the holders of not less than 25% of the aggregate principal balance of all outstanding securities of a series have made written request to the trustee to institute the proceeding in its own name as trustee;

  •
  the holder or holders have offered the trustee reasonable indemnity against costs, expenses and liabilities to be incurred in complying with the request;

  •
  the trustee has for 60 days failed to institute the proceeding; and

  •
  no direction inconsistent with the written request has been given to the trustee during the 60-day period by the holders of a majority of the aggregate principal balance of all outstanding securities of that series.

In addition, the trustee and the securityholders, by accepting a beneficial interest in the securities, will covenant that they will not at any time institute against the trust or the seller, or join in any institution against the trust or the seller of, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Certain Covenants of Each Trust

        The trust documents provide that the trust may not consolidate with or merge into any other entity, unless:

  •
  the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

  •
  the entity expressly assumes the trust's obligation to make due and punctual payments upon the securities and the performance or observance of any agreement and covenant of the trust under the trust documents;

  •
  no event of default shall have occurred and be continuing immediately after the merger or consolidation;

  •
  the trust has been advised that the ratings of the securities then in effect would not be reduced or withdrawn by any rating agency as a result of the merger or consolidation;

  •
  any action that is necessary to maintain the lien and security interest created by the indenture is taken; and

  •
  the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any securityholder.

        The trust will not, among other things:

  •
  except as expressly permitted by the trust documents, sell, transfer, exchange or otherwise dispose of any of the assets of the trust;

  •
  claim any credit on or make any deduction from the principal or interest payable in respect of the securities other than amounts withheld under the Internal Revenue Code or applicable state law or assert any claim against any present or former holder of securities because of the payment of taxes levied or assessed upon the trust;

  •
  permit the validity or effectiveness of the trust documents to be impaired or permit any person to be released from any covenants or obligations with respect to the securities under the trust documents except as may be expressly permitted thereby; or

  •
  permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part of the trust, or any interest therein or the proceeds of the trust.

        The trust may not engage in any activity other than as specified under the trust documents.

Certain Matters Regarding the Trustee and the Trust

        Neither the trust, the trustee nor any director, officer or employee of the trust or the trustee will be under any liability to the trust or the securityholders for any action taken or for refraining from the taking of any action in good faith under the indenture or for errors in judgment. However, the trustee, the trust and any director, officer or employee will not be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the trust documents.

Limitation on Liability of the Trustee

        The trustee will make no representations as to the validity or sufficiency of the trust documents, the securities or of the trust assets or related documents. If no event of default has occurred, the trustee is required to perform only those duties specifically required of it under the trust documents. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the indenture; however, the trustee will not be responsible for the accuracy or content of any of the documents furnished by it.

        The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, the trustee will not be personally liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the required percentage of the securityholders following an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the indenture, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of the funds or adequate indemnity against the risk or liability is not reasonably assured to it.

Resignation of the Trustee

        The trustee may, upon written notice to the seller and the trust, resign at any time, in which event the servicer will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 60 days after giving notice of resignation, the resigning trustee or the trust may petition any court of competent jurisdiction for appointment of a successor trustee. The trustee may also be removed at any time by the servicer. In addition, the trust may, and at the request of a majority of the securityholders of a series shall, remove the trustee for a series:

  •
  if the trustee ceases to be eligible to continue as trustee under the trust documents;

  •
  if the trustee becomes insolvent; or

  •
  if the trustee's long-term debt ratings are below investment grade.

        Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Material Legal Aspects of the Auto Loans

        The following discussion contains summaries of the material legal aspects of the auto loans that are general in nature. These material legal aspects are governed in part by state laws, which may be different in the various states.

Security Interest in Vehicles

        In all of the states in which the auto loans have been originated, the credit sales of automobiles, light duty trucks and vans to consumers are evidenced by retail installment sales contracts or loan agreements with a security interest in the financed vehicle. The retail installment sales contracts and loan and security agreements are chattel paper under the UCC.

        Perfection of security interests in the financed vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in a vehicle generally may be perfected only by amendment of that vehicle's certificate of title to note the security interest of the secured party. That notation of a secured party's security interest is generally effected in those states by depositing with the applicable state highway department, motor vehicles registrar, or similar authority along with any registration fees, the vehicle's certificate of title and an application containing the name and address of the secured party.

        Each transferor will assign its security interest in the financed vehicles securing the auto loans to the seller, and the seller will then assign the security interests to the trust. However, because of the administrative burden and expense involved, we will not amend any certificate of title to identify the trust as the new secured party on the certificates of title relating to the financed vehicles. Also, the subservicer, as agent for the servicer, may continue to hold the certificates of title in its possession.

        Even though the transferors and seller are not amending the certificates of title, the assignment to the trust will, in most states, be an effective conveyance of a security interest. Under the laws of most states, a transferee of a security interest in a motor vehicle is not required to reapply to the related department of motor vehicles or analogous state office for a transfer of registration when the security interest is sold or transferred by the lienholder to secure payment or performance of an obligation. Accordingly, under the laws of these states, the assignment by the transferor to the seller and the seller to the trustee effectively conveys the security in the auto loans and, specifically, the vehicles, without re-registration and without amendment of any lien noted on the certificate of title.

        If there are any financed vehicles as to which a perfected security interest is not obtained, the trust's security interest will be subordinate to the rights of, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests. Such a failure, however, would constitute a breach of the seller's and the servicer's warranties under the trust documents, and would create an obligation of the seller and the servicer to repurchase the auto loan unless the breach is cured. By not identifying the trust as the secured party on the certificate of title, the security interest of the trust in the financed vehicle could be defeated through fraud or negligence.

        In Texas, unless the obligor has notice of the sale of its auto loan, payment by the obligor to the owner of the auto loan last known to that obligor will be binding upon all subsequent owners of the auto loan. By not notifying the obligor of the sale of the auto loan to the trust, the trust would not have a claim against the obligor for payments made by the obligor to the owner last known to that obligor.

        In most states, the perfected security interest in a vehicle continues for four months after a vehicle leaves the state of its registration until re-registration in the new state. A majority of states generally require a surrender of a certificate of title to re-register a vehicle; accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle, or, in the case of vehicles registered in states providing for the notation of a security interest on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the new state. In other states that do not require a certificate of title for registration of a motor vehicle or in cases of fraud on the part of the obligor, re-registration could defeat perfection. In the ordinary course of servicing auto loans, the subservicer takes steps to re-perfect upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, the subservicer must surrender possession of the certificate of title or will receive notice as a result of its security interest and will have an opportunity to require satisfaction of the related auto loan before release of the security interest. The servicer will be obligated to take appropriate steps, at its expense, to maintain perfection of security interests in the financed vehicles.

        In most states, liens for repairs performed on, and for storage of, a motor vehicle, and liens for some types of unpaid taxes, take priority over a perfected security interest in a financed vehicle. The Internal Revenue Code also grants priority to some federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the vehicle. The seller will represent each security interest in a financed vehicle is or will be prior to all other present liens, other than tax liens and liens that arise by operation of law, and security interests in that financed vehicle.

        However, liens for repairs or taxes, or the confiscation of a financed vehicle, could arise or occur at any time during the term of an auto loan. No notice will be given to the trustee in the event such a lien arises or confiscation occurs.

Repossession

        In the event of a default by an obligor, the servicer will be entitled to exercise all the remedies of a secured party under the UCC of the state in which enforcement is to take place, except where specifically limited by other laws. In states other than Louisiana and Wisconsin, the UCC remedies of a secured party include:

  •
  right to repossession by self-help means, unless those means would constitute a breach of the peace;

  •
  unless a vehicle is voluntarily surrendered, self-help repossession is the method that will be employed by the subservicer in the majority of instances in which a default occurs and is accomplished by retaking possession of the financed vehicle; and

  •
  in cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

        In Louisiana and Wisconsin, unless the vehicle is voluntarily surrendered or abandoned, judicial means must be employed to seize the vehicle.

        In some states under certain circumstances after the vehicle has been repossessed, the obligor may reinstate the auto loan by paying the delinquent amounts due on the auto loan.

Notice of Sale; Redemption Rights

        In the event of default by the obligor, some states require that the obligor be notified of the default and be given some time to cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

        The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the vehicle may be held. In some states the obligor has the right to redeem the vehicle prior to actual sale by paying the secured party the unpaid principal balance of the auto loan plus reasonable expenses for repossessing, holding, and preparing the vehicle for disposition and arranging for sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some other states, by payment of delinquent installments or the unpaid balance. Repossessed vehicles are generally resold by the subservicer through automobile auctions attended principally by automobile dealers.

Deficiency Judgments

        The proceeds of sale of repossessed vehicles generally will be applied first to the outstanding balance of the auto loan and then to the expense of resale and repossession, as permitted by the applicable state law, and past due interest on the outstanding balance of the auto loan. While some states impose prohibitions or limitations on deficiency judgments, if the net proceeds from resale do not cover the full amount of the auto loan, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. Any deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

        The UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable." Courts have held that when a sale is not "commercially reasonable" the secured party loses its right to a deficiency judgment. Also, prior to a sale, the UCC permits the debtor or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC.

        Courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may relieve a borrower from some or all of the legal consequences of a default.

Consumer Protection Laws

        Numerous federal and state consumer protection laws and accompanying regulations impose substantial requirements upon lenders and servicers involved in consumer lending. These laws include:

  •
  the Truth-in-Lending Act;

  •
  the Equal Credit Opportunity Act;

  •
  the Federal Trade Commission Act;

  •
  the Fair Credit Reporting Act;

  •
  the Fair Debt Collection Practices Act;

  •
  the Magnuson-Moss Warranty Act;

  •
  the Federal Reserve Board's Regulations B and Z;

  •
  state adaptations of the Uniform Consumer Credit Code;

  •
  state motor vehicle retail installment sale and loan acts;

  •
  state "lemon" laws; and

  •
  other similar laws.

        Also, state laws may impose finance charge ceilings and other restrictions on consumer transactions and require disclosures in addition to those required under federal law. These requirements may impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of the servicer to enforce auto loans.

        The so-called holder-in-due-course rule of the Federal Trade Commission has the effect of subjecting the trust to all claims and defenses that the obligor could assert against the originator of the auto loan. The provisions of the holder-in-due-course rule are generally duplicated by the Uniform Consumer Credit Code, state statutes or the common law in some states. Liability under the holder-in-due-course rule is limited to the amounts paid by the obligor, but may also require rescission of the auto loan. Accordingly, the trust may be unable to collect any remaining balance from the obligor.

        Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. In addition, the Federal Trade Commission's rule on sale of used vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" explaining the warranty coverage for vehicles. Furthermore, federal law requires that all sellers of new and used vehicles furnish a signed written statement certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an odometer disclosure statement was not provided to the purchaser of the financed vehicle, the obligor may be able to assert a defense against the seller. If an obligor on an auto loan were to be successful in asserting these claims or defenses, the servicer would pursue on behalf of the trust any reasonable remedies against the vehicle seller or manufacturer.

        The subservicer and the seller will represent and warrant that each auto loan was originated in compliance with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the trust for violation of any law and that claim materially and adversely affects the trust's interest in the auto loan, that violation would constitute a breach and the seller would be obligated to repurchase the auto loan unless the breach is cured.

Soldiers' and Sailors' Civil Relief Act of 1940

        Under the terms of the Soldiers' and Sailors' Relief Act of 1940, which is referred to in this prospectus as the Relief Act, members of all branches of the military on active duty, including draftees and reservists on active duty, are entitled to have interest rates reduced and capped at 6% per annum on obligations, including the auto loans, incurred prior to the commencement of active duty and for the duration of active duty. Because the Relief Act applies to obligors who enter military service after origination of the auto loan, no information can be provided as to the number of auto loans that may be effected by the Relief Act. The Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on some of the auto loans. Any loss resulting from the application of the Relief Act or similar legislation or regulations would reduce the amounts available to be paid to the securityholders. In addition, the Relief Act limits the ability of the servicer to repossess a vehicle during the obligor's period of active duty status, and, under certain circumstances, during an additional three-month period. Thus, in the event that the Relief Act or similar legislation or regulations applies to any auto loan that goes into default, there may be delays in payment and losses on the securities. Any other interest shortfalls, deferrals or forgiveness of payments on the auto loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders.

Other Limitations

        In addition to the laws limiting or prohibiting deficiency judgments, other statutory provisions, including the United States Bankruptcy Code and similar state laws, may affect the ability of the trust and the servicer to collect payments, repossess a vehicle or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a motor vehicle. Furthermore, as part of a rehabilitation plan, a court may reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, leaving the lender as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under an auto loan contract or change the interest rate and time of repayment.

Material Federal Income Tax Consequences

General

        The following is a discussion of the material federal income tax consequences to investors of the purchase, ownership and disposition of the securities offered by this prospectus. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors. Some holders, including insurance companies, tax-exempt organizations, regulated investment companies, financial institutions or broker/dealers, taxpayers subject to the alternative minimum tax, holders that will hold their securities as part of a hedge, straddle, appreciated financial position or conversion transaction, and holders that will hold their securities as other than capital assets may be subject to special rules that are not discussed below or in the prospectus supplement.

        Investors should consult their own tax advisors in determining the particular federal, state and local consequences to them of the purchase, ownership and disposition of the securities.

        Dewey Ballantine LLP, tax counsel to the seller, has provided its opinion of the federal income tax consequences of an investment in securities offered by this prospectus. With respect to each series of securities, tax counsel will deliver its opinion with respect to federal tax matters for that series prior to the issuance of the securities. Each opinion will be attached on Form 8-K to be filed with the SEC after the sale of that series.

        The following discussion addresses in greater detail securities of four general types including tax counsel's opinion regarding those types of securities:

          (1)   grantor trust securities, representing interests in a trust, a grantor trust;

          (2)   debt securities, that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying loans;

          (3)   partnership interests, representing interests in a trust, a partnership, that is intended to be treated as a partnership under the Internal Revenue Code of 1986, as amended, referred to as the Code; and

          (4)   FASIT securities, representing interests in a financial asset securitization investment trust, a FASIT, or portion thereof, which the seller will covenant to elect to have treated as a FASIT under sections 860H through 860L of the Code. The prospectus supplement for each series of securities will indicate whether a FASIT election, or elections, will be made for the related trust and, if a FASIT election is to be made, will identify all "regular interests," "high-yield interests" and the "ownership interest" in the FASIT.

Grantor Trust Securities

        In the opinion of Dewey Ballantine LLP, each grantor trust qualifies as a grantor trust for federal income tax purposes and each beneficial owner of a grantor trust security will generally be treated as the owner of an interest in the auto loans included in the grantor trust.

        A grantor trust security representing an undivided equitable ownership interest in the principal of the auto loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a grantor trust fractional interest security. A grantor trust security representing ownership of all or a portion of the difference between interest paid on the auto loans constituting the related grantor trust and interest paid to the beneficial owners of grantor trust fractional interest securities issued with respect to a grantor trust will be referred to as a grantor trust strip security.

        Taxation of Beneficial Owners of Grantor Trust Securities.    Beneficial owners of grantor trust fractional interest securities generally will be required to report on their federal income tax returns their respective shares of the income from the auto loans, including amounts used to pay reasonable servicing fees and other expenses. Excluded are amounts payable to beneficial owners of any corresponding grantor trust strip securities, and, subject to the limitations described below, the beneficial owners will be entitled to deduct their shares of any reasonable servicing fees and other expenses. If a beneficial owner acquires a grantor trust fractional interest security for an amount that differs from its outstanding principal amount, the amount includible in income on a grantor trust fractional interest security may differ from the amount of interest distributable thereon. See "Discount and Premium" below. Individuals holding a grantor trust fractional interest security directly or through a pass-through entity will be allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of a beneficial owner's miscellaneous itemized deductions exceeds 2% of a beneficial owner's adjusted gross income. Further, beneficial owners, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

        Beneficial owners of grantor trust strip securities generally will be required to treat the securities as "stripped coupons" under section 1286 of the Code. Accordingly, a beneficial owner will be required to treat the excess of the total amount of payments on a security over the amount paid for a security as original issue discount and to include a discount in income as it accrues over the life of a security. See "Discount and Premium" below.

        Grantor trust fractional interest securities may also be subject to the coupon stripping rules if a class of grantor trust strip securities is issued as part of the same series of securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of a security, and perhaps all stated interest thereon, would be classified as original issue discount and includible in the beneficial owner's income as it accrues, regardless of the beneficial owner's method of accounting, as described below under "Discount and Premium." The coupon stripping rules will not apply, however, if:

  •
  the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying auto loans; and

  •
  the difference between the outstanding principal balance on the security and the amount paid for a security is less than 0.25% of the principal balance times the weighted average remaining maturity of the security.

        Sales of Grantor Trust Securities.    Any gain or loss recognized on the sale of a grantor trust security, equal to the difference between the amount realized on the sale and the adjusted basis of a grantor trust security, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Code. The adjusted basis of a grantor trust security will generally equal its cost, increased by any income reported by the originator, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions of principal.

        Grantor Trust Reporting.    The trustee will furnish to each beneficial owner of a grantor trust fractional interest security with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying auto loans and to interest thereon at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during the year the customary factual information as the servicer deems necessary or desirable to enable beneficial owners of grantor trust securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service (the "IRS") as and when required to do so by law.

Debt Securities

        In the opinion of Dewey Ballantine LLP, debt securities will be issued by a trust which, for federal income purposes, is treated either as a partnership or as a disregarded entity, which means that its separate existence is disregarded for federal income tax purposes; and will be treated as indebtedness for federal income tax purposes and will not be treated as ownership interests in the auto loans or the trust. Beneficial owners will be required to report income received with respect to the debt securities in accordance with their normal method of accounting. For additional tax consequences relating to debt securities purchased at a discount or premium, see "Discount and Premium" below.

        Taxation of Beneficial Owners of Debt Securities.    If the debt securities are characterized as indebtedness, interest paid or accrued on a debt security will be treated as ordinary income to the beneficial owner and principal payments on a debt security will be treated as a return of capital to the extent of the beneficial owner's basis in the debt security allocable thereto. An accrual method taxpayer will be required to include in income interest on the debt security when earned, even if not paid, unless it is determined to be uncollectible. The trust will report to beneficial owners of record and the IRS the amounts of interest paid and original issue discount, if any, accrued on the debt securities to the extent required by law.

        Sales of Debt Securities.    If a beneficial owner of a debt security sells or exchanges the security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the security. The adjusted basis in the security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the security and reduced by the payments previously received on the security, other than payments of qualified stated interest, and by any amortized premium.

        In general, except as described in "Discount and Premium—Market Discount," below, and except for financial institutions subject to section 582(c) of the Code, any gain or loss on the sale or exchange of a debt security recognized by an investor who holds the security as a capital asset, within the meaning of section 1221 of the Code, will be capital gain or loss and will be long-term or short-term depending on whether the security has been held for more than one year.

        Debt Securities Reporting.    The trustee will furnish to each beneficial owner of a debt security with each distribution a statement setting forth the amount of a distribution allocable to principal on the underlying auto loans and to interest on it at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during a year the customary factual information as the servicer deems necessary or desirable to enable beneficial owners of debt securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

Partnership Interests

        In the opinion of Dewey Ballantine LLP, each partnership interest will be issued by a trust which is treated as a partnership for federal income tax purposes and each beneficial owner of a partnership interest will generally be treated as the owner of an interest in the auto loans.

        Taxation of Beneficial Owners of Partnership Interests.    If the trust is treated as a partnership for federal income tax purposes, the trust will not be subject to federal income tax. Instead, each beneficial owner of a partnership interest will be required to separately take into account its allocable share of income, gains, losses, deductions, credits and other tax items of the trust. These partnership allocations are made in accordance with the Code, Treasury regulations, the trust documents and related documents.

        The trust's assets will be the assets of the partnership. The trust's income will consist primarily of interest and finance charges earned on the underlying auto loans. The trust's deductions will consist primarily of interest accruing with respect to any indebtedness issued by the trust, servicing and other fees, and losses or deductions upon collection or disposition of the trust's assets.

        In certain instances, the trust could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a partnership interest. See "Backup Withholding" and "Foreign Investors" below.

        Substantially all of the taxable income allocated to a beneficial owner of a partnership interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to a holder under the Code.

        Under section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under applicable Treasury regulations if a termination occurs, the trust is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership distributes interests in the new partnership to the purchasing partners and remaining partners in proportion to their interests in liquidation of the terminated partnership.

        Sale or Exchange of Partnership Interests.    Generally, capital gain or loss will be recognized on a sale or exchange of partnership interests in an amount equal to the difference between the amount realized and the seller's tax basis in the partnership interests sold. A beneficial owner's tax basis in a partnership interest will generally equal the beneficial owner's cost increased by the beneficial owner's share of trust income recognized and decreased by any distributions received with respect to the partnership interest. In addition, both the tax basis in the partnership interest and the amount realized on a sale of a partnership interest would take into account the beneficial owner's share of any indebtedness of the trust. A beneficial owner acquiring partnership interests at different prices may be required to maintain a single aggregate adjusted tax basis in the partnership interest, and upon sale or other disposition of some of the partnership interests, to allocate a portion of the aggregate tax basis to the partnership interests sold, rather than maintaining a separate tax basis in each partnership interests for purposes of computing gain or loss on a sale of that partnership interest.

        Any gain on the sale of a partnership interest attributable to the beneficial owner's share of unrecognized accrued market discount on the assets of the trust would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a partnership interest is required to recognize an aggregate amount of income over the life of the partnership interest that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the partnership interest. If a beneficial owner sells its partnership interest at a profit or loss, the transferee will have a higher or lower basis in the partnership interests than the transferor had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust files an election under section 754 of the Code.

Partnership Reporting.

        The trustee is required to:

  •
  keep complete and accurate books of the trust;

  •
  file a partnership information return with the IRS (IRS Form 1065) and with any state where required for each taxable year of the trust; and

  •
  report each beneficial owner's allocable share of items of trust income and expense to beneficial owners and the IRS on Schedule K-1.

        The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the partnership interests. Generally, beneficial owners of a partnership interest must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the beneficial owner of a partnership interest notifies the IRS of all inconsistencies.

        Under section 6031 of the Code, any person that holds partnership interests as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the partnership interests so held. The information includes:

        (a)   the name, address and taxpayer identification number of the nominee; and

        (b)   as to each beneficial owner (1) the name, address and identification number of the person, (2) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (3) information on partnership interests that were held, bought or sold on behalf of the person throughout the year.

        In addition, brokers and financial institutions that hold partnership interests through a nominee are required to furnish directly to the trust information regarding themselves and their ownership of partnership interests. A clearing agency registered under section 17A of the Securities Exchange Act of 1934 is not required to furnish any information statement to the trust. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

        The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a partnership interest, and, under certain circumstances, a beneficial owner of a partnership interest may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of the beneficial owner of a partnership interest's returns and adjustments of items not related to the income and losses of the trust.

FASIT Securities

        If provided in the prospectus supplement, an election will be made to treat the trust as a FASIT within the meaning of section 860L(a) of the Code. In the opinion of Dewey Ballantine LLP, the trust issuing FASIT securities will quality as a FASIT and the FASIT regular securities generally will be treated for federal income tax purposes as newly-originated debt instruments.

        The trust will make the election at the direction of the lenders. Continuing to qualify as a FASIT requires ongoing compliance with certain conditions. The tax opinion delivered prior to the sale of, and in connection with, a FASIT issuance, will state that the permissible characteristics and composition of the trust property will enable the trust to meet the requirements for qualification and taxation as a FASIT. A trust for which a FASIT election is made will be referred to in this prospectus as a FASIT trust. The securities of each class will be designated as "regular interests" or "high-yield regular interests" in the FASIT trust except that one separate class will be designated as the "ownership interest" in the FASIT trust. The prospectus supplement for your series of securities will state whether securities of each class will constitute either a regular interest or a high-yield regular interest, a FASIT regular security, or an ownership interest, a FASIT ownership security.

        Taxation of Beneficial Owners of FASIT Regular Securities.    A FASIT trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances as described below. The FASIT regular securities generally will be treated for federal income tax purposes as newly-originated debt instruments and avoid double taxation (income is not taxed at the corporate level but only to the investors). Interest paid to holders of regular interests in a FASIT is deductible by the FASIT in computing its net income as passed through to its owner. In general, interest, original issue discount and market discount on a FASIT regular security will be treated as ordinary income to the beneficial owner, and principal payments, other than principal payments that do not exceed accrued market discount, on a FASIT regular security will be treated as a return of capital to the extent of the beneficial owner's basis allocable thereto. Beneficial owners must use the accrual method of accounting with respect to FASIT regular securities, regardless of the method of accounting otherwise used by the beneficial owners. See "Discount and Premium" below.

        In order for the FASIT trust to qualify as a FASIT, there must be ongoing compliance with the requirements set forth in the Code:

        (1)   the entity elects to be treated as a FASIT;

        (2)   there is a single ownership interest held directly by an eligible corporation;

        (3)   all other interests that are issued by the FASIT qualify as regular interests;

        (4)   no later than three months after formation, substantially all assets of the FASIT (including assets treated as held by the entity, such as assets held by the owner or a person related to the owner that support any regular interest in such entity) are permitted assets; and

        (5)   the entity is not a regulated investment company (RIC) (such as a mutual fund).

        The FASIT must fulfill an asset test, which requires that substantially all the assets of the FASIT, as of the close of the third calendar month beginning after the "Startup Day," which for purposes of this discussion is the date of the initial issuance of the FASIT securities, and at all times thereafter, must consist of cash or cash equivalents, debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and hedges, and contracts to acquire the same, foreclosure property and regular interests in another FASIT or in a Real Estate Mortgage Investment Conduit, commonly referred to as a REMIC. Based on proposed regulations issued by the Treasury Department on February 7, 2000 (the "Proposed Regulations") the "substantially all" requirement should be met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the FASIT's assets. The FASIT provisions of the Code, sections 860H through 860L, also require the FASIT ownership interest and "high-yield regular interests," described below, to be held only by fully taxable domestic corporations.

        The FASIT provisions allow the seller to add additional assets to a FASIT trust after the startup day. These assets would be limited to additional auto loans and credit enhancement support relating to the additional auto loans, such as cash, hedging agreements, and insurance policies. The FASIT provisions additionally permit the removal of assets from a FASIT trust.

        The trust agreements will require that each FASIT Trust will be limited in its ability to acquire or dispose of its assets to the degree permitted by the more restrictive REMIC rules, as opposed to the FASIT rules.

        The trust agreement for a FASIT trust will provide that any additional assets acquired by the trust will be selected if such auto loans meet specific requirements used to purchase pre-funded auto loans;

i.e., a maximum principal balance, a minimum coupon, a latest maturity date and a maximum used-vehicle percentage.

        Permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments to be provided in regulations, and which are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. Foreclosure property is real property acquired by the FASIT in connection with the default or imminent default of a qualified mortgage, provided the seller had no knowledge or reason to know as of the date the asset was acquired by the FASIT that a default had occurred or would occur.

        In addition to the foregoing requirements, the various interests in a FASIT also must meet certain other requirements. All of the interests in a FASIT must be either of the following: (a) one or more classes of regular interests or (b) a single class of ownership interest. A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and

        (1)   unconditionally entitles the holder to receive a specified principal amount, or other similar amount;

        (2)   provides that interest payments, or other similar amounts, if any, at or before maturity are payable based on either a fixed rate or a qualified variable rate;

        (3)   has a stated maturity of not longer than 30 years;

        (4)   has an issue price not greater than 125% of its stated principal amount; and

        (5)   has a yield to maturity not greater than 5 percentage points higher than the related applicable federal rate, as defined in Code section 1274(d).

        A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements (1), (2), (4), or (5) is a "high-yield regular interest." A high-yield regular interest that fails requirement (2) must consist of a specified, nonvarying portion of the interest payments on the permitted assets, by reference to the REMIC rules. An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are dependent on the absence of defaults or delinquencies on permitted assets lower than reasonably expected returns on permitted assets, unanticipated expenses incurred by the FASIT or prepayment interest shortfalls.

        If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a FASIT during any taxable year, the Code provides that the entity or applicable portion thereof will not be treated as a FASIT thereafter. Proposed regulations indicate, however, that the Commissioner may allow an entity to continue to be a FASIT, or to re-elect FASIT status, if loss of its status is determined by the Commissioner to have been inadvertent, it takes prompt steps to requalify and the holders of the ownership interests in the entity agree to make such adjustments as the Commissioner may require with respect to the period in which the entity failed to qualify as a FASIT. Loss of FASIT status results in retirement of all regular interests and their reissuance. If the resulting instruments are treated as equity under general tax principles, cancellation of indebtedness income may result.

        Taxes on a FASIT Trust.    Income from certain transactions by a FASIT, called prohibited transactions, are taxable to the holder of the ownership interest in a FASIT at a 100% rate. Prohibited transactions generally include:

        (1)   the disposition of a permitted asset other than for (a) foreclosure, default, or imminent default, (b) bankruptcy or insolvency of the FASIT, (c) a qualified, complete liquidation, (d) substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT or (e) the retirement of a class of FASIT regular interests;

        (2)   the receipt of income from nonpermitted assets;

        (3)   the receipt of compensation for services; or

        (4)   the receipt of any income derived from a loan originated by the FASIT (subject to certain safe harbors).

        It is unclear the extent to which tax on the transactions could be collected from the FASIT trust directly under the applicable statutes rather than from the holder of the FASIT ownership security.

        The Proposed Regulations address administrative provisions, ownership issues, permitted assets, prohibited transactions, consequences of FASIT cessation, gain recognition on property transferred to a FASIT, and include a prohibition of foreign FASITs and a special anti-abuse rule. The Proposed Regulations are subject to change before being adopted as final regulations, and it is unclear whether they will be applied retroactively when adopted.

        Due to the complexity of these rules and the proposed form of the Treasury regulations, potential investors may wish to consult their own tax advisors regarding the tax treatment of their acquisition, ownership and disposition of the FASIT regular securities.

Discount and Premium

        A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all grantor trust strip securities and certain grantor trust fractional interest securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code. In very general terms, (1) original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues, regardless of the beneficial owner's regular method of accounting, using a constant yield method; (2) market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the security, or upon a sale of a security; and (3) if a beneficial owner so elects, premium may be amortized over the life of the security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

        Original Issue Discount.    In general, a security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a security is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the securities were sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first remittance period and the closing date. The stated redemption price at maturity of a security that has a notional principal amount or receives principal only or that provides for or may provide for accruals of interest is equal to the sum of all distributions to be made under the security. The stated redemption price at maturity of any other security is its stated principal amount, plus an amount equal to the excess, if any, of the interest payable on the first payment date over the interest that accrues for the period from the closing date to the first payment date. The trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the securities.

        Notwithstanding the general definition, original issue discount will be treated as zero if the discount is less than 0.25% of the stated redemption price at maturity of the security multiplied by its weighted average life. The weighted average life of a security is computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying (1) the number of complete years, rounding down for partial years, from the closing date until the date on which each distribution is expected to be made under the assumption that the auto loans prepay at the rate specified in the related prospectus supplement, the prepayment assumption, by (2) a fraction, the numerator of which is the amount of the distribution and the denominator of which is the security's stated redemption price at maturity. Even if original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

        Section 1272(a)(6) of the Code contains special original issue discount rules applicable to prepayable securities. Under these rules, described in greater detail below, (a) the amount and rate of accrual of original issue discount on each series of securities will be based on (1) a prepayment assumption as described below, and (2) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains equal to the value of that rate on the closing date, and (b) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the prepayment assumption.

        Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The seller anticipates that the prepayment assumption for each series of securities will be consistent with this standard. The seller makes no representation, however, that the auto loans for a given series will prepay at the rate reflected in the prepayment assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the securities.

        Each beneficial owner must include in gross income the sum of the "daily portions" of original issue discount on its security for each day during its taxable year on which it held the security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." Original issue discount calculations must be based on accrual periods of no longer than one year either (1) beginning on a payment date, or, in the case of the first period, the Closing date, and ending on the day before the next payment date or (2) beginning on the next day following a payment date and ending on the next payment date.

        Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (a) the sum of (1) the present values of all the distributions remaining to be made on the security, if any, as of the end of the accrual period and (2) the distribution made on the security during the accrual period of amounts included in the stated redemption price at maturity, over (b)the adjusted issue price of the security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on:

        (1)   the yield to maturity of the security, calculated as of the closing date, giving effect to the prepayment assumption;

        (2)   events, including actual prepayments, that have occurred prior to the end of the accrual period;

        (3)   the prepayment assumption, and

        (4)   in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains the same as its value on the closing date over the entire life of the security.

        The adjusted issue price of a security at any time will equal the issue price of the security, increased by the aggregate amount of previously accrued original issue discount with respect to the security, and reduced by the amount of any distributions made on the security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

        In the case of grantor trust strip securities and various FASIT securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of negative amounts. The legislative history to section 1272(a)(6) indicates that negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Beneficial owners of the securities should consult their own tax advisors concerning the treatment of negative accruals.

        A subsequent purchaser of a security that purchases the security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds the security, the daily portion of original issue discount with respect to the security, but reduced, if the cost of the security to the purchaser exceeds its adjusted issue price, by an amount equal to the product of (1) the daily portion and (2) a constant fraction, the numerator of which is the excess and the denominator of which is the sum of the daily portions of original issue discount on the security for all days on or after the day of purchase.

        Market Discount.    A beneficial owner that purchases a security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of the security, or, in the case of a security with original issue discount, its adjusted issue price, will be required to allocate each principal distribution first to accrued market discount on the security, and recognize ordinary income to the extent the distribution does not exceed the aggregate amount of accrued market discount on the security not previously included in income. For securities that have unaccrued original issue discount, the market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a security at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a security may be treated as accruing either (1) under a constant yield method or (2) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the security, in any case taking into account the prepayment assumption. The trustee will make available, as required by the IRS, to beneficial owners of securities information necessary to compute the accrual of market discount.

        Notwithstanding the above rules, market discount on a security will be considered to be zero if the discount is less than 0.25% of the remaining stated redemption price at maturity of the security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments, including prepayments, prior to the date of acquisition of the security by the subsequent purchaser. If market discount on a security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

        Premium. A purchaser of a security that purchases the security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased the security, a premium security, at a premium. A purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat the premium as "amortizable bond premium." If a beneficial owner makes an election, the amount of any interest payment that must be included in the beneficial owner's income for each period ending on a payment date will be reduced by the portion of the premium allocable to that period based on the premium security's yield to maturity. The premium amortization should be made using constant yield principles. If an election is made by the beneficial owner, the election will also apply to all fully taxable bonds, the interest on which is not excludible from gross income, held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If an election is not made, (1) a beneficial owner must include the full amount of each interest payment in income as it accrues, and (2) the premium must be allocated to the principal distributions on the premium security and when each distribution is received a loss equal to the premium allocated to the distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the premium security.

        Special Election. A beneficial owner may elect to include in gross income all "interest" that accrues on the security by using a constant yield method. For purposes of the election, the term interest includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A beneficial owner should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Backup Withholding and Information Reporting

        Distributions of interest and principal, as well as distributions of proceeds from the sale of securities, may be subject to the "backup withholding tax" under section 3406 of the Code if recipients of the distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

Foreign Investors

        Grantor Trust Securities, Debt Securities, and FASIT Regular Securities.    Distributions made on a grantor trust security, debt security or a FASIT regular security to, or on behalf of, a beneficial owner that is not a U.S. person generally will be exempt from U.S. federal income and withholding taxes. The term "U.S. person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust. This exemption is applicable provided:

        (a)   the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security;

        (b)   the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. person, and provides the name and address of the beneficial owner; and

        (c)   the last U.S. person in the chain of payment to the beneficial owner receives a statement from a beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false.

        Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner of a FASIT regular security that also owns 10% or more of the FASIT ownership securities of any FASIT trust, or to a beneficial owner that is a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code.

        High-Yield FASIT Regular Securities.    High-yield FASIT regular securities may not be sold to or beneficially owned by non-U.S. persons. Any purported transfer will be null and void and, upon the trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of a high-yield FASIT regular securities will be restored to ownership thereof as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to a high-yield FASIT regular securities for federal income tax purposes. The trust documents will provide that, as a condition to transfer of a high-yield FASIT regular security, the proposed transferee must furnish an affidavit as to its status as a U.S. person and otherwise as a permitted transferee.

        Partnership Interests.    Depending upon the particular terms of the trust agreement, a trust may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons. If the trust is considered to be engaged in a trade or business in the United States for such purposes and the trust is treated as a partnership, the income of the trust distributable to a non-U.S. person would be subject to federal withholding tax. Also, in such cases, a non-U.S. beneficial owner of a partnership interest that is a corporation may be subject to the branch profits tax. If the trust is notified that a beneficial owner of a partnership interest is a foreign person, the trust may withhold as if it were engaged in a trade or business in the United States in order to protect the trust from possible adverse consequences of a failure to withhold. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the trust was not in a U.S. trade or business.

        A look-through rule would apply in the case of tiered partnerships. In addition, the withholding regulations may require that a foreign beneficial owner, including, in the case of a foreign partnership, the partners thereof, obtain a United States taxpayer identification number and make certain certifications if the foreign beneficial owner wishes to claim exemption from, or a reduced rate of, withholding under an income tax treaty. Non-U.S. persons should consult with their own tax advisors regarding the application to them of the withholding regulations.

State and Local Tax Consequences

        In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences involved in purchasing, owning and disposing of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

ERISA Considerations

General

        A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, should consider the fiduciary standards thereunder in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the securities offered by this prospectus. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider, among other factors:

  •
  whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

  •
  whether the investment satisfies the applicable diversification requirements;

  •
  whether the investment is in accordance with the documents and instruments governing the plan; and

  •
  whether the investment is prudent, considering the nature of the investment.

        Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

        In addition, employee benefit plans and other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to section 4975 of the Code, and entities (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in such entities, are prohibited from engaging in a broad range of transactions involving plan assets with persons that are parties in interest under ERISA or disqualified persons under the Code. Such transactions are treated as prohibited transactions under Section 406 of ERISA and excise taxes and/or other penalties are imposed on such persons under ERISA and/or section 4975 of the Code unless a statutory, regulatory or administrative exemption applies. The underwriter, the servicer, any subservicers, any insurer, the trustee, any indenture trustee and certain of their affiliates might be considered parties in interest or disqualified persons with respect to a plan. If so, the acquisition, holding or disposition of securities by or on behalf of such plan could be considered to give rise to a prohibited transaction unless an exemption is available.

        Governmental plans and certain church plans are not subject to the requirements of ERISA or section 4975 of the Code. Accordingly, assets of these plans may be invested in securities without regard to the ERISA considerations discussed below; however, investment by such plans may be subject to the provisions of other applicable federal, state and local law. Furthermore, any such plan that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

ERISA Considerations regarding Securities that are Certificates

Plan Assets

        The Department of Labor has issued regulations defining what constitutes "plan assets" for purposes of ERISA and section 4975 of the Code. The plan asset regulations provide that if a plan makes an investment in an equity interest in an entity, an undivided portion of the assets of the entity will be considered the assets of such plan unless certain exceptions set forth in such regulations apply. Securities that are certificates will be considered equity interests in the issuer for purposes of the plan asset regulations, and there can be no assurance that the issuer will qualify for any of the exceptions under the plan asset regulations. As a result, a plan that invests in certificates may be deemed to have acquired an undivided interest in the trust property, and transactions occurring in connection with the management and operation of the trust, including the servicing of the auto loans, might constitute prohibited transactions unless an exemption is available.

Underwriter Exemptions

        The Department of Labor has issued to various underwriters individual prohibited transaction exemptions which generally exempt from the application of certain prohibited transaction provisions of ERISA and the Code transactions with respect to the initial purchase, the holding and the subsequent resale by plans of securities issued by investment pools whose assets consist of:

  •
  certain types of secured receivables, secured loans and other secured obligations, including obligations that bear interest or are purchased at a discount and which are fully secured by motor vehicles;

  •
  property securing a permitted obligation;

  •
  undistributed cash, cash credited to a pre-funding account or a capitalized interest account, and certain temporary investments made therewith; and

  •
  certain types of credit support arrangements, including yield supplement agreements and interest-rate swaps that meet certain requirements set forth in the underwriter exemptions.

        The securities covered by the underwriter exemptions include certificates representing a beneficial ownership interest in the assets of a trust (including a grantor trust, owner trust or FASIT) and which entitle the holder to payments of principal, interest and/or other payments made with respect to the assets of such trust.

        Among the conditions that must be satisfied for the underwriter exemptions to apply are the following:

  •
  the plan must acquire the securities on terms, including the security price, that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party;

  •
  the securities must not be subordinated to any other class of securities issued by the same issuer, unless the securities are issued in a designated transaction;

  •
  at the time of acquisition, the securities acquired by the plan must have received a rating in one of the three (or, in the case of designated transactions, four) highest generic rating categories from Standard and Poor's Rating Services, Moody's Investors Service, Inc., or Fitch, Inc., each referred to herein as a rating agency;

  •
  the trustee must not be an affiliate of any other member of the restricted group (other than the underwriter);

  •
  the sum of all payments made to and retained by the underwriters must not total more than reasonable compensation for underwriting the securities, the sum of all payments made to and retained by the issuer's sponsor for assigning the obligations to the issuer must not total more than the fair market value of the obligations, and the sum of all payments made to and retained by any servicer must not total more than reasonable compensation and expense reimbursement for its services;

  •
  the plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the commission under the Securities Act of 1933; and

  •
  in the event that all of the obligations used to fund the issuer have not been transferred to the issuer on the closing date, additional obligations having an aggregate value equal to no more than 25% of the total principal amount of the securities being offered may be transferred to the issuer under a pre-funding feature within ninety days or three months following the closing date.

        For purposes of the underwriter exemptions, the term "designated transaction" includes any securitization transaction in which the assets of the issuer consist of obligations that bear interest or are purchased at a discount and which are fully secured by motor vehicles.

        The issuer must also meet the following requirements:

  •
  the assets of the issuer must consist solely of assets of the type that have been included in other investment pools;

  •
  securities evidencing interests in the other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest rating categories by a rating agency for at least one year prior to the plan's acquisition of securities; and

  •
  investors other than plans must have purchased securities evidencing interests in the other investment pools for at least one year prior to the plan's acquisition of securities.

        The underwriter exemptions also provide relief from various self-dealing/conflict of interest prohibited transactions that may occur when a plan fiduciary causes a plan to acquire securities of an issuer and the fiduciary, or its affiliate, is an obligor with respect to obligations or receivables contained in the issuer; provided that, among other requirements:

  •
  in the case of an acquisition in connection with the initial issuance of the securities, at least fifty percent of each class of securities in which plans have invested is acquired by persons independent of the restricted group and at least fifty percent of the aggregate interest in the issuer is acquired by persons independent of the restricted group;

  •
  the fiduciary, or its affiliate, is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the issuer;

  •
  the plan's investment in each class of securities does not exceed twenty-five percent of all of the securities of that class outstanding at the time of acquisition; and

  •
  immediately after the plan acquires the securities, no more than twenty-five percent of the plan's assets for which the person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

        The underwriter exemptions do not apply to plans sponsored by a member of the restricted group, which includes the underwriter, the issuer's sponsor, the servicer, any subservicer, the trustee, any obligor with respect to obligations or receivables included in the issuer constituting more than five percent of the aggregate unamortized principal balance of the issuer's assets, any insurer, the counterparty to any interest-rate swap entered into by the issuer and any affiliate of these parties.

ERISA Considerations regarding Securities that are Notes

        Securities that are notes will not be considered equity interests in the issuer for purposes of the plan asset regulations if the notes are treated as indebtedness under applicable local law and have no substantial equity features. If the notes have substantial equity features, a plan that purchased notes might be deemed to have acquired an undivided interest in the trust property, and certain transactions involving the trust property might constitute prohibited transactions. If the notes are treated as indebtedness without substantial equity features, the issuer's assets would not be deemed to include assets of a plan that acquired notes. However, in such circumstances, the acquisition or holding of notes by or on behalf a plan could nevertheless give rise to a prohibited transaction if such acquisition or holding were deemed to be a prohibited loan to a party in interest or disqualified person with respect to the plan. There can be no assurance that the issuer or an affiliate will not become a party in interest or disqualified person with respect to a plan that acquires notes.

        Prohibited transaction exemption 2000-58 amended the underwriter exemptions and extended the relief available thereunder to transactions involving the initial purchase, the holding and the subsequent resale by plans of securities denominated as debt that are issued by, and are obligations of, investment pools whose assets are held in trust or held by a partnership, special purpose corporation or limited liability company. The same conditions described above relating to certificates must also be met with respect to notes. In addition, prior to the issuance of the notes, the issuer must receive a legal opinion to the effect that the noteholders will have a perfected security interest in the issuer's assets. As with certificates, exemptive relief would not be available for plans sponsored by a member of the restricted group.

        In the event that the underwriter exemptions are not applicable to the notes, one or more other prohibited transaction exemptions could apply to the purchase, holding and resale of notes by a plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire or dispose of the notes. Included among these exemptions are:

  •
  PTCE 84-14, regarding transactions effected by qualified professional asset managers;

  •
  PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts;

  •
  PTCE 91-38, regarding transactions entered into by bank collective investment funds;

  •
  PTCE 95-60, regarding transactions entered into by insurance company general accounts; and

  •
  PTCE 96-23, regarding transactions effected by in-house asset managers.

        Each purchaser and each transferee of a note that is treated as debt for purposes of the plan assets regulations may be required to represent and warrant (or, in the case of a book-entry note, may be deemed to represent and warrant) either that it is not using plan assets or that its purchase and holding of the note will be covered by one of the exemptions listed above or by another Department of Labor class exemption.

Consultation With Counsel

        The prospectus supplement will provide further information that plans should consider before purchasing the securities. A plan fiduciary considering the purchase of securities should consult its tax and/or legal advisors regarding:

  •
  whether the trust's assets would be considered plan assets;

  •
  the possibility of exemptive relief from the prohibited transaction rules; and

  •
  other ERISA issues and their potential consequences.

        In addition, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in securities is appropriate for the plan, taking into account the plan's overall investment policy and the composition of the plan's investment portfolio. The sale of securities to a plan is in no respect a representation by the company or the underwriters that this investment meets all relevant requirements regarding investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

        In John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), the United States Supreme Court ruled that assets held in an insurance company's general account may be deemed to be plan assets for ERISA purposes under certain circumstances.

Methods of Distribution

        The trusts will offer the securities in series through one or more of the methods described below. The prospectus supplement will describe the offering method and will state the public offering or purchase price and the net proceeds to the trust from the sale.

        The securities will be offered through the following methods from time to time. In addition, these offerings may be made concurrently through more than one of these methods or through a combination of two or more of these methods. The methods are as follows:

  •
  by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

  •
  by placements by the seller with institutional investors through dealers or agents;

  •
  by direct placements by the seller with institutional investors; and

  •
  by competitive bid.

        The securities may be offered in whole or in part in exchange for the auto loans and other assets, if applicable, that would comprise the trust property.

        If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The securities will be described on the cover of the prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

        In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from the seller or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters, dealers or agents participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will describe any compensation paid by the seller or its affiliates.

        It is anticipated that the underwriting agreement pertaining to the sale of securities will provide that the obligations of the underwriters will be subject to conditions precedent providing that the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis. In addition, it is expected that, in limited circumstances, each of the servicer, the transferors and the seller will indemnify the several underwriters, dealers and agents and the underwriters, dealers and agents will indemnify the seller against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made.

        The prospectus supplement for any securities offered by placements through dealers or agents will contain information regarding the nature of the offering and any agreements to be entered into between the seller or its affiliates and purchasers of securities.

        Purchasers of securities, including dealers and agents, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of securities. You should consult with your legal advisors in this regard prior to any reoffer or sale.

Legal Matters

        Legal matters relating to the securities will be passed upon by legal officers of Household International, Inc., and by Dewey Ballantine LLP, New York, New York.

Incorporation By Reference

        Information relating to the issuing trusts and the securities offered by this prospectus and the prospectus supplements will be periodically filed with the Securities and Exchange Commission. This information will include the definitive legal documents used for each issuance, definitive prospectus supplements, term sheets (if any) and computational materials (if any), as well as periodic reports on Forms 8-K and 10-K. This information will be filed on behalf of each trust for so long as that trust is subject to the reporting requirements of the Exchange Act. In addition, financial information relating to a credit enhancement provider, if not included in the prospectus supplement, may also be incorporated by reference.

        All of this information will be incorporated by reference into the registration statement of which this prospectus is a part, which means, among other things, that those items are considered to be a part of this registration statement for purposes of the federal securities laws. This information will be publicly available through the Securities and Exchange Commission—see "Where You Can Find More Information" in the prospectus supplement.

Annex I

Clearance, Settlement and Tax Documentation Procedures

        Except in limited circumstances, the securities will be available only in book-entry form. Investors in the securities may hold the securities through any of DTC, Clearstream, Luxembourg or Euroclear. The securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

        Secondary market trading between investors through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream, Luxembourg and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement.

        Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

        Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear and as DTC participants.

        Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

        All securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

        Investors electing to hold their securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

        Investors electing to hold their securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

        Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

        Trading between DTC Participants.    Secondary market trading between DTC participants will be settled using the procedures applicable to asset-back securities issues in same-day funds.

        Trading between Clearstream, Luxembourg or Euroclear Participants.    Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

        Trading between DTC, Seller and Clearstream, Luxembourg or Euroclear Participants.    When securities are to be transferred from the account of a DTC participant to the account of a Clearstream,

Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant's account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

        Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the securities are credited to their account one day later.

        As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

        Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

        Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser.    Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective depository, as appropriate, to credit the securities to the DTC participant's account against payment. Payment will include interest accrued on the securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream, Luxembourg participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

        Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream, Luxembourg participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

  •
  borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream, Luxembourg or Euroclear accounts in accordance with the clearing system's customary procedures;

  •
  borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

  •
  staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

        A beneficial owner of securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

        (1)   each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

        (2)   the beneficial owner takes one of the steps described below to obtain an exemption or reduced tax rate.

        The summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the securities as well as the application of the Withholding Regulations. Prospective investors are urged to consult their own tax advisors for specific advice regarding their holding and disposing of the securities.

  Exemption for Non-U.S. Persons—Form W-8 BEN

        Beneficial owners of global securities that are Non-U.S. Persons, as defined below, generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Generally, a Form W-8BEN provided without a U.S. taxpayer identification number (TIN) is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

  Exemption for Non-U.S. Persons with effectively connected income—Form W-8ECI

        A Non-U.S. Person may claim an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States by filing Form W-8ECI, Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States. The Form W-8ECI is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of the change.

  Exemption or reduced rate for non-U.S. Persons resident in treaty countries—Form W-8BEN

        A Non-U.S. Person may claim treaty benefits by filing Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Generally, a Form W-8BEN is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

  Exemption for U.S. Persons—Form W-9

        U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W9, Payer's Request for Taxpayer Identification Number and Certification.

        A U.S. Person is:

          (1)   a citizen or resident of the United States;

          (2)   a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof;

          (3)   an estate that is subject to U.S. federal income tax regardless of the source of its income; or

          (4)   a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust.

        A "non-U.S. Person" means any person who is not a U.S. Person.

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Important Notice about the Information Presented in this Prospectus Supplement and the Accompanying Prospectus
Where You Can Find More Information
TABLE OF CONTENTS PROSPECTUS SUPPLEMENT
Summary
Risk Factors
Forward-Looking Statements
Use of Proceeds
The Trust
  General
  The Owner Trustee
  The Indenture Trustee
The Trust Assets
  General
  Eligibility Criteria of the Auto Loans
  Servicing of the Auto Loans
  Composition of the Auto Loans
  The Reserve Account
  The Preferred Stock
Yield and Prepayment Considerations
Delinquency and Loss Information of the Subservicer
Description of the Notes
  General
  Payments of Interest
  Payments of Principal
  The Note Guaranty Insurance Policy and the Insurer
  Overcollateralization
  Payment Priorities
  Final Scheduled Payment Dates; Optional Redemption
  Reports to Noteholders
  Events of Default; Servicer Termination
  Certain Rights of the Insurer
Material Federal Income Tax Consequences
  Tax Characterization of the Trust
  Tax Consequences to Holders of the Notes
State and Local Tax Considerations
Legal Investment
ERISA Considerations
Underwriting
Experts
Legal Matters
Glossary
Important Information About The Information Presented In This Prospectus And The Prospectus Supplement

Summary of Terms
  The Trusts
  Seller
  Servicer
  Subservicer
  Transferors
  Trustee
  The Securities
  Trust Property
  Credit Enhancement
  Pre-Funding Feature
  Material Federal Income Tax Consequences
  ERISA Considerations
  Ratings
Risk Factors
Trust Assets
The Trustee
The Servicer
The Subservicer and Transferors
The Seller
The Automobile Financing Business of the Subservicer
  General
  Application Processing and Purchasing Criteria
  Funding Package Completion, Verification and Funding
  Post-Funding Quality Reviews
  Servicing of Auto Loans
  Billing and Collection Process
  Repossession and Charge-off
  Payment Terms of the Auto Loans
  Insurance
Use of Proceeds
Description of the Securities
  General Payment Terms of Securities
  Payment Date Distributions
  Determination of Principal and Interest on the Securities
  Soft Bullets
  Fixed Rate Securities
  Floating Rate Securities
  Indexed Securities
  Scheduled Amortization Securities; Companion Securities
  Maturity and Prepayment Considerations
  Yield Considerations
  Book-Entry Registration
  Definitive Securities
  Credit and Cash Flow Enhancements
  Forward Commitments; Pre-Funding
Description of the Trust Documents
  Sale of Auto Loans to the Seller
  Transfer and Assignment of Auto Loans by the Seller to the Trust
  Representations and Warranties of the Seller; Repurchase Obligation
  Payments on Auto Loans; Deposits to Collection Account
  Collection and Other Servicing Procedures
  Servicing Compensation and Payment of Expenses
  Evidence as to Compliance
  Certain Matters Regarding the Servicer and the Seller
  Servicer Termination Events
  Rights Upon Servicer Termination Event
  Amendment
  Events of Default; Rights Upon Event of Default
  Certain Covenants of Each Trust
  Certain Matters Regarding the Trustee and the Trust
  Limitation on Liability of the Trustee
  Resignation of the Trustee
Material Legal Aspects of the Auto Loans
  Security Interest in Vehicles
  Repossession
  Notice of Sale; Redemption Rights
  Deficiency Judgments
  Consumer Protection Laws
  Soldiers' and Sailors' Civil Relief Act of 1940
  Other Limitations
Material Federal Income Tax Consequences
  General
  Grantor Trust Securities
  Debt Securities
  Partnership Interests
  FASIT Securities
  Discount and Premium
  Backup Withholding and Information Reporting
  Foreign Investors
State and Local Tax Consequences
ERISA Considerations
  General
  ERISA Considerations regarding Securities that are Certificates
  ERISA Considerations regarding Securities that are Notes
  Consultation With Counsel
Methods of Distribution
Legal Matters
Incorporation By Reference
Annex I Clearance, Settlement and Tax Documentation Procedures